Exhibit 4.3

HNI CORPORATION

PROFIT SHARING RETIREMENT PLAN

As Amended and Restated
Effective January 1, 2022

Date of Adoption:
December 17, 2021

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ARTICLE 1.	HISTORY, APPLICATION AND PURPOSES OF THE PLAN	1
Section 1.1 -	History of the Plan	1
Section 1.2 -	Application of This Plan Document	2
Section 1.3 -	Purposes of the Plan	2
ARTICLE 2.	DEFINITIONS	2
Section 2.1 -	Definitions	2
2.1.1 -	“Account”	2
2.1.2 -	“Account Balance”	5
2.1.3 -	“Accounting Date”	5
2.1.4 -	“Actual Contribution Percentage” or “ACP”	6
2.1.5 -	“Actual Deferral Percentage” or “ADP”	6
2.1.6 -	“Administrative Delegate”	6
2.1.7 -	“Administrator”	6
2.1.8 -	“Affiliate”	7
2.1.9 -	“After-Tax Contributions”	7
2.1.10 -	“Alternate Payee”	7
2.1.11 -	“Annual Addition”	7
2.1.12 -	“Before-Tax Contributions”	7
2.1.13 -	“Beneficiary” or “Beneficiaries”	8
2.1.14 -	“CARES Act”	8
2.1.15 -	“Code”	8
2.1.16 -	“Committee”	8
2.1.17 -	“Committee Member”	8
2.1.18 -	“Computation Year”	8
2.1.19 -	“Credited Compensation”	8
2.1.20 -	“Deferred Compensation”	10
2.1.21 -	“Designated Beneficiary”	10
2.1.22 -	“Disability” or “Disabled”	10
2.1.23 -	“Distribution Calendar Year”	10
2.1.24 -	“Employer”	11
2.1.25 -	“Entry Date”	11

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2.1.26 -	“ERISA”	11
2.1.27 -	“ESOP”	11
2.1.28 -	“Excess Aggregate Contributions”	11
2.1.29 -	“Excess Contributions”	11
2.1.30 -	“Excess Deferrals”	12
2.1.31 -	“415 Compensation”	12
2.1.32 -	“Highly Compensated Employee” or “HCE”	14
2.1.33 -	“HNI Stock”	14
2.1.34 -	“HNI Stock Fund”	14
2.1.35 -	“Hour of Service”	14
2.1.36 -	“Leased Employee”	17
2.1.37 -	“Life Expectancy”	17
2.1.38 -	“Limitation Year”	17
2.1.39 -	“Matching Contribution”	17
2.1.40 -	“Maximum Permissible Amount”	17
2.1.41 -	“Member”	18
2.1.42 -	“Non-Highly Compensated Employee” or “NHCE”	18
2.1.43 -	“Normal Retirement Date”	18
2.1.44 -	“One-Year Break in Service”	18
2.1.45 -	“Participant”	18
2.1.46 -	“Participating Affiliate”	18
2.1.47 -	“Plan”	18
2.1.48 -	“Plan Year”	19
2.1.49 -	“Qualified Domestic Relations Order” or “QDRO”	19
2.1.50 -	“Qualified Matching Contribution”	20
2.1.51 -	“Qualified Military Service”	20
2.1.52 -	“Qualified Non-Elective Contribution”	20
2.1.53 -	“Required Beginning Date”	20
2.1.54 -	“Roth Contributions”	21
2.1.55 -	“Severance from Employment” or “Severs Employment”	21

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2.1.56 -	“Trust”	22
2.1.57 -	“Trust Agreement”	22
2.1.58 -	“Trustee”	22
2.1.59 -	“Year of Service”	22
ARTICLE 3.	ELIGIBILITY TO BE A PARTICIPANT	22
Section 3.1 -	Initial Eligibility	22
Section 3.2 -	Subsequent Eligibility	23
Section 3.3 -	Change in Employment Status or Reemployment	23
3.3.1 -	Change in Employment Status	23
3.3.2 -	Reemployment	23
ARTICLE 4.	CONTRIBUTIONS	24
Section 4.1 -	Before-Tax and Roth Contributions	24
4.1.1 -	Pay Reduction Election	24
4.1.2 -	Deemed Election (Automatic Enrollment and Automatic Increase)	26
4.1.3 -	Payment	29
4.1.4 -	Allocation to Account	30
4.1.5 -	Catch-up Contributions	30
Section 4.2 -	Matching Contributions	30
4.2.1 -	Amount	30
4.2.2 -	Payment	30
4.2.3 -	Allocation	30
Section 4.3 -	Qualified Non-Elective Contributions	31
4.3.1 -	Types and Amount	31
4.3.2 -	Payment	31
4.3.3 -	Allocation	32
Section 4.4 -	Dividends	33
Section 4.5 -	Employer Directed Reduction of Contributions	33
4.5.1 -	General	33
4.5.2 -	Actual Deferral Percentage Test	36

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4.5.3 -	Actual Contribution Percentage Test	38
Section 4.6 -	Rollover Contributions and Transfers Into the Plan	41
4.6.1 -	Trustee Authorized to Accept Rollover Contributions	41
4.6.2 -	Direct Rollovers and Direct Transfers	42
4.6.3 -	Effect on Participation in the Plan	43
4.6.4 -	Rollover of Loans	43
4.6.5 -	In-Plan Roth Rollover	43
Section 4.7 -	Make-up Contributions for Omitted Participants	43
Section 4.8 -	After-Tax Member Contributions	44
Section 4.9 -	Return of Contributions	44
ARTICLE 5.	RESTRICTIONS ON ANNUAL ADDITIONS	44
Section 5.1 -	General Restrictions	44
Section 5.2 -	Maximum Permissible Amount	45
Section 5.3 -	Differing Accounting Dates	45
Section 5.4 -	Coincidental Accounting Dates	45
ARTICLE 6.	ADJUSTMENT OF ACCOUNTS	46
Section 6.1 -	Daily Processing	46
Section 6.2 -	Adjustment on Severance from Employment	47
Section 6.3 -	Adjustment on Direction	47
ARTICLE 7.	FUNDING AND INVESTMENT OPTIONS	47
Section 7.1 -	Establishment of Funding Policy	47
Section 7.2 -	Separate Funds	47
7.2.1 -	In General	47
7.2.2 -	Establishment of Separate Funds	48
7.2.3 -	Consolidation of Funds	49
7.2.4 -	Requirement to Offer HNI Stock Fund	49
7.2.5 -	Authority to Take Action in Case of Abuse	49
Section 7.3 -	Investment Through a Brokerage Window	51
Section 7.4 -	Shareholder Rights	51

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ARTICLE 8.	VESTING AND DISTRIBUTION OF BENEFITS	52
Section 8.1 -	Vesting	52
Section 8.2 -	Distribution Upon Severance from Employment for Any Reason Other Than Death	52
Section 8.3 -	Distribution Upon Death	52
8.3.1 -	Distributee	52
8.3.2 -	Spousal Consent to Designation of Non-Spouse Beneficiary	54
8.3.3 -	Benefit Accruals for Periods of Military Service	54
Section 8.4 -	Manner of Paying Benefit	55
8.4.1 -	Lump Sum or Installment Payments	55
8.4.2 -	Cash or In-Kind (In HNI Stock or a Participant Loan Balance)	55
8.4.3 -	Prior Plan Accounts	56
Section 8.5 -	Commencement of Distribution	56
8.5.1 -	General	56
8.5.2 -	Distribution of Small Accounts	56
8.5.3 -	Distributions in Excess of $1,000	56
8.5.4 -	Account Distribution Availability Requirement	57
8.5.5 -	Notice and Consent	57
8.5.6 -	Deceased Participants	57
8.5.7 -	Limitations on Distributions	58
8.5.8 -	TEFRA Elections	59
8.5.9 -	Transfers	59
Section 8.6 -	Required Minimum Distributions (“RMDs”)	59
8.6.1 -	During Participant’s Lifetime	59
8.6.2 -	Death of Participant Before Distributions Begin	60
8.6.3 -	Death of Participant On or After Date Distributions Begin	62
8.6.4 -	2020 CARES Act Rules	62
Section 8.7 -	Withdrawals	63
8.7.1 -	Hardship Withdrawals	63
8.7.2 -	In-Service Withdrawals	65

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Section 8.8 -	Qualified Domestic Relations Orders	69
Section 8.9 -	Claims Procedure	70
Section 8.10 -	Incompetency	71
Section 8.11 -	Missing Persons	72
Section 8.12 -	No Duplicate Benefits	72
Section 8.13 -	Direct Rollovers	72
8.13.1 -	General Rule	72
8.13.2 -	Definitions	73
8.13.3 -	Procedures	74
ARTICLE 9.	ADMINISTRATION	76
ARTICLE 10.	AMENDMENT TO AND TERMINATION OF PLAN	80
Section 10.1 -	Amendments	80
Section 10.2 -	Termination of Plan	81
Section 10.3 -	Time of Termination	81
Section 10.4 -	Distributions	81
Section 10.5 -	Partial Termination	81
ARTICLE 11.	MISCELLANEOUS	81
Section 11.1 -	No Guaranty of Employment	81
Section 11.2 -	Construction of Agreement	82
Section 11.3 -	Spendthrift Provision	82
Section 11.4 -	Headings	82
Section 11.5 -	Limitation on Affiliates’ and Trustee’s Liability	82
Section 11.6 -	Merger	82

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Section 11.7 -	Counterparts	83
Section 11.8 -	Exclusive Benefit	83
Section 11.9 -	Partial Plan Years	83
Section 11.10 -	Military Service	83
Section 11.11 -	Definition of Spouse	83
Section 11.12 -	Forfeitures	83
Section 11.13 -	Corrections	83
ARTICLE 12.	TOP HEAVY PLAN PROVISIONS	84
Section 12.1 -	Scope of Article	84
Section 12.2 -	Definitions	84
Section 12.3 -	Employer Contributions for Top Heavy Plan Years	86
ARTICLE 13.	PARTICIPATION BY AFFILIATES	87
ARTICLE 14.	PLAN LOANS	90

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Section 14.8 -	CARES Act Loan Provisions	93
ADDENDUM A -	ACCOUNTS TRANSFERRED FROM THE IAW PLAN	A-1
ADDENDUM B -	PARTICIPATING AFFILIATES	B-1
ADDENDUM C -	EMPLOYER CONTRIBUTIONS	C-1
ADDENDUM D -	VESTING FOR SAGUS PLAN, NONELECTIVE EMPLOYER CONTRIBUTION ACCOUNTS AND SAGUS PLAN EMPLOYER MATCHING CONTRIBUTION ACCOUNTS	D-1

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HNI CORPORATION
PROFIT SHARING RETIREMENT PLAN

ARTICLE 1.  HISTORY, APPLICATION AND PURPOSES OF THE PLAN

Section 1.1 -  History of the Plan.  The Plan was originally established, effective January 6, 1960, as the “HON Employees’ Profit-Sharing and Retirement Plan and Trust Agreement.”  Concurrently with the change in the name of the Plan sponsor from HON INDUSTRIES, Inc. to HNI Corporation, the name of the Plan was changed to the HNI Corporation Profit Sharing Retirement Plan, effective May 5, 2004.  The Plan was subsequently amended and restated several times.

The following plans or portions of plans have been merged into the Plan on the dates indicated:

•	Heat-N-Glo 401(k) Profit Sharing Plan, effective April 1, 1998;
•	Allsteel Savings and Retirement Plan, effective September 1, 1999;
•	Panel Concepts Retirement and Savings Plan, effective December 1, 1999;
•	HON Members Company Stock Ownership Plan, effective January 1, 2001;
•	Gunlocke Savings Plan, effective October 1, 2002;
•	Allsteel Inc. 401(k) Retirement Savings Plan for Employees Covered by UAW Local No. 1561, effective December 31, 2003;
•	The portion of the Klaussner Retirement Savings Plan comprised of the accounts of the employees of Paoli Inc., effective April 1, 2004;
•	Omni Remanufacturing, Inc. 401(k) Profit Sharing Plan, effective October 1, 2004;
•	HNI Corporation Retirement Plan (formerly, the Hearth & Home Technologies Inc. Retirement Plan), effective December 1, 2005;
•	IAW LLC 401(k) Savings Plan, effective January 25, 2009;
•	Sagus International, Inc. 401(k) Retirement Plan, effective January 1, 2014;
•	Monessen 401(k) Plan, effective December 1, 2016.
•	OFM, LLC 401(k) Plan, effective January 4, 2021.

Prior to August 1, 2002, the portion of the Plan that is an employee stock ownership plan (“ESOP”) consisted only of the Company Ownership Accounts and ESOP Accounts.  The ESOP portion was expanded, effective August 1, 2002, to add any other Account to the extent invested in HNI Stock and, effective February 1, 2011, to add amounts attributable to the money purchase pension plan contributions to the Gunlocke Savings Plan that were transferred to the Plan in connection with the merger of the Gunlocke Savings Plan into the Plan effective October 1, 2002.  Any Before-Tax Contributions, Roth Contributions, After Tax Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions made to the Plan are made to the profit sharing plan as cash contributions and shall be considered as contributions under the profit sharing plan, including for purposes of testing under Section 4.5, notwithstanding their subsequent investment in HNI Stock and inclusion in the ESOP portion of the Plan.

This restatement of the Plan document incorporates all amendments adopted since January 1, 2015, the effective date of the last restatement and all other amendments necessary to bring the plan document into compliance with changes in the qualification requirements resulting from changes in statutes, regulations and other guidance.  The restated Plan is effective as of January 1, 2022, except as otherwise specifically stated herein with respect to particular provisions.  If any statute or regulation requires a provision to be effective on a date prior to or later than the general effective date, it shall be effective on said earlier or later date.

Section 1.2 -  Application of This Plan Document.  Except as otherwise indicated herein, the provisions of the Plan, as set forth in this document, shall apply to individuals who are in the employment of the Employer or a Participating Affiliate and to Participants and Beneficiaries who have an Account under the Plan on or after January 1, 2022.  The rights and benefits of individuals who terminated employment prior to January 1, 2022, and received all benefits, if any, under the Plan to which they are entitled shall be determined in accordance with the provisions of the Plan in effect at the date of their Severance from Employment or later distribution of benefits under the Plan.  Notwithstanding the foregoing, certain provisions of this Plan shall be effective as of other specified dates where required in order to comply with applicable laws.

Section 1.3 -  Purposes of the Plan.  The principal purposes of the Plan are (a) to aid eligible Members in the acquisition of financial security for themselves and their Beneficiaries after leaving employment; (b) to promote in Members a strong interest in the successful operation of the Employer, loyalty to the Employer and increased efficiency in their work; and (c) to encourage and provide the opportunity for eligible Members to make regular and systematic retirement savings from current income by pre-income-tax payroll deductions.

The Plan constitutes a single qualified retirement plan (within the meaning of Code §§401(a) and 414(l)), which is comprised of a profit sharing plan under Code § 401(a) with a cash or deferred arrangement under Code § 401(k) and an employee stock ownership plan under Code § 4975(e).  The Plan is intended to constitute a plan described in ERISA § 404(c) and Department of Labor Regulation § 2550.404c-1.  The Plan’s fiduciaries shall be relieved of liability for any losses which are the result of investment instructions given by a Participant or Beneficiary, to the extent permitted under ERISA § 404(c).  The Plan is also intended to constitute an eligible individual account plan as defined in ERISA § 407(d)(3) that is authorized to acquire and hold qualifying employer securities (as defined in ERISA § 407(d)(5)) or qualifying employer real property (as defined in ERISA § 407(d)(4)) with a value in excess of ten percent of the fair market value of the assets of the Plan.  Before-Tax Contributions and Roth Contributions shall not be invested in employer securities or employer real property without the consent of the Participant.

ARTICLE 2.  DEFINITIONS

Section 2.1 -  Definitions.  Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when the defined meaning is intended, the term is capitalized:

2.1.1 - “Account” means the record of the amounts credited to an individual under the Plan and may include any or all of the following subaccounts:

(a)       “After-Tax Contribution Account” means the record of amounts attributable to Member contributions made at the election of the individual in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.8 and amounts, if any, transferred from or attributable to the individual’s after-tax contribution accounts under the HNI Corporation Retirement Plan.

(b)       “After-Tax Rollover Account” means the record of the individual’s rollover contributions from another retirement plan and direct transfers on behalf of the individual by the trustee of another retirement plan that were considered after-tax contributions in the other retirement plan.

(c)       “Before-Tax Contribution Account” means the record of amounts attributable to Employer contributions made at the election of the individual in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1 and amounts, if any, transferred from or attributable to the individual’s pre-tax contribution accounts under the HNI Corporation Retirement Plan.

(d)       “Company Ownership Account” means the record of amounts attributable to Employer contributions of HNI Stock made pursuant to Section 4.3.1(a) and (c) and Addendum C and amounts transferred from or attributable to the individual’s company ownership contribution account under the HNI Corporation Retirement Plan.

(e)        “Employee Before-Tax Catchup Account” means the record of amounts attributable to Employer contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1.5 for those Participants who are eligible for such contributions.

(f)       “Employee Roth Catchup Account” means the record of amounts attributable to Employer contributions made on an after-tax Roth basis at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1.5 for those Participants who are eligible for such contributions.

(g)       “ESOP Account” means the record of amounts transferred from or attributable to participation in the HON Members Company Ownership Plan.

(h)       “ESOP Rollover Account” means the record of amounts attributable to Employer contributions that were transferred to the Plan as a result of ESOP diversification elections prior to the merger of the ESOP into the Plan.

(i)       “HNI Reinvested Dividends Account” means the record of quarterly dividends paid on shares of HNI Stock held in the Plan.

(j)       “Loan Account” means the record of the outstanding amount of principal and interest due on a loan to the individual pursuant to Article 14.

(k)       “Matching Account” means the record of amounts attributable to Employer contributions made pursuant to Section 4.2 and Addendum C and amounts, if any, transferred from or attributable to the individual’s matching contribution accounts under the HNI Corporation Retirement Plan.

(l)       “Prior Money Purchase Account” means the record of contributions made pursuant to the money purchase pension plan provisions of the Gunlocke Savings Plan with respect to the individual and which were transferred to the Plan.

(m)      “Prior Plan Employee Contribution Account” means the record of amounts attributable to the individual’s before-tax contributions or rollover contributions in a prior employer’s plan that were transferred to the Plan.

(n)       “Prior Plan Employer Contribution Account” means the record of amounts attributable to the individual’s matching contributions or profit sharing contributions in a prior employer’s plan that were transferred to the Plan.

(o)       “Profit Sharing Contribution Account” means the record of amounts attributable to discretionary Employer contributions made pursuant to Section 4.3.1(c) and Addendum C and amounts, if any, transferred from or attributable to the individual’s profit sharing contributions account under the HNI Corporation Retirement Plan.

(p)       “QNEC Account” means the record of amounts attributable to the Panel Concepts Savings and Retirement Plan as qualified non-elective contributions that were transferred to the Plan.

(q)       “Retirement Contribution Account” means the record of amounts attributable to Employer contributions made pursuant to Section 4.3.1(b) and Addendum C and amounts, if any, transferred from or attributable to the individual’s retirement contributions account under the HNI Corporation Retirement Plan.

(r)       “Rollover Account” means the record of amounts comprised of rollover contributions from other qualified plans and direct transfer on behalf of a Member by trustees of other retirement plans, but excluding transferred amounts for which a different subaccount has been designated under the Plan.  Transfers (but not rollovers) from plans such that the transferred assets would be subject to the joint and survivor annuity requirements of Code § 417 or subject to any other special restrictions or conditions shall be held in a separate Rollover Account if the Employer in its discretion accepts such transfers.

(s)       “Roth Rollover Account” means the record of amounts comprised of Roth rollover contributions from other qualified plans and direct transfer on behalf of a Member by trustees of other retirement plans, but excluding transferred amounts for which a different subaccount has been designated under the Plan.  Transfers (but not rollovers) from plans such that the transferred assets would be subject to the joint and survivor annuity requirements of Code § 417 or subject to any other special restrictions or conditions shall be held in a separate Roth Rollover Account if the Employer in its discretion accepts such transfers.

(t)       “Roth Contribution Account” means the record of amounts attributable to Employer contributions made at the election of the individual (on an after-tax Roth basis) in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.

(u)      “Sagus Plan Employer Matching Contribution Account” means the record of amounts attributable to a Participant’s Employer Matching Contribution Account under the Sagus International 401(k) Plan that was transferred to this Plan.

(v)      (s)       “Sagus Plan Nonelective Employer Contribution Account” means the record of amounts attributable to a Participant’s Nonelective Employer Contribution Account under the Sagus International 401(k) Plan that was transferred to this Plan.

The Administrator, in its discretion, may establish additional subaccounts within the various Accounts or combine similar Accounts or subaccounts.  In the discretion of the Administrator, amounts transferred from other qualified plans may be credited to existing subaccounts which have the same tax or after-tax status, vesting and distribution characteristics to the transferred benefits.

2.1.2 - “Account Balance” means, for purposes of Section 8.6, the account balance as of the last Accounting Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Accounting Date and decreased by distributions made in the valuation calendar year after the Accounting Date.  The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

2.1.3 - “Accounting Date” means each day the New York Stock Exchange is open for business other than bank holidays.  If a valuation cannot be done on any such day, despite reasonable efforts, then the Accounting Date shall be the next day a valuation can reasonably be made.

2.1.4 - “Actual Contribution Percentage” or “ACP” means, for a group of eligible Members (either eligible HCEs or eligible NHCEs) for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of the amount of the contributions actually paid over to the Trust on behalf of such Member for the Plan Year to the Member’s Credited Compensation for the Plan Year (whether or not the Member was a Participant for the entire year).  For this purpose, contributions on behalf of any Member shall include Matching Contributions, After-Tax Contributions, Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) and, at the election of the Employer, Qualified Non-Elective Contributions and Before-Tax Contributions and Roth Contributions (so long as the ADP test is met before the Before-Tax Contributions and/or Roth Contributions are used in the ACP test and continues to be met following the exclusion of those Before-Tax Contributions and/or Roth Contributions that are used to meet the ACP test) but shall exclude Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Contributions or Excess Aggregate Contributions.  A Member shall be considered “eligible” for purposes of the ACP test, if the Member is eligible to make an elective deferral or After-Tax Contribution or to receive a Matching Contribution or a Qualified Matching Contribution.  “Matching Contribution” shall mean an employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an employee contribution or an elective deferral made by such Participant under a plan maintained by the Employer.

2.1.5 - “Actual Deferral Percentage” or “ADP” means, for a group of eligible Members (either eligible HCEs or eligible NHCEs) for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of the amount of the contributions actually paid over to the Trust on behalf of such Member for the Plan Year to the Member’s Credited Compensation for the portion of the Plan Year during which the Member is eligible to make Before-Tax Contributions and Roth Contributions.  For this purpose, contributions on behalf of any Member shall include (i) any Before-Tax Contributions and Roth Contributions made pursuant to the Member’s deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding (A) Excess Deferrals of Non-Highly Compensated Employees that arise solely from Before-Tax Contributions and Roth Contributions made under the plan or plans of this Employer and (B) Before-Tax Contributions and Roth Contributions that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Before-Tax Contributions Roth Contributions); and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.  For purposes of computing Actual Deferral Percentages, a Member who would be a Participant but for the failure to make Before-Tax Contributions and/or Roth Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions and Roth Contributions are made.

2.1.6 - “Administrative Delegate” means one or more persons or institutions to whom the Administrator or Committee has delegated certain administrative functions pursuant to written agreement under the provisions of Article 9 of the Plan.

2.1.7 - “Administrator” means, for purposes of ERISA § 3(16)(A), HNI Corporation; provided, however, that the term “Administrator” shall be deemed to refer to the Committee to the extent of the duties and obligations delegated to the Committee under Section 9.3.

2.1.8 - “Affiliate” means a group of entities and each such entity, including the Employer, which constitutes a controlled group of corporations (as defined in Code § 414(b)), a group of trades or businesses (whether or not incorporated) under common control (as defined in Code § 414(c)), or an affiliated service group (within the meaning of Code § 414(m)), and any other entity required to be aggregated with the Employer pursuant to regulations under Code § 414(o).  For purposes of Article 5 of the Plan, the necessary level of ownership or control for determining affiliation shall be reduced from 80% to 50%, pursuant to Code § 415(h).

2.1.9 - “After-Tax Contributions” means those contributions made by a Participant under Section 4.8.

2.1.10 - “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the benefits payable under the Plan with respect to such Participant.

2.1.11 - “Annual Addition” means, with respect to each Participant, the sum for the Limitation Year of all contributions, forfeitures and after-tax contributions allocated to the Participant’s accounts in all qualified retirement plans.  Amounts allocated to an individual medical benefit account, as defined in Code § 415(l)(2), which is part of a qualified pension or annuity plan maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.  In addition, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code § 419A(d)(3), under a welfare benefit fund, as defined in Code § 419(e), maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.

Annual Additions shall not include restorative payments.  A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments.  Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

2.1.12 - “Before-Tax Contributions” means Deferred Compensation made to the Plan by the Employer at the election of the Participant in lieu of cash compensation attributable to services performed during the Plan Year.

2.1.13 - “Beneficiary” or “Beneficiaries” means such person or persons who at any particular time shall be entitled to receive a distribution from the Trust in the event of the death of a Participant.  A trust may be a Beneficiary.

2.1.14 - “CARES Act” means The Coronavirus Aid, Relief, and Economic Security Act.

2.1.15 - “Code” means the Internal Revenue Code of 1986, as amended, or any successor tax code.  References to a Code section shall be deemed to be to that section or to any successor to that section.

2.1.16 - “Committee” means the HNI Corporation Administrative and Fund Committee, established pursuant to Section 9.3, which shall have the authority and duties described in Section 9.3.

2.1.17 - “Committee Member” means each individual appointed by the Administrator pursuant to Section 9.3 to serve as a member of the Committee and who has not resigned, been removed or had a Severance of Employment.

2.1.18 - “Computation Year” means a 12-consecutive-month period used for determining a Year of Service for eligibility for the Plan.  Computation Year means a consecutive 12-month period measured from the date a Member first completes an Hour of Service for an Affiliate; provided, however, if the Member fails to complete 1,000 Hours of Service during that initial 12-month period, the Computation Year shall become the Plan Year, with the first such Plan Year beginning with the first day of the Plan Year commencing with or within the Member’s initial Computation Year.

2.1.19 - “Credited Compensation” of a Member for a Plan Year means:

(a)      W-2 Wages:  Wages within the meaning of Code § 3401(a) and all other payments of compensation to the Member by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Member a statement under Code §§ 6041(d),.6051(a)(3) and 6052, determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (“W-2 wages”); plus

(b)      Pre-Tax Deferrals:  Amounts that would be included in wages but for an election under Code § 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b); plus

(c)      Differential Wage Payments to Service Members.  To the extent not already included in (a), above, differential wage payments, if any, to active duty members of the uniformed services, as defined by Code § 3401(h)(2);

but excluding the following:

(x)      Reimbursements, Fringe and Other Benefits:  Even if includible in gross income, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, contributions made by the Employer to a deferred compensation plan or distributions from such a plan, welfare benefits and severance payments, whether paid during or after the Member’s employment;

(y)      Non-Credited Employment.  Amounts paid by the Affiliate during a Plan Year to an individual: (i) for that portion of any Plan Year during which the individual was not a Participant, except for any Plan Year during which the Plan is Top Heavy; (ii) for services while the individual does not satisfy the requirements of Section 3.1(b) through (g); or (iii) while employed by an Affiliate that is not a Participating Affiliate; and

(z)      Annual Maximum:  Amounts paid to the Member in excess of the limit set by Code § 401(a)(17)(B), which is $290,000 for the Plan Year commencing January 1, 2021.  Thereafter, this dollar limit shall be adjusted at the same time and in such manner as under Code § 415(d) and the adjusted dollar limit in effect on each January 1 shall be effective for the Plan Year beginning with or within such calendar year.  If a Plan Year has fewer than 12 months, the dollar limit (as adjusted) in effect for such Plan Year shall be multiplied by a fraction, the numerator of which is the number of months in such partial Plan Year, and the denominator of which is 12.

In lieu of requiring an Member to cease making After-Tax Contributions, Before-Tax Contributions, or Roth Contributions for a Plan Year after his Credited Compensation has reached the annual compensation limit under Code § 401(a)(17), the annual compensation limit shall be applied with respect to After-Tax Contributions, Before-Tax Contributions, or Roth Contributions by limiting the total After-Tax Contributions, Before-Tax Contributions, or Roth Contributions a Member may make for a Plan Year to the product of (i) such Member’s Credited Compensation for the Plan Year up to the annual compensation limit multiplied by (ii) the limits specified in Section 4.1.1(a).

Except as specifically provided otherwise herein with respect to Members employed by Paoli Inc., for the purpose of allocating any type of Qualified Non-Elective Contribution under Section 4.3.1 to the Account of any Member, Credited Compensation shall be determined over the 12-month period ending on the September 30th that falls within the Plan Year for which the contribution is made.  If the Participant’s Entry Date is after October 1st, such 12-month period shall be a shorter period beginning on the Participant’s Entry Date and ending on September 30th.  Notwithstanding the foregoing, for purposes of allocating any type of Qualified Non-Elective Contribution under Section 4.3.1 to the Account of any Member employed by Paoli Inc., Credited Compensation shall be determined on a calendar year basis.

Credited Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.  If a Participant is employed by more than one Affiliate in a Plan Year, a separate amount of Credited Compensation shall be determined for each Affiliate.

2.1.20 - “Deferred Compensation” means any employer contribution made to this or any other plan at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s Deferred Compensation is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code § 401(k), any salary reduction simplified employee pension described in Code §408(k)(6), any SIMPLE IRA Plan described in Code §408(p), any eligible deferred compensation plan under Code § 457, any plan described under Code § 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code § 403(b) pursuant to a salary reduction agreement.  Deferred Compensation includes deferrals under Section 4.1 of this Plan but shall not include any deferrals reduced pursuant to Article 5.  Deferred Compensation shall not include any contribution for a Plan Year if, but for the election, it would have been received in cash later than two and one-half months after the close of the Plan Year.

2.1.21 - “Designated Beneficiary” means any individual other than the Participant’s spouse, designated as a Beneficiary by a Participant, or if the Participant is deceased, by the surviving spouse of the Participant.  A trust may be a Designated Beneficiary.  For purposes of Section 8.6, “Designated Beneficiary” means any individual who is designated or deemed designated by a Participant (or if the Participant is deceased, designated or deemed designated by the surviving spouse of the Participant) as a Beneficiary under Section 7.4 and is determined to be a “designated beneficiary” under Code § 401(a)(9) and Treas. Reg. § 1.401(a)(9)-4.  An individual who is the beneficiary of a trust that has been named as a Beneficiary by a Participant or surviving spouse will be treated as a Designated Beneficiary to the extent permitted under Treas. Reg. § 1.401(a)(9)-4, A-5.

2.1.22 - “Disability” or “Disabled” means a condition wherein a Participant is unable to engage in any substantial gainful activity due to a physical or mental impairment which entitles the Participant to receive benefits under the Employer’s long-term disability plan.

2.1.23 - “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.6.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

2.1.24 - “Employer” means HNI Corporation and each Participating Affiliate, unless the context indicates that only HNI Corporation is intended.

2.1.25 - “Entry Date” means any business day.

2.1.26 - “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  References to a section of ERISA shall be deemed to be to that section or to any successor to that section.

2.1.27 - “ESOP” means a stock bonus plan that meets the requirements of Code § 401(a) and an employee stock ownership plan within the meaning of Code § 4975(e)(7).  The ESOP portion of the Plan is designed to invest primarily in qualifying employer securities within the meaning of Code § 4975(e)(8) and satisfies the requirements of Code § 409(h) by permitting Participants to elect a distribution of all or any portion of his or her Account in the form of HNI Stock, pursuant to Section 8.4.2.

2.1.28 - “Excess Aggregate Contributions” means, with respect to a Plan Year, the excess of (a) the aggregate amount of the Matching Contributions, After-Tax Contributions and Qualified Matching Contributions (and any Qualified Non-Elective Contributions and Before-Tax Contributions or Roth Contributions that are treated as Matching Contributions under Section 4.5.3) actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code § 401(m)(2)(A).  The total dollar amount of the Excess Aggregate Contributions for a Plan Year shall be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages (as defined in Section 4.5.3), beginning with the highest of such percentages.  This process shall continue until the average Actual Contribution Percentages for Highly Compensated Employees satisfies the limitations of Code § 401(m)(2)(A), or until the contribution percentage of the Highly Compensated Employee(s) with the next highest percentage is reached (in which case the process is repeated).  To the extent that the Excess Aggregate Contributions is comprised of both Before-Tax Contributions and Roth Contributions, the Plan will reduce Before-Tax Contributions first. Such determination shall be made after first determining any Excess Deferrals.

2.1.29 - “Excess Contributions” means, with respect to a Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions and Roth Contributions (and any Qualified Non-Elective Contributions and Qualified Matching Contributions that are treated as Before-Tax Contributions or Roth Contributions under Section 4.5.2) actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code § 401(k)(3)(A)(ii).  The total dollar amount of the Excess Contributions for a Plan Year shall be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages (as defined in Section 4.5.2), beginning with the highest of such percentages.  This process shall continue until the average Actual Deferral Percentages for Highly Compensated Employees satisfies the limitations of Code § 401(k)(3)(A)(ii), or until the deferral percentage of the Highly Compensated Employee(s) with the next highest percentage is reached (in which case the process is repeated).  To the extent that the Excess Contributions is comprised of both Before-Tax Contributions and Roth Contributions, the Plan will reduce Before-Tax Contributions first. Such determination shall be made after first determining any Excess Deferrals.

2.1.30 - “Excess Deferrals” means, with respect to a calendar year, the excess of a Participant’s Deferred Compensation for such calendar year over the limit imposed by Code § 402(g) for such calendar year.

2.1.31 - “415 Compensation” of a Member for a Limitation Year means:

(a)      W-2 Wages.  Wages within the meaning of Code § 3401(a) and all other payments of compensation to the Member by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Member a statement under Code §§ 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (“W-2 wages”); plus

(b)      Pre-Tax Deferrals.  Amounts that would be included in wages but for an election under Code § 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b); plus

(c)      Differential Wage Payments to Service Members.  To the extent not already included in (a), above, differential wage payments, if any, to active duty members of the uniformed services, as defined by Code § 3401(h)(2);

but excluding the following:

(z)       Annual Maximum.  Amounts paid to the Member in excess of the limit set by Code § 401(a)(17)(B), which is $290,000 for the Plan Year commencing January 1, 2021.  Thereafter, this dollar limit shall be adjusted at the same time and in such manner as under Code § 415(d) and the adjusted dollar limit in effect on each January 1 shall be effective for the Plan Year beginning with or within such calendar year.  If a Plan Year has fewer than 12 months, the dollar limit (as adjusted) in effect for such Plan Year shall be multiplied by a fraction, the numerator of which is the number of months in such partial Plan Year, and the denominator of which is 12.

In lieu of requiring an Member to cease making After-Tax Contributions, Before-Tax Contributions, or Roth Contributions for a Plan Year after his Credited Compensation has reached the annual compensation limit under Code § 401(a)(17), the annual compensation limit shall be applied with respect to After-Tax Contributions, Before-Tax Contributions, or Roth Contributions by limiting the total After-Tax Contributions, Before-Tax Contributions, or Roth Contributions a Member may make for a Plan Year to the product of (i) such Member’s Credited Compensation for the Plan Year up to the annual compensation limit multiplied by (ii) the limits specified in Section 4.1.1(a).

Notwithstanding the foregoing, except as otherwise provided below and in Treas. Reg. § 1.415(c)-2(e), remuneration will be treated as 415 Compensation for a Limitation Year only if (i) it is actually paid or made available to an Member (or, if earlier, is includible in the gross income of the Member) within the Limitation Year and (ii) it is paid or treated as paid to the Member prior to the Member’s Severance from Employment (as defined in Treas. Reg. § 1.415(a)-1(f)(5)) with an Affiliate.  415 Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s Severance from Employment, but amounts described in subsections (a), (b) and (c) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after Severance from Employment or by the end of the Limitation Year that includes the date of such Severance from Employment.  Any other payment of compensation paid after Severance from Employment that is not described in the following types of compensation is not considered 415 Compensation, even if payment is made within the time period specified above.

(d)      Regular pay.  415 Compensation shall include regular pay after Severance from Employment if:

(i)           The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)          The payment would have been paid to the Participant prior to a Severance from Employment if the Participant had continued in employment with the Affiliate.

(e)       Leave cashouts.  Leave cashouts shall be included in 415 Compensation, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s Severance from Employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(f)       Deferred Compensation.  415 Compensation shall include deferred compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s Severance from Employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Affiliate and only to the extent that the payment is includible in the Participant’s gross income.

Any mandatory provisions of Treas. Reg. § 1.415(c)-2 that are not set forth in this Section are incorporated by reference.

2.1.32 - “Highly Compensated Employee” or “HCE” means highly compensated active employees and highly compensated former employees.  A highly compensated active employee means any Member who performs service for the Employer during the determination year and who: (a) was a five-percent (5%) owner of the Employer, within the meaning of Code § 416(i), at any time during the determination year or look-back year; or (b) for the look-back year, received 415 Compensation from the Employer in excess of $130,000 (for the 2021 look-back year).  The foregoing dollar amount shall be adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Code § 415(d)(2) in subsequent years.  For purposes of this definition, “determination year” means the Plan Year and “look-back year” means the 12-month period immediately preceding the determination year.

All Affiliates are treated as one employer when applying these rules to determine the Highly Compensated Employees.

A highly compensated former employee includes any Member who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee.  A highly compensated former employee is determined using the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treas. Reg. § 1.414(q)-IT, A-4 and IRS Notice 97-45.

The determination of who is a Highly Compensated Employee will be made in accordance with Code § 414(q) and the regulations thereunder.

2.1.33 - “HNI Stock” means the common stock of HNI Corporation.

2.1.34 - “HNI Stock Fund” means the investment fund established pursuant to Section 7.2.4.

2.1.35 - “Hour of Service” means each hour:

(a)      for which a Member is paid or entitled to payment by an Affiliate for the performance of duties for an Affiliate;

(b)      for which a Member is paid or entitled to payment by an Affiliate for reasons such as vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated);

(c)      for which back pay (irrespective of mitigation of damages) has either been awarded to the Member or agreed to by an Affiliate and is not otherwise credited herein;

(d)      that is required to be credited to the Member for Qualified Military Service in accordance with Code § 414(u); and

(e)      that is required to be credited to the Member under the Family and Medical Leave Act of 1993.

For the purpose of crediting Hours of Service under (b) and (c), above, the following limitations shall apply:

(i)       No more than 501 Hours of Service shall be credited for any single continuous period during which the Member performs no duties (whether or not such period occurs in a single computation period);

(ii)      No credit shall be given on account of payments made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(iii)     No credit shall be given for payments which solely reimburse a Member for medical or medically related expenses incurred by the Member.

For purposes of (a), (b) and (c), above, a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly or indirectly through, among others, a trust fund or insurer to which an Affiliate contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Members or are on behalf of a group of Members in the aggregate.

If a Member is not otherwise credited with 1,000 or more Hours of Service in a Plan Year which falls within (partially or entirely) the period described in the following sentence, the Member shall be credited with such number of additional Hours of Service so that the number of Hours of Service in such Plan Year shall be equal to 1,000 provided he or she is reemployed by the Employer at the end of such period.  The period referred to in the preceding sentence is the period of service with the Armed Forces of the United States which the Member entered from employment with the Employer on account of induction or enlistment, up to and including the earlier of his or her return to work with an Affiliate or the last day of the period prescribed by law within which said Member can exercise a statutory right to reinstatement (or in the absence of any applicable law, 90 days from his or her discharge from military service), provided that he or she does in fact return to work with the Employer within said period.

If a Member’s absence from work begins by reason of a maternity or paternity absence described below, the Member shall be deemed credited with the following Hours of Service only for purposes of determining whether the Member has incurred a One-Year Break in Service.  The hours deemed to be Hours of Service are those which otherwise would normally have been credited to such Member under this Section, or if those hours may not be determined, eight Hours of Service per each normal work day absent.  However, no more than 501 Hours of Service shall be credited for any single continuous period during the Member’s maternity or paternity absence.  The hours shall be deemed to be Hours of Service in the year in which absence from work begins if a Member would be prevented from incurring a One-Year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in the immediately following year, if the Member would not incur a One-Year Break in Service in the year in which the absence begins.  For purposes of this paragraph, a maternity or paternity absence means an absence:

(1)      by reason of the pregnancy of the Member;

(2)      by reason of the birth of a child of the Member;

(3)      by reason of the placement of a child with the Member in connection with the adoption of such child by such Member; or

(4)      for purposes of caring for such child for a period beginning immediately following such birth or placement.

However, if the Member fails to furnish in a timely fashion to the Employer such information as the Employer ma reasonably require to establish that the absence from work is for the maternity or paternity reasons described above Hours of Service during such period of absence shall not be credited for purposes of determining whether the individual has incurred a One-Year Break in Service described above, and the number of days for which there was such an absence.

For computing Hours of Service, credit shall be given for service with predecessor entities of an Affiliate or with respect to periods Affiliates were not considered as Affiliates to the extent required by the provisions of any agreement executed by an Affiliate relating to any acquisition or merger, or in accordance with uniform rules adopted by the Employer.  Credit for Hours of Service shall also be given with respect to service with all entities which are members of a controlled or commonly controlled group of corporations, trades or businesses, or affiliated service groups (as those terms are referred to Code §§ 414(b), 414(c) and 414(m)) in periods during which Affiliate is a member of such group.

In computing Hours of Service, to the extent not otherwise provided in the Plan, the rules contained in paragraphs (b) and (c) of Department of Labor Regulation §2530.200b-2 shall be applied, and such rules are incorporated herein by reference.

Hours of Service shall be determined by Employer from records determined by it to accurately reflect this information.  If Hours of Service are credited to a Member for a period when actual records are not kept or maintained, and for those Member for periods where records of Hours of Service are not maintained, Hour of Service shall be determined on the basis of months worked.  A Member shall be credited with one hundred ninety (190) Hours of Service, if under the Plan, such Member would be credited with at least one (1) Hour of Service during such period.

For purposes of this Plan, a “Design Holdings Hired Employee” is a Member who accepted an offer of employment with an Affiliate of the Employer and thereby became a “Hired Employee” under Section 6.3 of the Asset Purchase Agreement among Design Public Group, LLC; Design Public, LLC; and Danish Design Store LLC (collectively “Design Holdings”) and an Affiliate of the Employer.  A Member who is a “Design  Holdings Hired Employee” shall be credited with Hours of Service under this Plan to the extent that he or she rendered Hours of Service to Design Holdings on and before the date he or she became an Employee of an Affiliate.

2.1.36 - “Leased Employee” means a person who performs services for another (the “recipient”), is not a common-law employee of the recipient and (i) provides such services pursuant to an agreement between the recipient and any other person (the “leasing organization”); (ii) has performed such services for the recipient (or for the recipient and related persons as determined in accordance with Code § 414(n)(6)) on a substantially full time basis for a period of at least one year; and (iii) performs such services under primary direction or control of the recipient.

2.1.37 - “Life Expectancy” means, for purposes of Section 8.6, life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.

2.1.38 - “Limitation Year” means the Plan Year.  If a Limitation Year is or was amended to a different 12 consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

2.1.39 - “Matching Contribution” means any Employer contribution or forfeiture for a Plan Year allocated to a Participant’s Account by reason of the Participant’s Before-Tax Contributions and Roth Contributions for the Plan Year.

2.1.40 - “Maximum Permissible Amount” means, for a Limitation Year with respect to any Participant, the lesser of (a) $58,000 (effective for the 2021 Limitation Year; said limit shall be adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Code § 415(d)(2) in subsequent Limitation Years), or (b) one hundred percent (100%) of the Participant’s 415 Compensation for the Limitation Year.  The “100% of 415 Compensation” limitation of this Section shall not apply to any contribution for medical benefits (within the meaning of Code § 419A(f)(2)) after Severance from Employment which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code § 415(1)(1).

For any short Limitation Year of less than 12 months, the dollar limit in (a), above, shall be an amount equal to the limit for the calendar year in which the Limitation Year ends multiplied by the ratio obtained by dividing the number of full months in the short Limitation Year by 12.  If the Plan is terminated as of a date other than the last day of a Limitation Year, the Plan shall be treated for purposes of this definition as if the Plan had been amended to change its Limitation Year.  As a result of such treatment, the dollar limit in (a) shall be prorated under the rules set forth in this paragraph.

2.1.41 - “Member” means any person (and only such person), including an officer, who is employed by the Employer or an Affiliate and who the Employer determines in the exercise of its sole discretion to be a common law employee for purposes of the Employer’s or Affiliate’s payroll system.  The Employer’s or Affiliate’s non-payment of FICA and similar employment taxes under any other law, foreign or domestic, with respect to any person shall be considered to be a determination by the Employer that such person is not a common law employee regardless of any subsequent reclassification determined by any agency, court or other authority, unless the Employer voluntarily determines that such classification was in error.  “Member” shall include any individual deemed to be an employee of an Affiliate under regulations issued under Code § 414(o).

An individual shall be considered to be a Member if such individual is a Leased Employee, but only if (a) leased employees constitute more than twenty percent (20%) of Non-Highly Compensated Employees or (b) the individual is not covered by a qualified money purchase pension plan maintained by the leasing organization providing a nonintegrated employer contribution rate of at least ten percent (10%) and providing for full land immediate vesting.

For purposes of allocating Employer contributions where employment on the last day of the Plan Year is required, an individual shall not be considered to be employed after services are no longer being provided by the individual, even though the individual may continue to receive unused vacation or sick pay.

2.1.42 - “Non-Highly Compensated Employee” or “NHCE” means a Member who is not a Highly Compensated Employee.

2.1.43 - “Normal Retirement Date” means the date on which a Participant attains age 65.

2.1.44 - “One-Year Break in Service” means an applicable Computation Year during which a Member is credited with 500 or fewer Hour of Service with the Employer or an Affiliate.

2.1.45 - “Participant” means a Member who enters the Plan as provided herein.  A Member who becomes a Participant shall be considered to be a Participant until the earlier of his or her death, payment of all benefits from the Plan to him or her, or forfeiture of all of his or her benefits under the Plan.

2.1.46 - “Participating Affiliate” means an Affiliate that has adopted the Plan and such adoption is approved by the Employer, provided such Affiliate has not terminated participation or withdrawn from the Plan pursuant to Article 13.  The Participating Affiliates are set forth in Addendum B attached to the Plan.

2.1.47 - “Plan” means the HNI Corporation Profit Sharing Retirement Plan, the terms and provisions of which are set forth herein, as the same may be amended or restated from time to time.

2.1.48 - “Plan Year” means the 12-month period commencing January 1 and ending December 31.

2.1.49 - “Qualified Domestic Relations Order” or “QDRO” means a domestic relations order which creates or recognizes the existence of an Alternate Payee’s right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to the Participant under the Plan, provided the order clearly specifies certain facts and does not alter the amount or form of benefits.  For this purpose, a “domestic relations order” means any judgment, decree, or order, including approval of a property settlement agreement, which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant.  The order must be made pursuant to a State domestic relations law.

The order is deemed to clearly specify certain facts only if it specifies:

(a)      the name and last known mailing address, if any, of the Participant and the name and mailing address, if any, of each Alternate Payee covered by the order;

(b)      the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

(c)       the number of payments or period to which such order applies; and

(d)      each plan to which such order applies.

If the Administrator has reason to know of the Participant’s or Alternate Payee’s current mailing address independently, an order shall not fail to clearly specify certain facts merely because it does not specify such address.

An order is deemed not to alter the amount or form of benefits only if it:

(i)           does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan when the order was issued;

(ii)          does not require the Plan to provide increased benefits, determined on the basis of actuarial value; and

(iii)         does not require the payment of benefits to an Alternate Payee which have been required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

In the case of any payment before a Participant has had a Severance from Employment, a domestic relations order shall not be treated as failing to meet the requirements of not altering the amount or form of benefits solely because such order requires that payment of benefits be made to an Alternate Payee:

(A)     following a reasonable period of time after the Administrator determines that the order is qualified;

(B)      as if the Participant had a Severance from Employment on the date on which such payment is to made or begin under such order; and

(C)      in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity for the Alternate Payee and his or her subsequent spouse).

2.1.50 - “Qualified Matching Contribution” means any Matching Contribution allocated to the Account of a Participant for the Plan Year which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code § 401(k)(2)(B) and (C).

2.1.51 - “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the U.S. Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.  “Service in the uniformed services” means the performance of duty, on a voluntary or involuntary basis, in a uniformed service under competent authority, and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty, and a period for which a person is absent from employment for the purpose of performing funeral honors duty.

2.1.52 - “Qualified Non-Elective Contribution” means any Employer contribution (other than a Matching Contribution) allocated to the Account of a Participant for the Plan Year which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code § 401 (k)(2)(B) and (C).  Contributions made in accordance with Section 4.3 of the Plan shall be Qualified Non-Elective Contributions.  Solely for purposes of the HNI Corporation Supplemental Income Plan, “Qualified Non-Elective Contributions” means any Employer contributions (including Matching Contributions) allocated to the Account of a Participant for a Plan Year, and does not include any Before-Tax Contributions, Roth Contributions or After-Tax Contributions.

2.1.53 - “Required Beginning Date” is determined as follows:

(a)      In general.

(i)           For a Participant who attained age 70-1/2 prior to January 1, 2020, April 1 of the calendar year following the later of (A) the calendar year in which the Participant attained age 70-1/2, or (B) the calendar year in which the Participant has a severance from employment, and

(ii)         for all other Participants, April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 72, and (B) the calendar year in which the Participant has a severance from employment.

(b)      5-percent owners.  Notwithstanding the foregoing, if the Participant is a 5-percent owner, regardless of the date of the Participant’s severance from employment, the Participant’s Required Beginning Date shall be determined as follows:

(i)           for a Participant who attained age 70-1/2 prior to January 1, 2020, April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2, and

(ii)         for all other Participants, April 1 of the calendar year following the calendar year in which the Participant attains age 72.

(c)      A Participant is treated as a “5-percent owner” for purposes of this Section if the Participant is a 5-percent owner as defined in Code § 416 at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 72 (70½ prior to January 1, 2020).  Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a 5-percent owner in a subsequent year.

(d)      The Plan Administrator shall provide additional rules for satisfaction for the requirements of Code Section 401(a)(9) and the CARES Act, as the Plan Administrator may deem to be necessary or desirable, including compliance with Treasury Regulations and other guidance issued under Code Section 401(a)(9).  If a Participant attained age 70-1/2 on or after January 1, 2020 and received a required minimum distribution pursuant to Section 8.6 of this Plan in 2020, the Participant shall have the right to make a Rollover Contribution of such amount back into the Plan by the later of (i) sixty day (60 days) following the date of the distribution and (ii) August 31, 2020.

2.1.54 - “Roth Contributions” means Deferred Compensation made to the Plan by the Employer at the election of the Participant (on an after-tax Roth basis) in lieu of cash compensation attributable to services performed during the Plan Year.

2.1.55 - “Severance from Employment” or “Severs Employment” means a termination of employment with an Employer and all Affiliates, including:

(a)       a resignation or discharge (regardless of whether the Member is on an authorized leave of absence at the time of such resignation or discharge); or

(b)      a failure to return to active service with the Employer or an Affiliate at the conclusion of an authorized leave of absence or layoff, which shall be deemed to be a Severance from Employment as of the date on which such leave of absence or layoff commenced.

For purposes of determining a Participant’s entitlement to receive a distribution, the Participant shall not be treated as having had a Severance from Employment with the Employer until he or she has terminated employment with all Affiliates.

2.1.56 - “Trust” means the trust established by the Employer in connection with the Plan to hold the assets of the Plan pursuant to the Trust Agreement.  “Trust” includes any group trust or pooled investment trust to the extent the assets of the group or pooled investment trust are attributable to the Plan.

2.1.57 - “Trust Agreement” means the agreement between the Employer and the Trustee pursuant to which the Trust is established and maintained.

2.1.58 - “Trustee” means Fidelity Management Trust Company, or such other individuals or institution having trust powers which shall accept the appointment to execute the duties of the Trustee as set forth in the Plan and the Trust Agreement.

2.1.59 - “Year of Service” means an applicable Computation Year during which a Member completes at least 1,000 Hours of Service.

ARTICLE 3.  ELIGIBILITY TO BE A PARTICIPANT

Section 3.1 -  Initial Eligibility.  Any Member who has not previously participated in the Plan shall enter the Plan and become a Participant on the first Entry Date after the Member first satisfies all of the following criteria, unless the Member Severs Employment with the Employer and all Participating Affiliates before that date:

(a)          The Member has attained age eighteen (18);

(b)          The Member is not covered by a collective bargaining agreement to which the Employer or a Participating Affiliate is a party, unless the collective bargaining agreement expressly provides for the application of the provisions of the Plan to a group to which the Member belongs;

(c)          The Member is not a nonresident alien who receives no earned income (within the meaning of Code § 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3));

(d)          The Member is not a Leased Employee;

(e)          The Member is not a resident of Puerto Rico or an individual employed in an establishment located in Puerto Rico;

(f)           The Member is employed by the Employer or a Participating Affiliate;

(g)          The Member is not a temporary employee, intern, coop student or seasonal employee of the Employer or a Participating Affiliate.  A Member is considered a “temporary employee,” “intern,” “coop student” or “seasonal employee” if the Member is hired as such with the intention on the part of the hiring Employer or Participating Affiliate that the Member’s period of employment is of limited duration.  The status of a Member as temporary employee, intern, coop student or seasonal employee will be determined by the hiring Employer or Participating Affiliate at the time the Member is hired and such determination shall be consistent and in accordance with the personnel procedures of the hiring Employer or Participating Affiliate.

(h)          The Member has completed one Year of Service, but this requirement shall apply only for the purpose of determining eligibility to receive an allocation of any Qualified Non-Elective Contribution under Section 4.3.

Section 3.2 -  Subsequent Eligibility.  Each Participant shall participate in the Plan for each Plan Year subsequent to the Plan Year he or she entered the Plan pursuant to Section 3.1, so long as he or she continues to satisfy the requirements of Section 3.1.

Section 3.3 -  Change in Employment Status or Reemployment.

3.3.1 - Change in Employment Status.  In the event an individual who is not eligible because he or she is described in any of (a) through (g) of Section 3.1, has a change in his or her employment status, such that the individual is a Member who satisfies (a) through (g), the Member shall be given the opportunity to participate immediately or, in any event, as soon as administratively feasible, for purposes of Before-Tax Contributions, Roth Contributions, After-Tax Contributions and Matching Contributions (if the Member is employed by a Participating Affiliate that makes such contributions).  If such Member has also satisfied the minimum service requirement of Section 3.1(h), the Member shall participate immediately for the purpose of Qualified Non-Elective Contributions.  If such Member has not satisfied the minimum service requirement as of the date his or her employment status changes, the Member shall participate for the purpose of Qualified Non-Elective Contributions on the first Entry Date after satisfying the minimum service requirement, taking into account all service, including service before the change in employment status.

3.3.2 - Reemployment.

(a)       If a Member has become a Participant for purposes of Before-Tax Contributions, Roth Contributions, After-Tax Contributions and Matching Contributions (if the Member is employed by a Participating Affiliate that makes such contributions), Severs Employment with the Employer and all Participating Affiliates before satisfying the minimum service requirement of Section 3.1(h), and is reemployed in a position that satisfies the eligibility requirements of (b) through (g) of Section 3.1, such Participant shall be given the opportunity to participate immediately or, in any event, as soon as administratively feasible, for purposes of Before-Tax Contributions, Roth Contributions, After-Tax Contributions and Matching Contributions (if the Member is employed by a Participating Affiliate that makes such contributions), and, for the purpose of Qualified Non-Elective Contributions, shall participate on the first Entry Date after he or she satisfies the minimum service requirement, taking into account all service, including service before the Severance from Employment.

(b)       If a Member has become a Participant for all purposes under the Plan, Severs Employment with the Employer and all Participating Affiliates, and is reemployed in a position that satisfies the eligibility requirements of (b) through (g) of Section 3 1, such Participant shall be given the opportunity to participate immediately or, in any event, as soon as administratively feasible, for purposes of Before-Tax Contributions, Roth Contributions, After-Tax Contributions and Matching Contributions (if the Member is employed by a Participating Affiliate that makes such contributions), and shall participate immediately for the purpose of Qualified Non-Elective Contributions.

ARTICLE 4.  CONTRIBUTIONS

Section 4.1 -  Before-Tax and Roth Contributions.  Subject to the limitations of Sections 4.1.2 and 4.5 and Article 5 hereof, the Employer shall contribute to the Plan for each Plan Year an amount equal to the amount deducted and withheld from each Participant’s Credited Compensation during such Plan Year as a pre-tax pay reduction contribution pursuant to the Participant’s election or deemed election.  All Before-Tax Contributions shall be deemed to be Employer and not employee contributions. A Participant may designate all or a portion of such Before-Tax Contributions as Roth Contributions and any such designation shall be irrevocable once the Roth Contribution provided for therein has been effected provided that such designation may be changed prospectively by the Participant by submitting a new election.

4.1.1 - Pay Reduction Election.  Each Member who has satisfied the eligibility requirements set forth in Article 3 (or is reasonably expected to and does satisfy the requirements on or prior to the next payroll date) may elect to reduce his or her Credited Compensation for the Plan Year paid on or after the effective date of the election and have the reduction contributed by the Employer to the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account.  Elections shall be made before the payroll date the Participant first chooses to participate in contributions pursuant to this Section, and shall become effective as soon as administratively feasible on or after such date.

Pay reduction elections shall be further subject to the following rules and limitations:

(a)      Amounts.  All amounts are to be expressed as whole percentages of Credited Compensation, or in such other manner of uniform application specified by the Employer, but in no event may such amount exceed a percentage determined from time to time by the Committee.  Pursuant to the discretion given to it under Section 4.5.1 of the Plan, the Committee may set a separate percentage limitation for Highly Compensated Employees that is lower than the limitation set for other Participants.  The limitation or limitations established by the Committee pursuant to this paragraph shall be deemed to be incorporated into this Plan as if set forth herein.

(b)      Changes.  A Participant may change the amount to be contributed as of the next practicable payroll period provided reasonable time is given to process the change by giving the Administrator or its agent prior notice.  Such notice shall be in a form prescribed by the Administrator specifying the amount to be contributed to his or her Before-Tax Contribution Account and/or Roth Contribution Account.  Notwithstanding any other provision herein, if, following the effective date of a Participant’s election, the actual payroll deduction is an amount or is inadvertently changed to an amount which is not the percentage or amount designated by the Participant and this error continues for 90 days without correction by either the Administrator or a new designation by the Participant, then such payroll deduction amount (whether less than or greater than the Participant’s most recent designation) shall be deemed to be the Participant’s designated rate of deposit with such designation effective beginning with the first payroll period commencing 90 days after the incorrect deduction was first reflected in the Participant’s payroll statement.

(c)       Termination of Pay Reduction Elections.  A Participant may terminate or suspend pay reduction contributions at any time effective with the next practicable payroll date after such election is made.  A Participant shall initiate an election to terminate (or suspend) his or her pay reduction election by giving to the Administrator or its agent in a form prescribed by the Administrator notice of his or her intent.  Effective as soon as administratively feasible, no further pay reduction contributions will be made to the Participant’s Before-Tax Contribution Account or Roth Contribution Account until the Participant makes a new pay reduction election, but such termination shall not affect any amounts which have already been allocated to the Participant’s Before-Tax Contribution Account or Roth Contribution Account pursuant to Section 4.1.4.  Any Participant who has so terminated his or her pay reduction election may enter into a new election effective with the next practicable payroll date.

(d)       Limitation on Amounts of Reduction.  No Participant may elect to defer an amount under this Section that was otherwise payable in cash during the Participant’s taxable year which, when combined with all other Deferred Compensation for the taxable year, would exceed the limit for the taxable year under Code § 402(g).  This amount is $19,500 for 2021, and may be adjusted in subsequent years.  The Employer may disregard any election to make Before-Tax Contributions or Roth Contributions to the extent it would result in the contribution of Excess Deferrals.  If Excess Deferrals are contributed to the Plan on behalf of any Participant during a taxable year, the Excess Deferrals (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following such taxable year. In the event the Excess Deferrals include both Before-Tax Contributions and Roth Contributions, the Plan will distribute Before-Tax Contributions first followed by Roth Contributions to the extent required to avoid Excess Deferrals. Any such distribution shall be designated as an Excess Deferral by the Employer or Trustee, as the case may be, and shall be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year.

In allocating income or losses to Excess Deferrals, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.  Income or losses shall not be allocated for the period between the end of the Participant’s taxable year and the date of distribution.

(e)       Notwithstanding any other provision herein, including the Plan’s definition of “Credited Compensation,” Before-Tax Contributions and Roth Contributions shall not be deducted and withheld from items of Credited Compensation that would not also fall within the Plan’s definition of “415 Compensation.”

In the event that a Participant is also a participant in another plan or arrangement (of the Employer or another plan sponsor) such that the combined Deferred Compensation under this Plan and such other plans or arrangements results in Excess Deferrals for a taxable year of the Participant, the Participant may, not later than March 1 following the close of his or her taxable year, notify the Administrator in writing of the portion of the Excess Deferrals that are to be allocated to this Plan for the preceding calendar year.  The Participant’s Before-Tax Contributions and Roth Contributions under this Plan shall be reduced by the amount of the excess allocated to this Plan (plus any income and minus any loss allocable thereto) and the amount shall be distributed in the same manner as provided in Section 4.1.2(d).  A Participant is deemed to have notified the Administrator of Excess Deferrals that are allocated to this Plan to the extent the Participant has Excess Deferrals for the taxable year calculated by taking into account only Deferred Compensation under the Plan and other plans of the Employer or another Affiliate, and in that event written notice shall not be required under this paragraph.

4.1.2 - Deemed Election (Automatic Enrollment and Automatic Increase)

(a)      Upon Employment or Reemployment.  The provisions of this Subsection (a) are effective for a person who becomes a Member on or after August 1, 2013 (a “New Member”).

(i)          A New Member shall be provided an Auto Enrollment Notice (described below) not later than seven days after the date the New Member satisfies the requirements of Section 3.1 to become a Participant in the Plan.

(ii)         A New Member shall have an Auto Enrollment Date that is the first payroll date that is at least 30 days after the date that the New Member is provided the “Auto Enrollment Notice”.

(iii)        As of a New Member’s Auto Enrollment Date, unless the New Member has made an affirmative election to either (A) not make any Before-Tax Contributions or Roth Contributions under the Plan, or (B) enroll in the Plan and to make Before-Tax Contributions and/or Roth Contributions under the Plan, the New Member shall be deemed to have elected to enroll in the Plan and to make Before-Tax Contributions in amounts equal to the “Specified Percentage of Credited Compensation” (as defined below).

(iv)         For purposes of this subsection, a New Member’s “Specified Percentage of Credited Compensation” shall initially be three percent (3%).  Thereafter, on the anniversary date of the New Member’s Auto Enrollment Date, the Specified Percentage of Credited Compensation shall be increased by an additional one percent (1%), until such time as it reaches a maximum of five percent (5%).  Notwithstanding the foregoing, at any time, a Participant may make an affirmative election to either (A) not make any Before-Tax Contributions under the Plan, or (ii) make a different level of Before-Tax Contributions under the Plan.  If a Participant does so, the provisions of this Subsection shall not longer apply to that Participant.  However, any such Participant may thereafter have an Auto Enrollment Date under subsection (b) of this Section.

(v)          A New Member’s Auto Enrollment Notice shall explain (A) the Auto Enrollment Date, (B) the initial and subsequent Specified Percentages of Credited Compensation, (C) the fact that the New Member will have a reduced amount of Credited Compensation paid in cash as a result of the auto enrollment and Before-Tax Contributions made under the Plan, (D) the New Member’s right to elect not to have reduced Credited Compensation and Before-Tax Contributions made under the Plan, and (E) the procedures and timing for exercising the New Member’s right.  Any such Auto Enrollment Notice shall be written in a manner calculated to be understood by an average New Member to whom it will be provided.  Any such notice also shall provide information to a New Member regarding the Plan’s default investment that will apply if the New Member fails to affirmatively make an investment election under the Plan.

(vi)        At least annually, a Participant who is making Before-Tax Contributions as a result of an Auto Enrollment Date under this subsection shall receive a notice stating (A) the Participant’s Specified Minimum Percentage of Credited Compensation, (B) the Participant’s right to elect not to have reduced Credited Compensation and Before-Tax Contributions made under the Plan, and (C) the procedures and timing for exercising the Eligible Participant’s right.  A Participant whose investments are being made under a default investment alternative shall also receive an annual notice pertaining to that fact tot eh extent the Committee deems necessary for compliance with 29 CFR Section 2550.404c-5.

(b)      Periodic Auto Enrollment at the Election of the Committee.  The Committee may designate one or more “Auto Enrollment Dates” for “Eligible Members” (as defined below) in accordance with the provisions of this Subsection (b).  The Committee’s exercise of discretion to designate Auto Enrollment Dates shall be subject to the following rules and procedures:

(i)           An Auto Enrollment Date shall be a date designated by the Committee that is not earlier than the first payroll date that is at least 30 days after the date that the Committee provides an “Auto Enrollment Notice” (described below) to all Eligible Members.  Auto Enrollment Dates for Eligible Members shall not be used more than once in any Plan Year.

(ii)          For purposes of this subsection, the term “Eligible Member” shall be determined as of a date specified by the Committee that is at least 30 days before the Auto Enrollment Date.  As of such date, an “Eligible Member” shall include (A) any Member who is not making Before-Tax Contributions or Roth Contributions under the Plan, and (B) any Participant who (I) is not making Before-Tax Contributions to the Plan in accordance with Subsection (a) of this Section, and (II) is making Before-Tax Contributions and/or Roth Contributions under the Plan in an amount that is less than the Specified Minimum Percentage of Credited Compensation.

(iii)        As of any such Auto Enrollment Date, an Eligible Member shall be deemed to have elected to enroll in the Plan and to make Before-Tax Contributions in an amount equal to the “Specified Minimum Percentage of Credited Compensation” (as defined below), unless he or she makes an make an affirmative election to either (A) not make any Before-Tax Contributions under the Plan, or (B) to make a different level of Before Tax Contributions under the Plan.

(iv)         For purposes of this subsection, the “Specified Minimum Percentage of Credited Compensation” shall be a percentage of an Eligible Member’s Credited Compensation that is (A) designated by the Committee for each Auto Enrollment Date, and (B) not in excess of three percent (3%) of the Eligible Member’s Credited Compensation.

(v)          An Auto Enrollment Notice shall explain to the Eligible Member (A) the Auto Enrollment Date, (B) the Specified Minimum Percentage of Credited Compensation, (C) the fact that the Member or Participant will have a reduced amount of Credited Compensation paid in cash as a result of the auto enrollment and Before-Tax Contributions made under the Plan, (D) the Member’s right to elect not to have reduced Credited Compensation and Before-Tax Contributions made under the Plan, and (E) the procedures and timing for exercising the Eligible Member’s right.  Any such Auto Enrollment Notice shall be written in a manner calculated to be understood by the average Eligible Member to whom it will be provided.  Any such notice also shall provide information to an Eligible Member regarding the Plan’s default investment that will apply if the Eligible Member fails to affirmatively make an investment election under the Plan.

(vi)         At least annually, a Participant who is making Before-Tax Contributions as a result of an Auto Enrollment Date under this subsection shall receive a notice stating (A) the Participant’s Specified Minimum Percentage of Credited Compensation, (B) the Participant’s right to elect not to have reduced Credited Compensation and Before-Tax Contributions made under the Plan, and (C) the procedures and timing for exercising the Eligible Participant’s right.  A Participant whose investments are being made under a default investment alternative shall also receive an annual notice pertaining to that fact to the extent the Committee deems necessary for compliance with 29 CFR Section 2550.404c-5.

(c)      Sagus International, Inc. Plan Merger.  Notwithstanding the foregoing, the provisions of subsection (a) above shall not apply with respect to any Member who becomes a Participant in this Plan on January 1, 2014, as a result of the addition of Sagus International, Inc., Artco Bell Corporation, Mohon International, Midwest Folding Products and Texwood Furniture Ltd. becoming Participating Affiliates of such date.

(d)      Automatic Increase.  Any Participant who has pay reduction contributions between one percent (1%) and nine percent (9%) of Credited Compensation shall have his or her percentage of pay reduction contributions automatically increased annually by one percent (1%), but not to exceed a maximum contribution of ten percent (10%) of the Participant’s Credited Compensation. The automatic increase shall apply to a Participant’s After-Tax Contribution, Before-Tax Contribution, and Roth Contribution elections provided that the automatic increase shall be applied on an aggregate basis such that the sum of all contribution types shall not exceed a maximum contribution of ten percent (10%) of the Participant’s Credited Compensation. In the event that the Participant is making multiple contribution types, the automatic increase shall be applied first solely to the Participant’s Before-Tax Contribution election, followed by Roth Contribution election, then After-Tax Contribution election.  Notwithstanding the foregoing, the automatic increase for a Participant will cease if the Participant opts out of the automatic increase in such form and manner as the Administrator may prescribe.

4.1.3 - Payment.  The amount designated by the Participant for contribution to his or her Before-Tax Contribution Account and/or Roth Contribution Account shall be reflected in one or more payroll deductions during the Plan Year or such other means as the Employer shall prescribe under rules of uniform application.  The Participant’s contributions so collected shall be remitted to the Trustee as soon as reasonably practical, but in no event later than the time prescribed by applicable law.

4.1.4 - Allocation to Account.  The amount contributed for a Participant shall be allocated to the Participant’s Before-Tax Contribution Account or Roth Contribution Account maintained under the Plan as of the date during the Plan Year on which the amount is deducted and withheld from the Participant’s Credited Compensation but for purposes of allocating income or losses under Article 6 shall be credited as of the date received by the Trustee.

4.1.5 - Catch-up Contributions.  All Members who are eligible to make Before-Tax Contributions and Roth Contributions under the Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions for the Plan Year in accordance with, and subject to, the limitations of Code § 414(v).  The Plan shall not be treated as failing to satisfy the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 410(b), 415 or 416, as applicable, or the provisions of the Plan providing for said requirements, by reason of the making of catch-up contributions pursuant to this Section 4.1.5.

Section 4.2 -  Matching Contributions.

4.2.1 - Amount.  The Employer or a Participating Affiliate may make Qualified Matching Contributions to the Trustee on behalf of a Participant who makes Before-Tax Contributions and/or Roth Contributions pursuant to Section 4.1, if the Participant is employed by a Participating Affiliate that makes such contributions.  The Participating Affiliates that make Qualified Matching Contributions to the Plan, the amounts of and limits on such Qualified Matching Contributions and the eligibility requirements for such Qualified Matching Contributions are set forth in Addendum C.

Reductions of Accounts pursuant to Sections 4.1.2(d) or 4.5 and additions to Accounts pursuant to 4.3 shall not be eligible for Qualified Matching Contributions under this Section.  Withdrawals pursuant to Section 8.7 shall not affect the amount of contributions under this Section.  The Employer or Participating Affiliate shall not contribute an amount in excess of the maximum contribution permitted under Article 5.

4.2.2 - Payment.  The Employer or a Participant Affiliate may contribute Qualified Matching Contributions for a Plan Year in which the Participant’s corresponding Before-Tax Contributions and Roth Contributions are credited, or partial payments of the Qualified Matching Contributions, at any time during the Plan Year or within the time following the close of the Plan Year which is prescribed by law for the filing of the Federal income tax return for the taxable year of the Employer or Participating Affiliate with or in which the Plan Year ends (including extensions thereof).  Qualified Matching Contributions may be made in cash or in property acceptable to the Trustee, unless the contribution would constitute a prohibited transaction.

4.2.3 - Allocation.  Qualified Matching Contributions made on behalf of each eligible Participant pursuant to this Section shall be allocated to the Participant’s Matching Account as of the earlier of the last day of the Plan Year or the date the Qualified Matching Contribution is made.

Section 4.3 -  Qualified Non-Elective Contributions.

4.3.1 - Types and Amount.  The Employer and Participating Affiliates may make one or more of the following types of Qualified Non-Elective Contributions to the Plan with respect to eligible Participants:  Company Ownership Contributions, Retirement Contributions, or Discretionary Profit Sharing Contributions.  If the Employer elects to make contributions pursuant to this Section 4.3, the amount of the contribution together with other Annual Additions for the Limitation Year shall not exceed the maximum contribution permitted under Article 5.

(a)       Company Ownership Contribution.  The Employer and the Participating Affiliates identified in Addendum C may make Company Ownership Contributions to the Trustee in such amounts as they may determine for the Plan Year.  Current contribution percentages and eligibility requirements, to the extent not consistent with Section 4.3.3, below, for such Company Ownership Contributions are set forth in Addendum C.

(b)      Retirement Contribution.  The Employer and the Participating Affiliates identified in Addendum C may make Retirement Contributions to the Trustee in such amounts as they may determine for the Plan Year.  Current contribution percentages and eligibility requirements, to the extent not consistent with Section 4.3.3, below for such Retirement Contributions are set forth in Addendum C.

(c)      Discretionary Profit Sharing Contribution.  The Employer and the Participating Affiliates identified in Addendum C may make additional contribution pursuant to this paragraph to the Trustee in such amount as the Employer may determine for the Plan Year.  The Employer may establish a formula for determining said contributions in lieu of determining a percentage of Credited Compensation to be allocated to each Participant.  Said formula may be based on any criteria the Employer finds appropriate, provided such criteria is not discriminatory under Code § 401(a)(4), and may be established for use in allocating all contributions until such formula is amended or a different method for allocating contributions is adopted.

4.3.2 - Payment.  Employer contributions made pursuant to this Section may be made at any time during the Plan Year or within the time following the close of the Plan Year which is prescribed by law for the filing of the Employer’s Federal income tax return for such Plan Year (including extensions thereof) and in no event later than the end of the 12 month period immediately following the Plan Year.

With respect to the Company Ownership Contributions described in Section 4.3.1(a), the Employer may contribute and allocate to each eligible Participant’s Account a quantity of shares of HNI Stock with a fair market value equal to the desired percentage of the Participant’s Credited Compensation.  Fair market value shall be determined by the Plan Administrator in accordance with its procedures as established or modified from time to time.  Alternatively, the Employer may contribute some or all of the contributions under Section 4.3.1(a) in the form of cash with a direction to the Trustee to purchase HNI Stock on the New York Stock Exchange.

4.3.3 - Allocation.  Any contribution to be made by the Employer on behalf of any Participants pursuant to this Section 4.3 for a Plan Year shall be allocated among the members of the applicable group of Participants who are employed on the last day of the Plan Year in the proportion that the Credited Compensation paid by the Employer for such Plan Year for each such Participant bears to the Credited Compensation paid by the Employer for such Plan Year for all such Participant in that group.  Participants shall also be included in the allocation of contributions for their Participant group if, during the Plan Year, a Participant’s employment with all Affiliates terminates:

(i)           on or after reaching age 55;

(ii)          due to death;

(iii)         due to Disability; or

(iv)         due to a plant shutdown or reduction in force for which a contribution under this Section is to be made to the Plan with respect to the affected Participants, as determined by the Participating Affiliate that employs said Participants or the Employer on a uniform and nondiscriminatory basis.

Contributions made pursuant to this Section are not eligible for Matching Contributions.  Contributions made on behalf of each Participant pursuant to Section 4.3.1(a) shall be allocated to the Participant’s Company Ownership Account; contributions pursuant to Section 4.3.1(b) shall be allocated to the Participant’s Retirement Contribution Account; and discretionary contributions pursuant to Section 4.3.1(c) shall be allocated to the Participant’s Profit Sharing Contribution Account.

If application of the foregoing allocation eligibility rules under this Section 4.3.3 would cause the Plan to fail to satisfy Code § 410(b) with respect to those contributions then, notwithstanding anything herein to the contrary, additional contributions, which shall be treated as discretionary contributions under Section 4.3.1(c), shall be allocated on behalf of one or more additional Participants as provided in this paragraph or by resolution of the Employer or Committee.  Unless provided otherwise by resolution, the additional allocation shall be made to one or more Participants who have completed more than 500 Hours of Service during the Plan Year, regardless of whether they are employed on the last day of the Plan Year, beginning with the Participants with the lowest Credited Compensation.  Allocations shall continue to such Participants in ascending order of Credited Compensation until such Code provisions are satisfied or, if earlier, all Participants in this group have received an allocation.  If the foregoing allocation rule would still cause the Plan to fail to satisfy Code § 410(b) with respect to those contributions, the group of Participants eligible to receive an allocation shall be expanded in a similar manner to include one or more Participants who are employed on the last day of the Plan Year, but who have not completed more than 500 Hours of Service during the Plan Year, beginning with the Participants with the lowest Credited Compensation.

Notwithstanding the provisions of Appendix C, for the Plan Year ending December 31, 2021, a Member who is an Employee of HNI Technologies, Inc. shall not be entitled to an allocation of a Retirement Contribution if he or she is a “Design Holdings Hired Employee” (as defined in Section 2.1.34).

Section 4.4 -  Dividends.  Any dividends received with respect to HNI Stock allocated to a Participant’s Account shall be, at the election of the Participant, allocated to such Account and invested in the HNI Stock Fund or paid directly to the Participant to whose Account the dividend would otherwise be credited under Section 6.1.  The dividends to be allocated to each such Account or to be paid directly to each such Participant shall be determined on the basis of the number of share units of HNI Stock credited to the Participant’s Account as of the record date for the payment of dividends.  A Participant may elect at anytime up to 5 days prior to a dividend payment date whether to receive the dividend allocable to the Participant’s Account in cash.  If a Participant does not make an election, the Participant shall be deemed to have elected to reinvest the dividends in the HNI Stock Fund.  The Participant may change such election at anytime provided no such change will be effective with respect to a payment date for dividends within 5 days of such change.  If any dividends are to be paid to a Participant, the payment shall be made in cash to the Participant as soon as practicable following the payment of the dividend by the Employer but in no event later than 90 days after the close of the Plan Year in which the dividend was paid by the Employer.  A Participant shall be fully vested in dividends allocated to his or her Account, whether such dividends remain invested in the HNI Stock Fund or reinvested, at the election of the Participant, in other investment funds within the Trust.

The Committee may adopt administrative procedures limiting elections with respect to cash payments of small amounts of dividends where the expense of processing the payment is disproportionate to the amount of the payment.  In the event of the Participant’s death, the Participant’s Beneficiary shall be entitled to exercise the rights described above as if the Beneficiary were the Participant.

Section 4.5 -  Employer Directed Reduction of Contributions.

4.5.1 - General.  The Plan must meet the nondiscrimination tests set forth in Code §§ 401(k)(3) and 401(m)(2).  In the event the Committee determines there is a reasonable probability that either of these nondiscrimination tests will not be satisfied for a Plan Year, the Committee shall have the right to reduce (to zero if necessary) further contributions on behalf of persons who are reasonably expected to be Highly Compensated Employees for the Plan Year being tested for discrimination.  Notwithstanding anything in this Section 4.5 to the contrary, the Employer may, in its discretion, meet the nondiscrimination tests of Code §§ 401(k)(3) and 401(m)(2) and the coverage test of Code 410(b) by treating a plan benefiting otherwise excludable employees as two separate plans as permitted under Treas. Reg. §§1.410(b)-6(b)(3) and 1.410(b)-7(c)(3) or other regulations issued by the Secretary of the Treasury.

Contributions will be reduced only to the extent necessary, in the judgment of the Committee, to comply with the nondiscrimination tests.  The Committee shall first disallow or restrict future contributions on behalf of Highly Compensated Employees.  If that is not sufficient, then Excess Contributions or Excess Aggregate Contributions, as the case may be, shall be distributed (to the extent attributable to Before-Tax Contributions, Roth Contributions, After-Tax Contributions or Qualified Matching Contributions, if any) to Highly Compensated Employees on the basis of the excess amounts attributable to them as set forth below.  Determination of the amount of Excess Aggregate Contributions shall be made after first determining the aggregate amount of any Excess Contributions.  Excess Aggregate Contributions (to the extent attributable to nonvested Matching Contributions) shall be forfeited on the same basis.  Excess Contributions or Excess Aggregate Contributions shall be reduced by deducting such amounts from the accounts of the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Code  §§ 401(k)(3) or 401(m)(2) test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions or Excess Aggregate Contributions have been reduced.  For purposes of the preceding sentence, this “largest amount” is determined after distribution of any Excess Contributions or Excess Aggregate Contributions.

The amount designated by a Highly Compensated Employee to be paid to his or her Before-Tax Contribution Account and/or Roth Contribution Account but which is subject to reduction (plus any income and minus any loss attributable thereto) shall be designated as an Excess Contribution and paid by the Trustee or the Employer, as the case may be, to the Member as soon as practicable.  Any such distribution with respect to a Member for a Plan Year shall be reduced by the amount of any Excess Deferrals previously distributed to such Member for the Member’s taxable year ending with or within the Plan Year in which the Excess Contribution arose.  In allocating income or losses to Excess Contributions, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under Plan for the Plan Year.  Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.

The amount of any Matching Contribution (and any amount treated as a Matching Contribution pursuant to Section 4.5.3) that is subject to reduction (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and either paid by the Trustee or the Employer, as the case may be, to the Member as soon as practicable.  In allocating income or losses to Excess Aggregate Contributions, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Account generally, provided such method is used consistently for all Participant and for all corrective distributions under the Plan for the Plan Year.  Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.

The Employer will use its best efforts to distribute Excess Contributions and Excess Aggregate Contribution (plus any income or minus any loss thereon), or, if forfeitable, to cause a forfeiture of such amounts (plus any income and minus any loss thereon), no later than 2½ months after the end of the Plan Year of the deferral or contribution, and in no event shall the distribution or forfeiture occur later than 12 months after the end of the Plan Year of the deferral or contribution.  A distribution of Excess Contribution or Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed.  Distributions pursuant to this Section may be made without the consent of the Participant or the Participant’s spouse.  The Employer will also use its best efforts to determine and contribute to this Plan the maximum amount permitted under the rules of Code §§ 401(k) and 401(m); however, no liability to the Employer or to its agents shall result from the Members’ loss of any deferral of taxation for federal or state income purposes nor for interest on any amounts subject to pay reduction elections.

The Employer may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the then available facts and any reasonable projections.  The ratios and average percentages used in the mathematical nondiscrimination tests shall be calculated to the nearest one-hundredth of one percent of the Member’s Credited Compensation.

The Employer may adopt such guidelines as it deems reasonable and equitable to restrict the deferral elections of Highly Compensated Employees during Plan Years in which Before-Tax Contributions and Roth Contributions must be reduced under this Section.  If the Employer has previously determined that a reduction of contributions for the Plan Year is necessary, a Highly Compensated Employee who becomes eligible to participate after the first day of the Plan Year may not designate or contribute an amount to his or her Before-Tax Contribution Account or Roth Contribution Account greater than the projected average percentage for Highly Compensated Employees, as determined by the Employer at that time, after giving effect to the mandated reduction.

For purposes of this Article 4, if two or more plans which include arrangements under Code § 401(k) are considered one plan for purposes of Code § 401(a)(4) or 410(b) (other than Code § 401(b)(2)(A)(ii)), the Code § 401(k) arrangements included in such plans shall be treated as one arrangement for purposes of Code § 401(k).  If two or more plans which include matching contributions or after-tax contributions are considered one plan for purposes of Code § 401(a)(4) or 410(b) (other than Code § 410(b)(2)(A)(ii)), the matching contributions and after-tax contributions under the plans shall be treated as being made under a single plan for purposes of Code § 401(m).  For purposes of ADP and ACP testing, arrangements under Code §§ 401(k) and 401(m) may be aggregated and the ESOP portion of the Plan and the non-ESOP portion of the Plan may be aggregated.

Notwithstanding the foregoing, to the extent that the Excess Contributions or Excess Aggregate Contributions is comprised of both Before-Tax Contributions and Roth Contributions, the Plan will distribute Before-Tax Contributions first.

4.5.2 - Actual Deferral Percentage Test.  The Plan uses the prior year testing method for purposes of the ADP test.  The Actual Deferral Percentage for a Plan Year for Participant who are Highly Compensated Employees for the Plan Year and the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year, must satisfy one of the following tests:

(i)          The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)         The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participant’s who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

(a)      Special Rules.

(1)        A Participant is a Highly Compensated Employee for a particular Plan Year if he or she or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(2)        The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions and Roth Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code § 401(k), that are maintained by the Employer, shall be determined as if such Before-Tax Contributions and Roth Contributions (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code § 401(k).

(3)        The Employer may elect to aggregate this Plan with one or more other plans under Code § 401(k) sponsored by an Affiliate, in which case this Section shall be applied by determining the ADP as if all such plans were a single plan.  Any adjustments to the Non-Highly Compensated Employee ADP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance.  Plans may be aggregated in order to satisfy Code § 401(k) only if they have the same Plan Year and use the same ADP Testing Method.

(4)        For purposes of determining the ADP test, Before-Tax Contributions, Roth Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(5)        The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

(b)      Use of Qualified Non-Elective Contributions and Qualified Matching Contributions.  At the Employer’s election, all or part of any Qualified Non-Elective Contributions and Qualified Matching Contributions made under the Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test provided the following requirements (to the extent applicable) are satisfied:

(i)          The Non-Elective contributions, including those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test, satisfy the requirements of Code § 401(a)(4).

(ii)         The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test and excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the average contribution percentage test under Section 4.5.2, satisfy the requirements of Code § 401(a)(4).

(iii)        The Matching Contributions and Qualified Matching Contributions satisfy the requirements of Code § 401(m).  Those Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test shall be disregarded in making this determination.

(iv)        Except as provided in paragraphs (i) and (iii), the Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test are not taken into account in determining whether any other contributions or benefit satisfy the requirements of Code § 401(a)(4) and are not taken into account in determining whether the Plan satisfies the average contribution percentage test under Section 4.5.2.

(v)          Qualified Non-Elective Contributions may not be treated as Before-Tax Contributions or Roth Contributions if the effect is to increase the difference between the ADP for the group of eligible Highly Compensated Employees and the ADP for the group of eligible Non-Highly Compensated Employees.

(vi)         The Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to Members as of a date within the Plan Year within the meaning of Treas. Reg. § 1.401(k)-1(b)(6)(i).

(vii)       The Qualified Non-Elective Contributions and Qualified Matching Contributions made to any other qualified plan may be used by the Plan to meet the ADP test of Code § 401 (k) only if the plan year of such other plan is the same as the Plan Year.

(viii)      Qualified Non-Elective Contributions and Qualified Matching Contributions shall not be treated as Before-Tax Contributions or Roth Contributions with respect to any NHCE for purposes of the ADP Test, to the extent that such contributions exceed the greater of (A) 5% of the NHCE’s Credited Compensation for the Plan Year, or (B) two times (2x) the Plan’s representative contribution rate (within the meaning of Treasury Regulations Section 1.401(k)-2(b)(6)(iv).

4.5.3 - Actual Contribution Percentage Test.  The Plan uses the prior year testing method for purposes of the ACP test.  The Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i)          The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)          The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

(a)      Special Rules.

(1)        A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(2)        For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans to which Code § 401(m) applies shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.  If a Highly Compensated Employee participates in two or more plans subject to Code § 401(m) that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code § 401(m).

(3)        The Employer may elect to aggregate this Plan with one or more other plans under Code § 401(m), in which case this Section shall be applied by determining the ACP as if all such plans were a single plan.  Any adjustments to the Non-Highly Compensated Employee ACP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance.  Plans may be aggregated in order to satisfy Code § 401(m) only if they have the same Plan Year and use the same ACP testing method.

(4)        For purposes of determining the Contribution Percentage test, After-Tax Contributions, Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(5)        The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Matching Contributions, or both, used in such test.

(b)      Use of Before-Tax Contributions, Roth Contributions and Qualified Non-Elective Contributions in ACP Test.  At the Employer’s election, all or part of Before-Tax Contributions, Roth Contributions and Qualified Non-Elective Contributions made under this Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Matching Contributions for purposes of the ACP test provided the following requirements (to the extent applicable) are satisfied:

(1)        The Non-Elective contributions, including those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code § 401(a)(4).

(2)        The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test and those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test satisfy the requirements of Code § 401(a)(4).

(3)        The Before-Tax Contributions and Roth Contributions, including such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code § 401(k)(3).

(4)        The Before-Tax Contributions and Roth Contributions, excluding such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code § 401(k)(3).

(5)        Except as provided in paragraphs (1) and (3), the Qualified Non-Elective Contributions, Before-Tax Contributions and Roth Contributions treated as Matching Contributions for purposes of the ACP test are not taken into account in determining whether any other contributions or benefits satisfy Code § 401(a)(4) or Code §401(k)(3).

(6)        The Qualified Non-Elective Contributions are allocated to Members as of a date within the Plan Year within the meaning of Treas. Reg. § 1.401(k)-1(b)(6)(i), and the Before-Tax Contributions and Roth Contributions satisfy the requirements of Treas. Reg. § 1.401(k)-1(b)(6) with respect to such Plan Year.

(7)        Qualified Non-Elective Contributions may not be treated as Matching Contributions if the effect is to increase the difference between the ACP for the group of eligible Highly Compensated Employees and the ACP for the group of eligible Non-Highly Compensated Employees.

(8)        The Qualified Non-Elective Contributions, Before-Tax Contributions and Roth Contributions made to any other qualified plan may be used by this Plan to meet the test of Code § 401(m)(2)(A) only if the plan year of such other plan is the same as the Plan Year.

(9)        Qualified Non-Elective Contributions shall not be treated as Matching Contributions with respect to any NHCE for purposes of the ACP Test, to the extent that such contributions exceed the greater of (A) 5% of the NHCE’s Credited Compensation for the Plan Year, or (B) two times (2x) the Plan’s representative contribution rate (within the meaning of Treasury Regulations Section 1.401(m)-2(b)(6)(v).

Section 4.6 -  Rollover Contributions and Transfers Into the Plan.

4.6.1 - Trustee Authorized to Accept Rollover Contributions.  With the consent of the Employer, the Trustee shall accept rollover contributions described in this Section 4.6.1 from any individual who has become a Member (whether or not eligible to otherwise participate in the Plan), if the contribution consists of all or any portion of a distribution from an employees’ trust described in Code § 401(a) and exempt from taxation under Code § 501(a), from a qualified plan described in Code § 403(a), from an annuity contract described in Code § 403(b), from an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided the contribution is transferred to the Trustee on or before the 60th day following receipt of the distribution.  The Member must have received the distribution due to his or her status either as a participant in the plan associated with such trust or as an alternate payee entitled to benefits from such trust, and not as a surviving spouse or other beneficiary of a participant.

The distribution may be rolled over into this Plan only if the distribution is a single payment of the Member’s entire interest in the trust, or if it is a partial distribution that is not part of a series of equal (or almost equal) payments that are made at least annually for the Member’s lifetime or life expectancy, for the lives of the Member and his or her beneficiary or their life expectancies, or for a period of ten years or more.  No distribution may be rolled over, however, to the extent it consists of a required minimum distribution under Code § 401(a)(9).

In addition, with the consent of the Employer, the Trustee shall accept any rollover contribution, regardless when it is made, that constitutes a qualifying rollover contribution under Code § 408(d).  Generally, this requires that the contribution consist only of the entire amount (including cash and other property) from an individual retirement account described in Code § 408(a), or the entire value of an individual retirement annuity described in Code § 408(b), and no other amounts, and no amount in said account and no part of the value of said annuity is attributable to any source other than a rollover contribution as defined in Code § 402(c)(5) consisting of a distribution from an employees’ trust described in Code § 401(a), which is exempt from taxation under Code § 501(a) or an annuity plan described in Code § 403(a), and any earnings on such sum, and further that the transfer to the Trustee occurs on or before the 60th day following receipt by the Member of the amount from said account or said annuity.  However, a rollover contribution attributable to a distribution from such an employees’ trust before January 1, 1993, will be considered a qualifying rollover contribution subject to this Section 4.5.1 only if (a) such rollover contribution consists of a qualifying total distribution as defined in Code § 402(a)(5)(E)(i) (as in effect on December 31, 1992); and (b) such rollover contribution does not consist of the amount distributed under a qualified domestic relations order to a spouse or former spouse as alternate payee.

Accumulated deductible employee contributions within the meaning of Code § 72(o)(5) may not be rolled over to this Plan.

The Trustee and the Employer may require the Member to provide evidence satisfactory to them that the foregoing conditions have been satisfied.  In the event that a contribution (or any portion) purported to be rollover contribution does not qualify as a rollover contribution, the contribution (or the non-qualifying portion) will be returned to the Member.  Rollover contributions shall be allocated to the Participant’s Rollover Account and a separate Rollover Account may be established for each separate rollover.

Notwithstanding the foregoing, the Plan will accept a rollover contribution to the Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code § 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code § 402(c).

4.6.2 - Direct Rollovers and Direct Transfers.  The Trustee may accept, with the express approval of the Employer, a direct rollover or transfer of funds to an individual’s Rollover Account hereunder from the trustee or insurer with respect to any amount to be distributed from an employees’ trust described in Code § 401(a), which is exempt from taxation under Code § 501(a) (including after-tax employee contributions), from the trustee or custodian of an account or annuity described in Code § 408, from a qualified plan described in § 403(a) (including after tax employee contributions), from an annuity contract described in Code § 403(b) (excluding after-tax employee contributions), and an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  However, a direct rollover may be accepted by the Trustee only if the assets to be transferred could otherwise be rolled over pursuant to Section 4.5.1.  Also, transfers may be permitted of any assets held in an employee’s trust described in Code § 401(a) and exempt from taxation under Code § 501(a), including transfers on behalf of an alternate payee under a qualified domestic relations order.  If the Employer consents, property in the form of a note representing a Participant loan may be transferred (but not directly rolled over) to this Plan, and shall be considered as a loan under this Plan.  No direct transfer or direct rollover may be made if in the opinion of the Employer such a transfer or rollover will adversely affect the exempt status of the Trust under Code § 501(a).  As a condition of the transfer, the Employer may require the Member to provide such information as it may determine to be relevant.

4.6.3 - Effect on Participation in the Plan.  Direct transfers and direct rollovers may be made without regard to whether a Member has become a Participant pursuant to Article 3, but nothing herein shall alter the requirements to become a Participant under Article 3.

4.6.4 - Rollover of Loans.  The Trustee may accept, with the approval of the Employer, the rollover of any outstanding loan or loans of any Participant who (a) becomes a Participant in connection with the acquisition by the Employer or any affiliate of the Employer of assets or stock of the Participant’s former employer or an affiliate thereof, and (b) elects to rollover his or her entire account in the qualified retirement plan of the Participant’s former employer to the Plan.  The Trustee may accept any such loans only if the loans are not in default.  A loan shall be considered in default for this purpose if the Participant has received notice from the prior plan that he or she has received a deemed distribution of his or her outstanding loan amount and will be considered as having income in that amount for the year of the deemed distribution.  The Administrator may administer the repayment of any loan rolled into the Plan in accordance with the terms of the loan and repayment schedule or may condition the approval of the loan rollover on the Participant’s consent to the re-financing of the loan or revision of the repayment schedule (such as changing the repayment schedule from quarterly to monthly), as the Administrator deems necessary or appropriate to reduce the administrative burden of administering the loan or loans.

4.6.5 - In-Plan Roth Rollover. In a manner consistent with Code § 402A(c)(4)(E), a Participant or Beneficiary may elect (in a form prescribed by the Administrator) to have any portion of his or her Account be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for and shall still be subject to the distribution constraints found in Article 8 applicable to them prior to the conversion.

Section 4.7 -  Make-up Contributions for Omitted Participants.  If, after the Employer’s contribution pursuant to Section 4.2 or 4.3 has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or a Member who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than he or she should have received, the Employer may, at its election and in lieu of reallocating the prior contributions, make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him or her the same percentage of his or her Credited Compensation as if the oversight or mistake had not been made Contributions pursuant to this Section 4.7 shall be allocated to a Participant’s Account in accordance with the requirements of this Article that relate to the type of contribution to which the make-up contribution relates.

Section 4.8 -  After-Tax Member Contributions.  Subject to the limitations of Sections 4.5 and 5.1 hereof, the Employer shall contribute to the Plan for each Plan Year an amount equal to the amount deducted and withheld from each Participant’s Credited Compensation during such Plan Year as an After-Tax Contribution pursuant to the Participant’s election.  All amounts are to be expressed as whole percentages of Credited Compensation, or in such other manner of uniform application specified by the Employer.  The percentage so elected under this Section 4.8 may not exceed the difference between the percentage limitation determined from time to time by the Committee under (1) of Section 4.1.1(a) and the percentage elected by the Participant as an elective deferral under Section 4.1.1(a).  No Participant shall be required to make a contribution pursuant to this Section.  Contributions made pursuant to this Section are not eligible for Matching Contributions.

An election to make a contribution under this Section shall be made by a written, telephonic or electronic authorization, as prescribed by the Committee, including an authorization of payroll deductions, and shall become effective on a date determined under the rules of the Committee.  Changes in the rate of contributions may be made pursuant to rules and regulations prescribed by the Committee.  After-Tax Contributions made by a Participant shall be credited to the Participant’s After-Tax Contribution Account as they are received by the Trustees and reported by the Committee, but not later than the last day of the Plan Year for which they are made.

Section 4.9 -  Return of Contributions.  Contributions by the Employer or any other Affiliate may be returned if:

(a)          The contribution was conditioned on the initial qualification of the Plan under Code § 401(a), the Plan does not so qualify and the contribution is returned within one year after the Plan is found to not so qualify;

(b)          The contribution was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of the last paragraph of this Section; or

(c)          The contribution was conditioned on its deductibility under Code § 404, the deduction is disallowed under said section, the contribution is returned within one year of the disallowance of the deduction, and the return satisfies the requirements of the last paragraph of this Section.

The return of a contribution (or a portion of a contribution) to the Employer or an Affiliate satisfies the requirements of this paragraph if the amount so returned (i) does not exceed the amount which was attributable to the mistake of fact or error in determining the deduction, as the case may be, (ii) does not include the net earnings attributable to such excess contributions, (iii) is reduced by any net losses attributable to the excess contribution, and (iv) does not reduce the Account of any Participant to less than such Account would have been had the returned contribution never been made.

ARTICLE 5.  RESTRICTIONS ON ANNUAL ADDITIONS

Section 5.1 -  General Restrictions.  Annual Additions under the Plan shall be subject to the rules of this Article 5.  The provisions of this Article are subject to any additional limitations in other sections of the Plan.  The restrictions contained in this Article apply to qualified plans and only such plans maintained by Affiliates, whether or not such plans have previously been terminated.

Section 5.2 -  Maximum Permissible Amount.

(a)         Annual Additions that would be allocated to Accounts of a person under this Plan and under any other plan as of an Accounting Date within a Limitation Year in excess of the remaining Maximum Permissible Amount (based on 415 Compensation up to such Accounting Date) shall be reduced to the extent of any such excess.  The remaining Maximum Permissible Amount is determined by subtracting from the Maximum Permissible Amount for the Limitation Year the allocations of Annual Additions to such person’s accounts under defined contribution plans or welfare benefit plans, as defined in Code § 419(e), as of Accounting Dates preceding the current Accounting Date which are within the Limitation Year.  Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated prior to any defined contribution plan allocations regardless of the actual Accounting Date.

(b)         If a Participant’s aggregate Annual Addition exceeds the Maximum Permissible Amount for the Limitation Year, the correction of the excess Annual Additions shall be made in accordance with the Employee Plans Compliance Resolution System or any similar written authority of the Treasury Department or Internal Revenue Service that provides a method for correction of excess Annual Additions.

Section 5.3 -  Differing Accounting Dates.  If the Accounting Date under this Plan does not coincide with an Accounting Date under any other defined contribution plan or welfare benefit fund of an Affiliate to which allocations are made the reduction of the Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the Accounts of said person under this Plan.  Any such reduction shall be effected by reducing the person’s contributions (to the extent included in Annual Additions) made as of a date within the Limitation Year in the following order: after-tax contributions, unmatched Before-Tax Contributions, matched Before-Tax Contributions (together with the corresponding Qualified Matching Contributions), unmatched Roth Contributions, matched Roth Contributions (together with the corresponding Qualified Matching Contributions), Employer contributions other than Before-Tax Contributions, Roth Contributions and Qualified Matching Contributions, forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code § 419(e) of an Affiliate.  If contributions or forfeitures for more than one Affiliate are present, any reduction of such amount shall be made proportionately.

Section 5.4 -  Coincidental Accounting Dates.  If an Accounting Date of the Plan coincides with an Accounting Date of any other defined contribution plan or welfare benefit fund of an Affiliate on which allocations are made, the reduction of Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the accounts of said person under said plans and funds as follows:

(a)          If all of said other plans and funds contain a provision substantially similar to this Article 5, then the reduction shall first be accomplished by reducing a person’s after-tax contributions (to the extent included in Annual Additions) made at any time within the Limitation Year, unmatched Before-Tax Contributions, matched Before-Tax Contributions (together with the corresponding Qualified Matching Contributions), unmatched Roth Contributions, matched Roth Contributions (together with the corresponding Qualified Matching Contributions), Employer contributions other than Before-Tax Contributions, Roth Contributions and Matching Contributions, forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code § 419(e)) of an Affiliate.  If contributions or forfeitures for more than one Affiliate are present, any reduction of such amounts shall be made proportionately.  If there are contributions of the same priority category present in more than one plan or fund, contributions in the highest priority category shall be reduced to zero before any reduction shall be made in a lower priority category.  The amount of the reduction in each priority category as of said Accounting Date shall be proportionate as to each priority category for the Plans having amounts in such priority category.  This paragraph shall be applied to all categories until the required reduction has been effected.

(b)          If one or more of the other defined contribution plans having an Accounting Date coinciding with the Accounting Date under this Plan do not have a provision similar to this Article 5, the provisions of Section 5.2 shall be applied to this Plan after giving effect to the rules governing the allocation of Annual Additions of such other plans.

ARTICLE 6.  ADJUSTMENT OF ACCOUNTS

Section 6.1 -  Daily Processing.  As of each Accounting Date, the Account of each Participant and Beneficiary shall be revalued in accordance with this Section 6.1.  The Committee or its Administrative Delegate shall, following the end of each Accounting Date, allocate net gains or losses and process additions to and withdrawals from Participant Accounts in the following manner:

(a)          The Trustee shall first compute and/or obtain from an internal or external pricing service the fair market value of each investment fund designated by the Committee for direction of investment by the Participants of this Plan.  Each Account invested in each of the investment funds shall be adjusted each Accounting Date by applying the closing market price of the investment fund on the current business day to the share unit balance of each Account invested in the investment fund as of the close of business on the current business day.

(b)         The Trustee shall then account for any requests for additions, withdrawals or loans made to or from a specific designated investment fund by any Participant, including allocations of contributions, dividends on HNI Stock that are not paid directly to the Participant pursuant to Section 4.4 and loan repayments.  Contributions received by the Trustee shall be allocated to Participant Accounts as soon as administratively practicable following the date such contribution was received by the Trustee.  No contribution under this Plan shall be taken into account until the Accounting Date coinciding with or next following the Accounting Date such contribution was both actually paid to the Trustee and allocated among Participant Accounts.

(c)          Notwithstanding paragraphs (a) and (b) above, in the event a pooled investment fund is created as a designated investment fund for the Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment shall be governed by the written agreement providing for the administration of the pooled investment fund.

(d)         Notwithstanding paragraphs (a) and (b) above, Loan Funds shall be valued at the amount of unpaid principal and accrued interest as of the Accounting Date.

It is intended that this Section operate to distribute among each Participant Account all income of the Trust and changes in the value of the assets of the Trust.

Section 6.2 -  Adjustment on Severance from Employment.  In the event of Severance from Employment of a Participant under circumstances requiring a distribution of benefits to him or her or to his or her Beneficiaries, the Participant’s Account balance shall be valued as of the Accounting Date immediately prior to the date of distribution or as close as administratively practicable to the date of distribution.

Section 6.3 -  Adjustment on Direction.  A valuation of the Trust shall be made as of any other date specified by the Administrator and such date shall be an Accounting Date.

ARTICLE 7.  FUNDING AND INVESTMENT OPTIONS

Section 7.1 -  Establishment of Funding Policy.  The Administrator shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and (b) communicate this policy to the Trustee in writing, and direct and supervise the Trustee’s actions to see that this policy is carried out.  The Administrator may, however, delegate this function to an investment manager.  An investment manager (if appointed) shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust (as designated in the delegation), except as set forth in Section 7.2.4 with respect to the HNI Stock Fund.  The investment manager must be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in said Act, or an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one state.  The investment manager must have acknowledged in writing that it is a fiduciary with respect to the Plan.  The foregoing requirements for investment managers shall not apply to Accounts separately invested at the direction of the Participant or Beneficiary.

Section 7.2 -  Separate Funds.  Participants and Beneficiaries generally may not direct the investment of their Accounts except among separate investment funds (including the HNI Stock Fund) as described in this Section 7.2.

7.2.1 - In General.  In recognition of the fact that existing and future Participants and Beneficiaries may have diverse economic situations which make it desirable to permit some degree of individual selection of different types of investments in the Trust, and to a minimum extent necessary to assure compliance with Code Section 401(a)(35), the Administrator shall establish a minimum of three separate investment funds (other than the HNI Stock Fund), each of which is diversified and has materially different risk and return characteristics, subject to this Section 7.2.  A pooled investment fund shall be treated as a separate fund under Section 7.2 to the extent the provisions of this Section do not conflict with the terms of the service agreement and trust agreement executed in connection with the pooled fund.  The Trustee shall hold, manage, administer, invest, reinvest, account for, and otherwise deal with the Trust and each separate fund as provided in the Trust Agreement.

Upon becoming a Participant or at any time thereafter each Participant may elect, pursuant to rules and procedures adopted by the Committee, and effective at such time as prescribed by the Committee, that contributions to such Participant’s Account, repayments of a loan made pursuant to Article 14, or dividends invested in HNI Stock pursuant to Section 4.4 shall be invested in any one or more of the separate funds.  Subject to rules established by the Committee and the provisions of this Section 7.2.1, a Participant may change his or her investment directions with respect to future contributions and also may direct that any portion of his or her Account be transferred to another fund or reallocated among the funds.  In no case may any Participant or Beneficiary change investment direction with respect to future contributions or direct a reallocation of the investment of his or her Account if the direction would cause the investment in HNI Stock to exceed twenty-five percent (25%) of the current value of the Participant’s total Account.  A Participant or Beneficiary may sell all or any portion of the HNI Stock in his or her Account at any time and reinvest the proceeds in accordance with the investment election on file with the Plan or into any fund or funds elected by the Participant or Beneficiary.

The Plan is intended to constitute a plan described in ERISA § 404(c) so that neither the Committee nor any other Plan fiduciary shall have any liability for losses which are the direct and necessary result of a Participant’s investment instructions, except with respect to Company Ownership Accounts and ESOP Accounts.  In furtherance of this intent the Committee (or its delegate) shall be responsible for ensuring that adequate procedures are installed and utilized for the safeguarding of confidential information as to the ownership of, and the exercise of ownership rights with respect to, any Stock.  In addition, the Committee (or its delegate) shall appoint an independent fiduciary to carry out those activities which the Committee determines involve a potential for undue Employer influence on Participant with regard to the direct or indirect exercise of shareholder rights with respect to Stock.

7.2.2 - Establishment of Separate Funds.  The Administrator may at any time or from time to time establish separate funds by written resolution.  Any separate fund shall at all times remain a part of the Trust and subject to all of the Trust provisions, and the total of such separate funds existing at any time, in addition to funds that are not so separately invested, shall comprise the total Trust attributable to Accounts.

In establishing separate funds, the Administrator may authorize, but shall not require, each Participant or Beneficiary having an interest in the Trust to transfer assets allocated to him or her from one separate fund to another and, by a separate election, to allocate future contributions to separate funds, at such time or times and upon such terms, restrictions, rules and conditions as the Administrator may determine; provided, however, that all such terms, restrictions, rules and conditions shall:

(a)       Be uniform, requiring persons in like circumstances to be treated in the same manner (although the Administrator’s rules may distinguish between types of Accounts);

(b)      Grant to each Participant (including Participants who have had a Severance from Employment) and Beneficiary the right to select the separate fund or funds (authorized by the Administrator) in which the assets allocated to him or her and, by a separate election, future contributions are to be invested; and

(c)      Specify the general nature or type of investments to be utilized for each separate fund.

Separate funds established pursuant to this Section may be created as a part of a trust fund, an insurance contract, or both.  However, all assets of the Plan must be held either in trust, in an insurance contract, or in a combination of both.  Investment changes may be made on any Accounting Date.  Each separate fund shall be valued in the same manner and at the same times as the Trust is required to be valued, as provided in Section 6.1.

If contributions are allocated to a Participant who has not made an investment election, the Trustee shall invest Company Ownership Contributions in HNI Stock and the remainder in an age-appropriate target date fund based on the Participant’s date of birth and assuming retirement on the Plan’s Normal Retirement Date.

7.2.3 - Consolidation of Funds.  At such time or times as the Administrator may determine, one or more separate funds may be consolidated, using fair market value as of the date of consolidation.  The consolidation is to be governed by uniform terms, restrictions, rules and conditions as the Administrator may determine.  The consent of any individual Participant or Beneficiary shall not be required to permit a consolidation.

7.2.4 - Requirement to Offer HNI Stock Fund.  A separate investment fund comprised of HNI Stock shall be maintained at all times as part of the Trust.  The Trustee shall have no discretion with regard to maintaining such fund, offering such fund for Participant-directed investment or with regard to the fund’s continuing investment in HNI Stock.  As necessary to administer such fund, the Trustee may maintain a minimal level of cash in such fund.  Each Participant and Beneficiary shall have the option to invest a portion of his or her Accounts in such fund, in accordance with the limits set forth in Section 7.2.1 or that may be implemented by the Committee pursuant to Section 7.2.5.

7.2.5 - Authority to Take Action in Case of Abuse.  In addition to the authority set forth in this Section 7.2 to establish rules relating to investments, the Committee retains the authority to take any action, with respect to a Participant’s or Beneficiary’s investment in any separate investment fund, it deems necessary or appropriate to protect the interests of other Participants and Beneficiaries, to the extent permitted by applicable law.  Without limiting the scope of the foregoing authority, such actions may include:

(a)      restricting a Participant’s or Beneficiary’s ability to direct contributions or transfers into or out of one or more separate investment funds, such as, for example, by imposing limits on the number of transactions in a period or by imposing limits on the amount that may be involved in any single transaction or a combination of these two restrictions;

(b)      imposing charges on a Participant’s or Beneficiary’s transfers into or out of one or more separate investment funds;

(c)      barring a Participant or Beneficiary from investment in one or more separate investment funds;

(d)      suspending a Participant’s or Beneficiary’s ability to direct contributions or transfers into or out of one or more separate investment funds;

(e)       directing the Trustee not to execute investment instructions given by a Participant or Beneficiary, in which case the funds subject to the unexecuted investment instructions shall be invested in the fund designated as the default election (applicable in the case where no election has been made or where the elections in effect do not total 100 percent) in effect at the time; or

(f)       directing the Trustee to take action with respect to the investment activities of a Participant or Beneficiary.

The Committee may rely on information provided by the Fund manager or the Trustee in determining whether a Participant’s or Beneficiary’s actions are adversely affecting other Participants and Beneficiaries invested in the separate investment fund.  In addition, the Committee may take any action it deems necessary or appropriate, including directing the Trustee to take action with respect to the investment activities of a Participant or Beneficiary, upon receiving notice from the fund manager or the Trustee that certain actions taken by a Participant or Beneficiary constitute a violation of the prospectus or other published rules governing a separate investment fund as interpreted by the fund manager or Trustee.  Notwithstanding anything to the contrary in Section 7.2.1, any actions described above that may be taken by the Committee with respect to one Participant or Beneficiary may be taken, in the discretion of the Committee, with respect to all Participants or Beneficiaries as a preventive measure, regardless of any actual violation, provided such action is applied on a uniform and non-discriminatory basis, is permitted by applicable law and will not cause the Plan’s fiduciaries to lose the protections of ERISA § 404(c).  Any of the foregoing authority may be delegated by the Committee to any other entity or individual as the Committee deems appropriate.  In addition, any of the foregoing authority may be exercised by the Committee, and the Committee may take any of the actions that could be taken by the Committee under the foregoing provisions.

Section 7.3 -  Investment Through a Brokerage Window.  The Administrator may, in a nondiscriminatory manner, permit investment directly in securities through “brokerage window” arrangements.  These arrangements may be continued for any period of time determined in the discretion of the Administrator.  The Participant or Beneficiary may invest in any asset in which the Trustee could invest, subject only to the restrictions that no investment shall be made which would constitute a prohibited transaction, create unrelated business income or expose the Accounts of other Participants or Beneficiaries to potential liabilities.  The Administrator shall establish procedures and guidelines designed to enforce such restrictions.  The Administrator shall provide reasonable notice to affected Participants prior to terminating any such arrangements (at which time the affected Participants shall be required to elect among the investment funds described in Section 7.2).  During any period a Participant or Beneficiary is directly investing the assets in his or her Account, the Trustee shall have no responsibility with respect to said Account other than to execute, in a reasonable manner and within a reasonable time, proper investment directives made by said person.  Without limiting the generality of the foregoing, the Trustee shall have no responsibility to review or make recommendations with respect to any asset or transaction with respect to said Account.

Section 7.4 -  Shareholder Rights.  A Participant shall have the right to direct the Trustee as to the manner in which shares of HNI Stock allocated to such Participant’s Account is to be voted on each matter brought before an annual or special stockholders’ meeting of the Employer.  Before each such stockholders’ meeting, the Employer shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential direction on how such shares of HNI Stock allocated to such Participant’s Account shall be voted on each such matter.

Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of HNI Stock allocated to such Participant’s Account, and the Trustee shall have no discretion in such matter.  The instructions received by the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including Members, officers or directors of any Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (a) is not an Affiliate, or a Member, officer or director thereof, and (b) agrees not to divulge such directions to any other person, including Members, officers or directors of the Employer and its Affiliates.

Each Participant (or Beneficiary) who provides voting instructions, as a “named fiduciary” within the meaning of ERISA § 402(a)(2), shall also direct the vote of a portion of any shares of HNI Stock for which a signed voting direction instrument is not timely received from the Participants (“Undirected Shares”).  A Participant who provides directions as to his or her own shares of HNI Stock is treated as providing voting directions for a number of Undirected Shares that is equal to the total number of Undirected Shares multiplied by a fraction, the numerator of which is the total number of shares of HNI Stock allocated to the Participant’s Account for which the Participant has provided voting instructions and the denominator of which is the total number of shares of HNI Stock allocated to the Accounts of all Participants who have given the Trustee voting instructions.

A Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) shall the right in accordance with ERISA § 403(a)(1) to direct the Trustee as to the manner in which to respond to a tender or a tender exchange offer with respect to shares of HNI Stock allocated to such Participant’s Account.  The Employer shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Employer in connection with any such tender or exchange offer.  Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares (including fractional shares) of HNI Stock allocated to such Participant’s Account.  The instructions received by the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers, directors or Members of any Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (a) is not an Affiliate, or any officer, director or Member thereof and (b) agrees not to divulge such instructions to any other person, including Members, officers or directors of any Affiliates.  If the Trustee shall not receive timely instruction from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer such Participant or Beneficiary shall be deemed to have timely instructed the Trustee not to tender or exchange shares of HNI Stock and the Trustee shall not tender or exchange any shares of HNI Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter.

ARTICLE 8.  VESTING AND DISTRIBUTION OF BENEFITS

Section 8.1 -  Vesting.  Except as is provided below, all Accounts shall be fully vested and nonforfeitable at all times:

(a)         A Participant’s Sagus Plan Nonelective Employer Contribution Account shall be vested in accordance with the provisions of Addendum D of this Plan.

(b)         A Participant’s Sagus Plan Employer Matching Contribution Account shall be vested in accordance with the provisions of Addendum D of this Plan.

Section 8.2 -  Distribution Upon Severance from Employment for Any Reason Other Than Death.  A Participant who has a Severance from Employment with all Affiliates for any reason other than death shall be entitled to a distribution of his or her Account, as last adjusted pursuant to Article 6, in the manner specified in Section 8.4 and Section 8.5 at the time specified in Section 8.4 and Section 8.5.  The Trustee shall pay and distribute benefits hereunder in accordance with the instructions of the Administrator.

Section 8.3 -  Distribution Upon Death.  If a Participant dies prior to Severance from Employment, his or her Account, as last adjusted pursuant to Article 6, shall be available for distribution in accordance with this Section 8.3 in the same manner and at the same time as would have been available for distribution to the Participant had he or she lived.  The foregoing sentence also applies in the case of the Participant’s death after Severance from Employment but before distributions to which he or she is entitled have begun.

8.3.1 - Distributee.  Distribution of the Participant’s Account shall be made to the person, if any, who is legally married to the Participant at the time of the Participant’s death (“surviving spouse”).  If there is no surviving spouse or the surviving spouse consents to a waiver of benefits in the manner described in Subsection 8.3.2, the Account shall be distributed to the Participant’s Beneficiary or Beneficiaries.

If distribution is to be made to more than one person, it shall be made in the proportions designated by the Participant in a writing signed and filed with the Employer prior to the Participant’s death.  The Administrator shall instruct the Trustee to maintain separate Accounts with respect to the portions designated for different Beneficiaries or groups of Beneficiaries, if the Participant so requests in order to have the rules of Code § 401(a)(9) applied separately to each portion under the special rule in Treas. Reg. § 1.401(a)(9)-8, Q&A 2(b) (or any successor regulation).  Such Accounts shall include a proportionate share of each subaccount and investment fund in the Participant’s Account, except as otherwise agreed by the Participant and Administrator.  If a Participant designates more than one person to receive a benefit and if any of the designees predecease the Participant or die prior to complete distribution to the designee of his or her share without provision having been made for that contingency in the designation, the Trustee, pursuant to the Employer’s instructions, shall distribute that share or the balance of the benefits to the surviving designee or designees proportionately as the portion designated by the Participant for each bears to the total portion designated for all survivors.  The Beneficiary of a deceased Participant may also file a written beneficiary designation with the Employer pursuant to this Subsection 8.3.1.  The spousal consent rules in Subsection 8.3.2 shall not apply to such Beneficiary’s designation.

If a Participant files no Beneficiary designation or revokes a designation previously filed without filing a new designation, or if all persons so designated shall predecease the Participant or die prior to complete distribution to them, the Trustee, in accordance with the Administrator’s instructions, shall distribute the death benefit or the balance of the benefits to the following persons who shall be deemed Beneficiaries:

(a)       to the surviving spouse of the deceased Participant, if any, or

(b)      if there shall be no surviving spouse, to the surviving children of the Participant (including a legally adopted child), if any, per stirpes and not per capita, or

(c)      if there shall be no surviving spouse or surviving children, to the executor or administrator of the estate of the Participant, or

(d)      if no executor or administrator shall have been appointed for the estate of the Participant within six months from the date of the Participant’s death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate.

“Per stirpes” means that the Participant’s assets are divided equally among his or her children.  If one of the children dies before the Participant, that child’s share is divided equally among his or her own children.

A beneficiary designation that designates a spouse as the sole primary Beneficiary (either by name or by description of the relationship) will be deemed revoked by a divorce decree or a legal separation that relates to such spouse, unless a subsequent beneficiary designation is made.  The deemed revocation of the primary designation shall cause any designation of contingent Beneficiaries to be considered a designation of primary Beneficiaries.  If the spouse named in the divorce decree or legal separation is one of two or more primary Beneficiaries, the spouse shall be deemed to have predeceased the Participant upon the Participant’s death, unless the spouse has been named in a beneficiary designation submitted by the Participant after the date of the divorce decree or legal separation.

A Beneficiary shall be entitled to disclaim all or any portion of the distribution payable under this Section.  In the event such a disclaimer is made, the disclaimed amount shall be payable in the manner specified in the Participant’s Beneficiary designation, or if not so specified, to the remaining Beneficiary or Beneficiaries as if the disclaiming Beneficiary died on the date before the Participant’s death.  A Beneficiary who disclaims any distribution shall not have any power of appointment over the amount disclaimed nor any other power of any nature to direct or control the disposition of the disclaimed amount.

Notwithstanding the above, if any death benefit becomes payable to the spouse of the deceased Participant or to the trustees of a trust to which a transfer from the estate of the deceased Participant would qualify for the marital deduction described in Code § 2056, and if the surviving spouse elects, the death benefits shall be paid to the spouse or the trustees only in a manner that will qualify the death benefits for the marital deduction described in Code § 2056 and, unless specifically directed by the Participant to the contrary pursuant to an effective Beneficiary designation, any benefits remaining after the death of the spouse shall be paid to the spouse’s estate or the trustees, as the case.

8.3.2 - Spousal Consent to Designation of Non-Spouse Beneficiary.  A surviving spouse’s consent to a waiver of benefits must be in writing, must acknowledge the effect of the waiver and must be witnessed by a Plan representative or notary public.  The consent must also designate the alternative Beneficiaries (specified by name or by class, contingent or not).  A spouse may not revoke a consent without the written consent of the Participant.  Any Beneficiary designation may be revoked or changed by written instrument signed and filed prior to the Participant’s death.  No change, other than the revocation of a prior designation, may be made by a married Participant without the written consent of the Participant’s spouse as provided above.  A subsequent marriage shall void any previous designations, except as otherwise required under a Qualified Domestic Relations Order.

8.3.3 - Benefit Accruals for Periods of Military Service.  If a Participant dies while performing Qualified Military Service, the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.  The Plan treats an individual who dies or becomes Disabled while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability.

The Plan will determine the amount of employee contributions and the amount of Before-Tax Contributions of an individual treated as reemployed under this Section 8.3.3 for purposes of applying paragraph Code § 414(u)(8)(C) on the basis of the individual’s average actual Member contributions or Before-Tax Contributions for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) the actual length of continuous service with the Employer.

Section 8.4 -  Manner of Paying Benefit.  The Participant or Beneficiary, as the case may be, shall select from the following forms of distribution for any benefit payable under Article 8, whether to a Participant or Beneficiary; provided, however, that if the value of the Participant’s Account does not exceed $1,000 (taking into account the Participant’s entire Account, including any Rollover Contributions Account, Roth Rollover Contributions Account and any Prior Plan Account), distribution shall be made only in the form of a single lump sum payment.

8.4.1 - Lump Sum or Installment Payments.  Subject to the provisions of Section 8.5 as well as the provisions of the Plan regarding required minimum distributions under Code §  401(a)(9), a Participant who meets any eligibility requirement set forth below or any Beneficiary, as the case may be, may elect from the following forms of distribution for any benefit payable under Article 8:

(i)           A single lump sum distribution; or

(ii)          A series of substantially equal installment payments (including annual, semiannual, quarterly, or monthly) over a period of time that does not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant’s designated Beneficiary); provided that any Participant making such an election has attained age 55 as of the date such payments are to commence.  In addition, any Participant or Beneficiary may revise the amount or duration of his or her installment payments at any time.

Notwithstanding the foregoing, any Participant who has attained age 55 or any Beneficiary may request to receive a partial distribution of his or her Account balance in cash regardless of whether installment payments have commenced.

8.4.2 - Cash or In-Kind (In HNI Stock or a Participant Loan Balance).  With respect to distribution of any portion of an Account that is invested in HNI Stock, the Participant or Beneficiary may elect a lump sum distribution in cash, shares of HNI Stock, or a combination of cash and HNI Stock, except that if the Participant or Beneficiary elects distribution in installments, such installments shall be made only in cash.  If an Account contains a Loan Account, the balance outstanding on the loan shall be distributed in-kind if the Participant or Beneficiary has requested to roll over the loan to a retirement plan that will accept the rollover.  In all other cases, the Loan Account shall be distributed by offsetting it against the Participant’s Account.  The distribution in-kind or by offset shall occur as of the first date any distribution is to be made and such distribution shall be considered as a total distribution of the entire amount invested in the Loan Account.

8.4.3 - Prior Plan Accounts.  In addition to any additional optional forms of benefit or other protected benefits set forth in Addendum A applicable to certain transferred amounts, amounts attributable to a Participant’s participation in a prior employer’s plan that were transferred to the Plan in connection with a merger of the prior employer’s plan into the Plan shall be subject to all of the distribution requirements, features, elections, options and restrictions as applicable to similar types of contributions to and under the Plan.  For example, before-tax or Roth elective deferrals to a prior employer’s plan with respect to a Participant shall be treated under the Plan, for distribution purposes, as if such deferrals were Before-Tax Contributions or Roth Contributions (as applicable).  The prior employer’s plans that were merged into the Plan are set forth in Section 1.1.

Section 8.5 -  Commencement of Distribution.

8.5.1 - General.  The distribution of benefits will begin within a reasonable period after the Participant (or the Beneficiary, if the Participant is becomes eligible and elects to receive a distribution, subject to the minimum required distribution provisions of Section 8.6.  If a terminated Participant requests a distribution and is rehired before the distribution is completed, the prior distribution request shall be nullified.  The distribution of Loan Accounts shall comply with Section 8.4.2 and, to the extent not in conflict with Section 8.4.2, with this Section 8.5.

8.5.2 - Distribution of Small Accounts.  Notwithstanding any other provision of the Plan, if the value of the Participant’s Account does not exceed $1,000 (taking into account the Participant’s entire Account, including any Rollover Contributions Account and any Prior Plan Account), distribution of such an Account prior to Normal Retirement Age shall be made as soon as practicable after a Participant’s Severance from Employment without the consent of the Participant.

8.5.3 - Distributions in Excess of $1,000.  If the value of the Participant’s Account exceeds $1,000 (taking into account the Participant’s entire Account, including any Rollover Contributions Account, Roth Rollover Contributions Account and any Prior Plan Account), (a) no distributions prior to Normal Retirement Age shall be made from such Account without the consent of the Participant, (b) the Participant or Beneficiary must file a benefit election form before payment of benefits may commence, and (c) the Participant may elect to defer the distribution of benefits under the Plan to a date no later than the later of (i) the April 1 following the calendar year in which the Participant attains age 70½ (age 72 for Participants that turned age 70 ½ after January 1, 2020) or (ii) the April 1 following the calendar year in which the Participant incurs a Severance from Employment.

8.5.4 - Account Distribution Availability Requirement.  Distributions shall be permitted to commence in accordance with the requirement of Code §401(a)(14), which provides that a Participant shall be permitted to elect commencement of distribution no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date the Participant attains his or her Normal Retirement Date, (b) the date he or she has a Severance from Employment with the Employer and all Affiliates, or (c) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan.

In addition, notwithstanding any contrary provisions of this Plan, distributions shall be permitted to commence in accordance with the requirement of Code §409(o).  Accordingly, a Participant shall be permitted to elect commencement of distribution no later than one year following the close of the Plan Year

(i)           in which the Participant has a separation from service after the Participant attains his or her Normal Retirement Date, is Disabled or dies, or

(ii)         which is the fifth Plan Year following the Plan year in which the Participant otherwise has a separation from service, unless the Participant is reemployed before such date.

8.5.5 - Notice and Consent.  If the value of a Participant’s vested Account exceeds $1,000, the Employer may not make a distribution of benefits during the Participant’s lifetime before the Participant’s Normal Retirement Date without the written consent of the Participant.  If the Participant has died, a distribution described in the preceding sentence may not be made without the consent of the surviving spouse, if any, if and to the extent that the surviving spouse is the Beneficiary.  The Employer shall issue such notices as may be required by applicable law or regulation, including under Code §§ 402(f), 411(a)(11) and 417(a)(3), in connection with any distribution from the Plan, including notice regarding a Participant’s right to defer receipt of a distribution.  The Participant’s or Beneficiary’s right to consent or to defer receipt under this Section 8.5.5 shall not affect the Administrator’s right to transfer the vested Account balance in a direct rollover to an individual retirement plan designated by the Administrator.

8.5.6 - Deceased Participants.  In the case of a deceased Participant, the Participant’s Account shall be distributed to his or her Beneficiary as soon as possible within the 90-day period following the date of death if the Beneficiary so elects.  A Beneficiary may elect to defer the distribution, subject to the express rules of Section 8.3 relating to the commencement of death benefits.  However, in no event may a Beneficiary defer the commencement of benefit payments beyond the latest date described in Section 8.6.

If a Participant dies after payment of benefits has commenced, remaining payments, if any, shall continue to the Participant’s spouse, if the spouse is the Participant’s Beneficiary, on the same basis as payable prior to the Participant’s death; provided, however, that, unless otherwise specifically provided to the contrary in Section 8.6 or in the Beneficiary designation, the spouse shall have the right to (1) accelerate payments, (2) take the balance of the Participant’s Account in a lump sum, or (3) cease payments and defer re-commencement until a future date, but not later than the later of December 31 of the calendar year in which the Participant would have attained age 70½ or December 31 of the calendar year immediately following the calendar year in which the Participant died.

8.5.7 - Limitations on Distributions.  Except as required under Section 4.5, Article 5, or to an Alternate Payee under the terms of a Qualified Domestic Relations Order, amounts allocated to a Participant’s Account may not be distributed to the Participant or Beneficiary earlier than:

(i)           the Participant’s Severance from Employment, death or Disability;

(ii)          the Participant’s satisfaction of the conditions, as applicable, for receiving a hardship withdrawal or an in-service withdrawal under Sections 8.7.1 or 8.7.2, respectively;

(iii)        termination of the Plan without establishment of a successor plan (other than an ESOP, SEP or SIMPLE IRA);

(iv)         the date of the sale or other disposition by a corporation, to an unrelated entity that does not maintain the Plan, of substantially all of the assets (within the meaning of Code § 409(d)(2)) used by such corporation in the trade or business of such corporation with respect to a Member who continues employment with the corporation acquiring such assets;

(v)          the date of the sale or other disposition by the corporation, to an unrelated entity that does not maintain the Plan, of such corporation’s interest in a subsidiary (within the meaning of Code § 409(d)(3)) with respect to a Member who continues employment with such subsidiary;

Clauses (ii), (iii) and (iv), above, shall apply only if the distribution occurring upon such an event is a lump sum distribution as defined in Code § 401(k)(10)(B)(ii).  An event shall not be treated as described in clauses (iii) or (iv), above, unless the transferor corporation continues to maintain the Plan after the disposition.

Distributions that are not prohibited under this Section 8.5.7 are permitted only if specifically authorized under another provision of the Plan.  No amount shall be distributable from this Plan and Trust merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

8.5.8 - TEFRA Elections.  Nothing in this Plan shall be construed as revoking any election made with respect to a predecessor plan before January 1, 1984, under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 as to the timing or method of distributions, except any such election as to method of distribution or the Beneficiary designation of a person who is married shall not be effective unless the spouse of such person consents in writing to such method or Beneficiary.  Such consent must satisfy the requirements set forth in Code § 417(a)(2).

8.5.9 - Transfers.  If a distribution to a Participant is required or permitted under this Article 8 for any reason and the Participant is a participant in another qualified defined contribution plan which is designed to accept transfers, the entire Account shall be distributed to such other plan if the Participant so requests, the transfer will not disqualify the Plan, and the other plan agrees to accept said transfer.

Section 8.6 -  Required Minimum Distributions (“RMDs”).  This Section 8.6 shall control in the event any other provisions of the Plan conflict with this Section or would provide for a distribution over a longer period or at a later date.  Distributions required under this Section 8.6 will be determined and made in accordance with the Treasury regulations under Code § 401(a)(9) and the minimum distribution incidental benefit requirement of Code § 401(a)(9)(G).  Notwithstanding Section 11.4, the headings set forth in this Section 8.6 shall be considered as integral to the provision and shall be considered in the interpretation and construction of this Section.

8.6.1 - During Participant’s Lifetime.

(a)      Required Beginning Date.  The Participant’s entire Account shall be distributed or begin to be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b)      Required Minimum Amount – Surviving Spouse is the Sole Designated Beneficiary.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)           the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)          the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401 (a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(c)      Required Minimum Amount – Surviving Spouse is Not the Sole Designated Beneficiary.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year.

(d)      Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this 8.6.1 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

8.6.2 - Death of Participant Before Distributions Begin.

(a)      Surviving Spouse is Sole Designated Beneficiary.

(i)          The Participant’s entire Account shall be distributed, or begin to be distributed, by the later of (A) December 31st of the calendar year immediately following the calendar year in which the Participant died, or (B) December 31st of the calendar year in which the Participant would have attained age 72 (age 70-1/2 for Participants who died prior to January 1, 2020).  The minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the surviving spouse (“life expectancy rule”).

(ii)         The Participant or the surviving spouse may elect no later than the earlier of (A) September 30th of the year in which distribution would be required to begin under (a)(i), above, or (B) September 30th of the year which contains the fifth anniversary of the Participant’s death if he or she would like to receive payment under the life expectancy rule.  If the Participant or surviving spouse do not so elect, the Participant’s entire account will be distributed to the surviving spouse by December 31st of the year containing the tenth anniversary of the Participant’s death (the “ten-year rule”).

(iii)         If the surviving spouse dies before distributions begin, the entire Account shall be distributed, or begin to be distributed, to the surviving spouse’s Designated Beneficiary by the later of (A) December 31st of the calendar year immediately following the calendar year in which the surviving spouse died, or (B) December 31st of the calendar year in which the surviving spouse would have attained age 72 (age 70-1/2 for Participants who died prior to January 1, 2020).  The minimum amount that will be distributed for each Distribution Calendar Year after the year of the surviving spouse’s death is the quotient obtained by dividing the Account Balance by the remaining life expectancy of the surviving spouse’s Designated Beneficiary (“life expectancy rule”).

(iv)        The surviving spouse or the surviving spouse’s Designated Beneficiary may elect no later than the earlier of (A) September 30th of the year in which distribution would be required to begin under (a)(iii), above, or (B) September 30th of the year which contains the fifth anniversary of the Participant’s death if he or she would like to receive payment under the life expectancy rule.  If the surviving spouse or Designated Beneficiary do not so elect, the Participant’s entire account will be distributed to the surviving spouse by December 31st of the year containing the tenth anniversary of the Participant’s death (“ten-year rule”).

(b)      Eligible Designated Beneficiaries.

(i)           For purposes of this Plan, an “Eligible Designated Beneficiary” shall mean an “eligible designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

(ii)          If the Designated Beneficiary is an Eligible Designated Beneficiary, the Designated Beneficiary may elect either of the following:

(A)        The Participant’s entire account will be distributed to the Eligible Designated Beneficiary by December 31st of the year containing the tenth anniversary of the Participant’s death (the “ten-year rule”).

(B)        Alternatively, the Eligible Designated Beneficiary may elect, no later than September 30th of the year following the death of the Participant, to have the Participant’s entire Account to be distributed, or begin to be distributed, by December 31 of the calendar year immediately following the calendar year in which the Participant died.  The minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Designated Beneficiary.  However, if the Designated Beneficiary shall cease to be an Eligible Designated Beneficiary, the ten-year rule shall then apply with respect to the remaining balance in the Participant’s Account, beginning in the following calendar year.

(c)      Designated Beneficiaries who are Individuals.  If the Designated Beneficiary is an individual who is not an Eligible Designated Beneficiary, the Participant’s entire account will be distributed to the Eligible Designated Beneficiary by December 31st of the year containing the tenth anniversary of the Participant’s death (the “ten-year rule”).

(d)      Other Designated Beneficiaries or No Designated Beneficiary. If the Designated Beneficiary is not an individual or, as of September 30th of the year following the year of the Participant’s death, there is no Designated Beneficiary, the Participant’s entire Account shall be distributed, or begin to be distributed, by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

8.6.3 - Death of Participant On or After Date Distributions Begin.

(a)      With a Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)          The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)        If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)      Without a Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

8.6.4 - 2020 CARES Act Rules.  The following provisions shall apply pursuant to Section 2203 of the CARES Act.

(a)      Except as is provided below, if a Participant attained age 70-1/2 prior to January 1, 2020, the Participant or, if applicable, the Participant’s Designated Beneficiary, shall continue to be paid any distributions required under this Section 8.6 of the Plan, in calendar year 2020.

(b)      Notwithstanding the foregoing, a Participant or Designated Beneficiary who is required to receive a required minimum distribution under Section 8.6 of the Plan in calendar year 2020 may elect to forego payment of the required minimum distribution in calendar year 2020; and to the extent that any such distribution was made to a Participant or Designated Beneficiary, such person shall have the right to make a Rollover Contribution of all or a portion of that distribution back into the Plan by the later of (i) 60 days following the date of the distribution, and (ii) August 31, 2020.

(c)      In addition to the foregoing, if a Participant attained age 70-1/2 in calendar year 2019:

(i)           Subsection (b) above shall permit such Participant to elect to forego payment of his or her calendar year 2019 Required Minimum Distribution if he or she did not receive that Required Minimum Distribution by December 31, 2019; and

(ii)         Notwithstanding any election of any such Participant to elect to foregoing payment of Required Minimum Distributions in calendar year 2020, the Required Beginning Date of such Participant shall continue to be April 1, 2020 for all other purposes of this Plan, including determinations of Required Minimum Distributions after calendar year 2020.

(d)      If a Participant died on or after January 1, 2015 and on or before December 31, 2019, and payments are being made to a Designated Beneficiary under the 5-year rule in Section 8.6.2, the five year calendar year period following the date of death shall not include calendar year 2020.

Section 8.7 -  Withdrawals.  Except as provided in Section 8.5.7, distributions from a Participant’s Account prior to his or her Severance from Employment from his or her Employer and all Affiliates is permitted only in accordance with this Section 8.7.

8.7.1 - Hardship Withdrawals.  Any Participant who is a Member, including any Member who is on an unpaid leave of absence or a lay-off, and who is confronted with financial hardship may take withdrawals from the Participant’s After-Tax Contribution Account, Rollover Account, Prior Plan Employee Contribution Account, Before-Tax Contribution Account, Roth Rollover Account, and Roth Contribution Account (in that order) pursuant to the following:

(a)      Amounts from Before-Tax Contribution Accounts, Roth Contributions Account and Prior Plan Employee Contribution Accounts may be distributed from amounts contributed through pay reduction contributions as well as earnings.

(b)      Hardship distributions shall be conditioned upon the satisfaction of the following objective criteria:

(1)          Immediate and Heavy Financial Need.  In general, the determination of whether a Member has an immediate and heavy financial need shall be made by the Administrator on the basis of all relevant facts and circumstances.  A distribution will be deemed to be made on account of an immediate and heavy financial need of the Member only if the distribution is on account of:

(i)         Expenses for medical care described in Code §213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant, or a person who is a primary Beneficiary under the Plan, or expenses necessary to obtain such medical care;

(ii)        Costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

(iii)       Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse or children, or any dependents of the Participant, or a person who is a primary Beneficiary under the Plan;

(iv)        Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v)        Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents, or a deceased person who was a primary Beneficiary under the Plan;

(vi)       Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(vii)      Expenses and losses (including loss of income) incurred by a Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(viii)     Such other events, expenses, or conditions as the Commissioner of Internal Revenue may determine suitable for a hardship withdrawal from time to time.

(2)          Necessary to Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the following requirements are satisfied:

(i)         The Participant makes a representation that that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need; and

(ii)        The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

The two requirements enumerated directly above constitute the “deemed necessity standard” referred to in Section 4.1.2 of the Plan.

The provisions of this subparagraph (2) may be modified by the Employer to the extent necessary or permissible to take into account any new standards prescribed by the Commissioner of Internal Revenue by which distributions are deemed to be necessary to satisfy an immediate and heavy financial need.

(3)          Procedures.  A request for a hardship withdrawal must be made according to rules and procedures agreed to by the Administrative Delegate and the Administrator.  In conjunction with such request, the Administrator or the Administrative Delegate may require such information as is reasonably necessary to make a determination hereunder or may reasonably rely on representations made by the Member with respect to the same.  In addition, the Administrator and the Administrative Delegate may establish uniform rules relating to the selection of funds and Accounts from which withdrawals are to be made.

(c)      Participants who are not Members (because they have had a Severance from Employment) and Beneficiaries are not eligible to receive hardship withdrawals from the Plan.

8.7.2 - In-Service Withdrawals.  Any Participant who is employed by the Employer or an Affiliate may elect to receive a withdrawal while employed in accordance with this Section 8.7.2 by giving the Employer or its agent notice of his or her election to make such a withdrawal in a form prescribed by the Employer.  Payment of such a withdrawal shall be made as soon as reasonably practicable after the election is received and, to the extent applicable, shall be subject to the notice and consent requirements of Code §§401(a)(31) and 402(f).

(a)       Age 59½ Withdrawals.  Any Participant who has attained age 59 ½ may elect to receive a withdrawal from his or her Account pursuant to the provisions set forth below:

(1)          Participant and Prior Plan Subaccounts.  Any Participant who has attained age 59 ½ may elect to receive a withdrawal from time to time of all or any portion of his or her Account that is composed of Prior Plan and Participant contribution subaccounts, from such subaccounts as may be designated by the Participant; in the event that the Participant does not designate the subaccounts from which such withdrawal is to be made, the withdrawal shall be made from his or her subaccounts  in the ratio that the aggregate withdrawal amount bears to the balance in each of the Participant’s Prior Plan and Participant contribution subaccounts.

(2)          Company Contribution Subaccounts.  Any Participant who has attained age 59 ½ may elect to receive a one-time withdrawal of a portion of his or her Account that is composed of Company contribution subaccounts, from such subaccounts as may be designated by such Participant; in the event that the Participant does not designate the subaccount or subaccounts from which such withdrawal is to be made, the withdrawal shall be made from his or her subaccounts in the ratio that the aggregate withdrawal amount bears to the balance in each of the Participant’s Company contribution subaccounts; and provided, however, that such withdrawal cannot exceed 25% of the aggregate balance of his or her Company contribution subaccounts.

(b)      Disabled Participants.  A Disabled Participant may withdraw all or any portion of his or her Account at any time.

(c)      After-Tax Contribution and Rollover Accounts.  A Participant may withdraw from time to time all or any part of his or her After-Tax Contribution Account, Rollover Account or Roth Rollover Account.  The determination of which portion of any such withdrawal is to be allocated to the Participant’s own contributions and which is to be allocated to earnings, if any, shall be made in accordance with Code §72(e)(8) and regulations issued thereunder.  If separate contracts (as that term is used in Code §72(e)(8)) are maintained with respect to amounts attributable to voluntary employee contributions, the Participant may designate the contract from which a withdrawal is made.  A request for a withdrawal from the After-Tax Contribution Account must be given to the Administrator according to rules and procedures agreed to by the Administrative Delegate and the Administrator.

(d)      Puerto Rican Members.  In addition to any withdrawal rights that a Participant may have under this Section 8.7, any Participant who is a resident of Puerto Rico or is employed in one of the Employer’s establishments in Puerto Rico may request from time to time a withdrawal of any of his or her Accounts under the Plan, except the Participant’s Before-Tax Contribution Account and Roth Contribution Account, at any time.

(e)      Coronavirus-Related Distribution.  A Participant may receive a “Coronavirus-Related Distribution” from all or any portion of his or her Account, at any time from March 27, 2020 to December 31, 2020.  The determination of whether a Participant is entitled to receive a “Coronavirus-Related Distribution” shall be made by the Plan Administrator in accordance with Section 2202 of the CARES Act (and applicable Treasury or IRS guidance thereunder) and the terms of this Plan.

Accordingly, a Participant may request a “Coronavirus-Related Distribution” if he or she shall file a certification with the Plan Administrator that attests to any of the following reasons:

(i)          The Participant being diagnosed with COVID-19.

(ii)         The spouse or dependent of the Participant being diagnosed with COVID-19,

(iii)        The Participant experiencing adverse financial consequences as a result of any of the following:

(iv)         being quarantined,

(v)          being furloughed, laid off or having work hours reduced,

(vi)         being unable to work due to lack of child care due to COVID-19,

(vii)        closing or reducing hours of a business owned or operated by the Participant due to COVID-19, or

(viii)      other factors as determined by the Secretary of the U.S. Treasury.

The maximum amount that may be withdrawn under this Plan or any other Plan of any Participating Employer as a Coronavirus-Related Distribution is $100,000.

(f)       Qualified Reservist Distribution.  A Participant may receive a “Qualified Reservist Distribution” from all or any portion of his or her Before-Tax Contribution Account, Roth Contribution Account and Prior Plan Employee Contribution Account.

For purposes of this Section, a withdrawal request by a Participant shall be a Qualified Reservist Distribution if it meets the following requirements:

(i)           The participant (by reason of being a member of a reserve component (as defined in section 101 of Title 37 of the United States Code)) was, or is, ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and

(ii)          The withdrawal request is made by the Participant within a period of time that it will enable the Plan Administrator to pay the amount withdrawn to the Participant during the period beginning on the date of the call to active duty and ending at the close of the active duty period.

(g)      Qualified Birth or Adoption Distribution.  A Participant may receive a “Qualified Birth or Adoption Distribution” from his or her Account in an amount that does not exceed $5,000 for each “Qualified Birth or Adoption” of the Participant.

For purposes of this Section, a withdrawal request by a Participant shall be a Qualified Birth or Adoption Distribution if it meets the following requirements:

(i)          The withdrawal request is made by the Participant within a period of time that it will enable the Plan Administrator to pay the amount withdrawn to the Participant during the one year period beginning on the date of a Qualified Birth or Adoption.

(ii)         For purposes of this Section:

(A)        A “Qualified Birth” is the birth of child of the Participant.

(B)        A “Qualified Adoption” is the Participant’s adoption of an “Eligible Adoptee”.

(C)        The term “Eligible Adoptee” shall be any individual described in Code Section 72 (t)(2)(H)(iii)(II).  Accordingly such term shall include any individual who has not attained age 18 or is physically or mentally incapable of self-support. However, an eligible adoptee does not include an individual who is the child of the taxpayer’s spouse.  In addition, for purposes of determining who is an Eligible Adoptee, when is an individual considered, physically or mentally incapable of self-support shall be made in the same manner as the determination of whether an individual is disabled under Code Section 72(m)(7).

(iii)        In making a determination whether an individual is eligible for a Qualified Birth or Adoption Distribution, the Plan Administrator shall be permitted to rely on reasonable representations from the Participant, unless the Plan Administrator has actual knowledge to the contrary.

(iv)         Notwithstanding any contrary provision of the Plan, if a Participant receives a Qualified Birth or Adoption Distribution from the Plan and is eligible to make rollover Contribution under Section 4.6.1 of the Plan, the Participant shall at any time be eligible to recontribute to the Plan all or any portion of that a Qualified Birth or Adoption Distribution.  If a Participant does so, the amount recontributed to the Plan shall be credited to the Participant’s Rollover Account under the Plan.

Section 8.8 -  Qualified Domestic Relations Orders.  The Administrator will be responsible for determining the “qualified” status of a domestic relations order, and a domestic relations order will not be effective for any purpose of the Plan until it is adopted by the court or applicable state authority and is determined to be a Qualified Domestic Relations Order by the Administrator.  The Administrator is not obligated to take any action (e.g., suspending distributions or investment transactions) in response to a proposed or draft order or on information that any order is to be filed with the Plan.  Further, the Administrator may suspend payments under an order that it previously has determined to be a Qualified Domestic Relations Order if the Administrator has received evidence calling into question the validity of such order under applicable law.  In such case, the Administrator will take such actions as it deems reasonable to determine the validity of the order.

To the extent provided in a Qualified Domestic Relations Order, an Alternate Payee may elect any of the optional forms of benefit that would be available under the Plan to a Participant who has had a Severance from Employment.

The Administrator shall establish in its discretion reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders.  When an Administrator is in actual receipt of a domestic relations order entered by a court of competent jurisdiction, he or she shall promptly notify the Participant, and any other Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of such orders.  Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of its determination.

During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, but not prior to the time the Administrator is in actual receipt of a domestic relations order, the Administrator shall separately account for the amounts (the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.  Prior to receiving a domestic relations order, the Administrator shall have no duty to suspend a Participant’s right to borrow or withdraw any amounts allocated to his or her Account.

A domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death.

Section 8.9 -  Claims Procedure.  If a Participant does not receive a benefit to which the Participant believes he or she is entitled or receives a benefit that is less or different than the benefit to which the Participant believes he or she is entitled, the Participant may file a written claim with the Administrator pursuant to these procedures.  Any claim must be filed within three years of the date on which the Participant discovered or should have discovered the alleged error or failure to pay.  Any claim brought after that date will not be considered by the Plan, unless the Administrator decides, based on the facts and circumstances, it will waive the foregoing three-year requirement and review the claim pursuant to these procedures.  Any civil action based on a claim that was finally determined by the Administrator following an appeal pursuant to these claims procedures must be brought within one year following the date of the final determination.

The Employer or Administrative Delegate shall notify a Participant in writing within a reasonable period of time, not to exceed ninety (90) days, following the Plan’s receipt of the Participant’s written claim for benefits (including hardship withdrawals or loans), of his or her eligibility or noneligibility (i) for benefits under the Plan or, (ii) if the claim is for different or greater benefits, for the benefits claimed by the Participant.  If the Employer or Administrative Delegate determines that a Participant is not eligible for benefits or for the benefits claimed, the notice shall set forth:

(a)          the specific reasons for the adverse determination,

(b)          a reference to the specific provisions of the Plan on which the determination is based,

(c)          a description of any additional information or material necessary for the claimant to perfect his or her claim and an explanation of why it is needed, and

(d)          a description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under ERISA § 502(a), following an adverse benefit determination on review.

If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

If the Employer or Administrative Delegate determines that the Participant is not eligible for the benefits claimed by the Participant, the Participant shall have the opportunity to have a full and fair review of the claim and the adverse benefit determination by the Employer by filing a petition for review with the Employer within sixty (60) days after receipt by the Participant of the notice issued by the Employer or within sixty (60) days after the end of the ninety (90) day period if no notice has been received by the Participant.  Said petition shall state the specific reasons the Participant believes he or she is entitled to benefits or greater or different benefits and may be accompanied by written comments, document, records and other information relating to the claim for benefits.  The Participant or his or her representative shall be permitted, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  Whether information is “relevant” shall be determined by the Employer taking into account Department of Labor Regulation § 2560.503-1(m)(8).

Within a reasonable period of time, not to exceed sixty (60) days, following receipt by the Employer of said petition, the Employer shall review the petition, taking into account all comments, document, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the Employer’s determination is adverse to the Participant, the Employer shall notify the Participant of its decision in writing, setting forth:

(a)          the specific reasons for the adverse determination,

(b)         a reference to the specific provisions of the Plan on which the determination is based,

(c)          a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(d)         a statement of the Participant’s right to bring a civil action under ERISA § 502(a).

If the sixty (60) day period is not sufficient, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional sixty (60) day period.

A Participant or other claimant may not commence a civil action pursuant to ERISA § 502(a)(1), with respect to a benefit under the Plan after the earlier of:

(a)          three years after the occurrence of the facts or circumstances that give rise to or form the basis for such action; and

(b)          two years from the date the Participant or other claimant had actual knowledge of the facts or circumstances that give rise to or form the basis for such action.

In the case of a dispute between a or other person claiming a right or entitlement pursuant to the Plan and an Employer, the Administrator, the Committee, or any other committee, subcommittee, or person relating to or arising from the Plan, the United States District Court for the Southern District of Iowa is the proper venue.  Regardless of where an action relating to or arising from the Plan is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the Southern District of Iowa will apply to and control all actions relating to the Plan brought against the Plan, an Employer, the Administrator, the Committee, or any other committee, subcommittee, or person or against any Participant or other person claiming a right or entitlement pursuant to the Plan.

In the event of the death of a Participant, these procedures shall be applicable to his or her Beneficiaries.

Section 8.10 -  Incompetency.  Every person receiving or claiming benefits under the Plan is conclusively presumed to be competent until the date the Administrator receives written notice that the person is incompetent and that a guardian, conservator or other person legally vested with the care of the person or the person’s estate has been appointed.  However, if the Administrator determines that persons to whom benefits are payable under the Plan are unable to handle their affairs by reason of physical or mental conditions or status as a minor, the Administrator may cause payments under the Plan to be made for their benefit to a member of their family, a legal guardian or any other persons providing for their care; and the Administrator, the Affiliates and the Trustee shall be relieved of all liability for any such payments made in good faith.

Section 8.11 -  Missing Persons.  If the Administrator cannot ascertain the whereabouts of any Participant (or other distributee) to whom a payment is due under the Plan after reasonable efforts to locate the Participant, the Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan provisions except that, in the event the Participant later notifies the Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from the Plan forfeitures, Trust income or by a special contribution by the Employer to the Plan, as determined by the Administrator, in an amount equal to the payment to be paid to the Participant.  If a missing Participant has not been located by the date this Plan is terminated, then such Participant’s Account shall forever be forfeited, and he shall have no right to reinstatement.

Notwithstanding the forgoing, subject to and in accordance with such rules and procedures established by the Administrator, if a Participant (or other distributee) receives a distribution from the Plan but the distribution check is returned to the Trustee as undeliverable or the Participant (or other distributee) does not cash the distribution check within a specified period of time, the Trustee will cancel the distribution check and redeposit the net amount of the check (excluding any tax withholding, if applicable) to either the Participant’s Account, provided that the Participant’s Account has a current balance, or to the Plan’s forfeiture account.

Section 8.12 -  No Duplicate Benefits.  Except as expressly provided in the Plan to the contrary, all benefits under the Plan are subject to valid Qualified Domestic Relations Orders, and there shall be no duplication of benefits under the Plan.

Section 8.13 -  Direct Rollovers.

8.13.1 - General Rule.  If a “distributee” of any “eligible rollover distribution”:

(1)        elects to have such eligible rollover distribution paid directly to an “eligible retirement plan,” and

(2)        specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administrator may prescribe), such eligible rollover distribution shall be made in the form of a “direct rollover” to the eligible retirement plan so specified by the distributee.

Notwithstanding the foregoing, this Section 8.13 shall apply only to the extent the eligible rollover distribution would be includible in gross income if not transferred as provided above.

Notwithstanding the foregoing, a direct rollover of a distribution from the Roth Contribution Account and Roth Rollover Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code § 402A(e)(1) or to a Roth IRA described in Code § 408A, and only to the extent the rollover is permitted under the rules of Code § 402(c).

8.13.2 - Definitions.

(a)       “Direct rollover” means an eligible rollover distribution that is paid directly to an eligible retirement plan for the benefit of the distributee.

(b)      “Distributee” means the Participant, a Beneficiary who is a surviving spouse, a Beneficiary who is not a surviving spouse (“non-spouse Beneficiary”), or a former spouse who is the Alternate Payee under a Qualified Domestic Relations Order.

(c)       “Eligible retirement plan” means:

(i)           an individual retirement account described in Code § 408(a);

(ii)          an individual retirement annuity (other than an endowment contract) described in Code § 408(b);

(iii)        a qualified defined contribution retirement plan that accepts rollover distributions;

(iv)         an annuity plan described in Code § 403(a) that accepts rollover distributions;

(v)          an annuity contract described in Code § 403(b);

(vi)         an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan;

(vii)        a Roth IRA described in Code § 408A(b);

(viii)      if the Distributee is a non-spouse Beneficiary, “eligible retirement plan” means an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b) or a Roth IRA described in Code § 408A(b);

(ix)        with respect to any portion of an eligible rollover distribution that consists of after-tax employee contributions that are not includible in gross income, “eligible retirement plan” means an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), a qualified retirement plan that accepts rollover distributions, an annuity contract described in Code Section 403(b), or a Roth IRA described in Code § 408A(b), but only if the account, annuity or plan separately accounts for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d)      “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of an employee in a qualified plan, provided, however, that an eligible rollover distribution does not include:

(i)           any distribution that is one of a series of substantially equal periodic payments, not less frequently than annually, for the life or life expectancy of the distributee, or for the joint lives or life expectancies of the distributee and his or her spouse or Designated Beneficiary, or for a specified period of 10 years or more;

(ii)          any distribution to the extent such distribution is a required minimum distribution under Section 8.6, including any lump sum distribution to a non-spousal Beneficiary in the calendar year containing the fifth anniversary of the Participant’s death;

(iii)         returns of Code § 401(k) elective deferrals that are returned as a result of the Code § 415 limitations;

(iv)         corrective distributions of Excess Contributions, Excess Aggregate Contributions and Excess Deferrals together with the income allocable to these corrective distributions;

(v)          loans treated as distributions under Code § 72(p) because they do not satisfy the requirements of Article 14;

(vi)         loans in default that are deemed distributions pursuant to Section 14.4(d)(5)(iii);

(vii)        dividends paid on HNI Stock pursuant to Section 4.4;

(viii)       the cost of life insurance coverage (P.S. 58 costs);

(ix)         a hardship withdrawal pursuant to Section 8.7.1.

8.13.3 - Procedures.

(a)      In General.  The Administrator may prescribe any procedure for a distributee to elect a direct rollover provided the procedure is reasonable.  Such procedure may include any reasonable requirement for information or documentation from the distributee.

(b)      Notice and Waiver of Notice Period.  At least 30 days and no more than 180 days before making any distribution subject to this Section 8.13, the Administrator shall provide to the distributee a written explanation of the rules concerning direct rollovers, income tax withheld on distributions not rolled over, and any other information required by Code § 402(f) (the “402(f) notice”).  If a distribution is one to which Code §§ 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the 402(f) notice is given, provided that: (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the 402(f) notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the 402(f) notice, affirmatively elects a distribution.  The foregoing shall not apply to nonspouse Beneficiaries for distributions made prior to January 1, 2010.

(c)      Direct Rollover to One Account Only.  An eligible rollover distribution (or portion thereof) may be distributed in a direct rollover only to a single eligible retirement plan selected by the distributee.

(d)      Method of Making a Direct Rollover.  The Administrator may accomplish a direct rollover by any reasonable means of direct payment to an eligible retirement plan including providing a distributee with a check payable to the eligible retirement plan with instructions to the distributee to deliver the check to the eligible retirement plan.

(e)      Default Option.  If the distributee does not so elect or does not provide the required information in the form and at the time required by the Administrator, the Administrator shall direct the Trustee to make the distribution directly to the distributee and to withhold income taxes on such distribution equal to 20% of the value of such distribution (or such other amount provided under Code § 3405(c), as amended).  The Administrator shall not withhold tax from an eligible rollover distribution if such distribution is not subject to a direct rollover election because the distribution was not reasonably expected to total $200 in the year.

(f)       Periodic Payments.  If a distribution subject to this Section 8.13 is to be paid in a series of periodic payments that are eligible rollover distributions, the following rules shall apply:

(i)           a distributee’s election to make or not make a direct rollover with respect to a single payment shall control whether a direct rollover is made of all subsequent payments unless the distributee changes the previous election; and

(ii)          the Administrator shall provide the 402(f) notice described in 8.13.3(b), above, at least once annually for as long as the periodic payments continue.

ARTICLE 9.  ADMINISTRATION

Section 9.1 -  Administrator.  The Administrator shall be a named fiduciary of the Plan, and shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms.

Section 9.2 -  Delegation.  The Administrator shall have the power, by resolution, to delegate specific fiduciary duties and responsibilities (other than those of the Trustee with respect to the custody and control of the assets of the Trust).  Such delegations may be to officers or other employees of the Participating Affiliates or to other individuals or entities, Any delegation by the Administrator may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made.  Any delegation may be rescinded by the Administrator at any time.  Each person or entity to whom a fiduciary duty or responsibility has been delegated shall be responsible for the exercise of such duties or responsibilities and shall not be responsible for the acts or failure to act of any other fiduciary, except as required by law.

Section 9.3 -  Committee.  The Administrator, in the exercise of the power to delegate fiduciary duties pursuant to Section 9.2, has established the HNI Corporation Administrative and Fund Committee (the “Committee”) and delegated certain fiduciary duties to it.  The Committee shall be a named fiduciary and, unless otherwise provided by resolution of the Administrator, shall have the power and responsibility to:

(a)          adopt rules and regulations for Plan administration not inconsistent with the Plan’s declared purposes and specific provisions;

(b)         interpret and construe Plan provisions;

(c)          determine from time to time the status of all Members, Participants, and Beneficiaries for the purposes of the Plan;

(d)          determine the rights of Members, Participants, and Beneficiaries to benefits under the Plan, the amount thereof and the method and time or times of payment of the same;

(e)          appoint an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of guidelines, interpretations, rules, practices, and procedures made by the Committee or other named fiduciary.  Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures established by the Committee in accordance with Section 8.9 and any other uniform, nondiscriminatory rules and policies.  Any decisions which require interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee.  The Administrative Delegate shall not be considered a named fiduciary with respect to the services it provides as an Administrative Delegate;

(f)          appoint the trustee of the Trust;

(g)         instruct the Trustee as to the investment, except to the extent investment duties have been delegated to an investment manager and disbursement of Trust assets;

(h)          engage the services of one or more investment managers (as defined in ERISA § 3(38)), each of whom shall have full power and authority to manage, acquire, or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

(i)           monitor the performance of the Administrative Delegate, the Trustee and investment managers and report to the Board of Directors concerning such performance and its recommendations;

(j)          employ or appoint legal counsel (who may be counsel for the Administrator), actuaries, or others as may be necessary or convenient to aid in the function of the Committee;

(k)          employ clerical, medical or accounting services as deemed necessary to carry out the provisions of the Plan;

(l)          appoint an independent certified public accountant to audit the Plan and Trust, and report the results of such audit to the Employer, the Trustee and the Committee;

(m)        except as provided in Section 7.2.4 with regard to the HNI Stock Fund, monitor the investment funds established pursuant to Section 7.2 of the Plan, determine and change the type and number of investment funds available under the Plan, and eliminate any one or more investment funds, within its discretion;

(n)         employ investment evaluation services including those that direct commissions as a method of payment;

(o)          determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law;

(p)          review all pertinent Member information and Plan data in order to establish said funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives;

(q)          communicate to the Trustee and to any investment manager the Plan’s short-term and long-term financial needs, including any probable need for short-term liquidity, and the Committee’s opinion (if any) with respect thereto, so investment policy can be coordinated with the Plan’s financial requirements;

(r)          amend the Plan from time to time as the Committee deems necessary or advisable except that any amendment which would terminate the Plan or modify its formula for contributions shall require advance approval of the Employer’s Board of Directors.

Committee Members are appointed, and any vacancies filled, by the Administrator’s Board of Directors (or the appropriate committee of the Board of Directors or officer of the Administrator acting within the scope of authority conferred by corporate by-laws, an authorizing resolution of the Board of Directors or general principles of corporate law).  Committee Members serve for indefinite terms.  Any Committee Member may resign by delivering a written resignation to the Administrator (to be effective on delivery or on a later date specified in the resignation) or may be removed by resolution of the Administrator’s Board of Directors (or the appropriate committee of the Board of Directors or officer of the Administrator acting within the scope of authority conferred by corporate by-laws, an authorizing resolution of the Board of Directors or general principles of corporate law).  Any Committee Member who is also a Member shall cease to be a Committee Member upon Severance from Employment.

The Committee may elect a Chairman and a Secretary.  The Secretary (if elected) may but need not be a Committee Member.  The Committee may authorize one or more of their number to make or to direct the making of any payment on behalf of the Committee or to execute or deliver any instrument on behalf of the Committee.  The Committee shall hold meetings at times and places as the Committee may determine or may take action without a meeting by written consent.  If a meeting is called, a majority of the Committee Members shall constitute a quorum for transacting business and any resolution to be adopted or action to be taken shall be considered approved if approved by a majority of the Committee Members present.  Any resolution to be adopted or action to be taken by written consent shall be considered approved if executed by a majority of the Committee Members.

Section 9.4 -  Reports and Records.  The Administrator and those to whom the Administrator has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for proper Plan administration and for compliance with applicable law.

Section 9.5 -  Payment of Expenses.  The Employer or the Plan may pay expenses of administering the Plan, including but not limited to Trustee’s fees, attorney fees, and expenses incurred by persons or entities to whom fiduciary duties have been delegated.  Expenses of administering the Plan also include expenses related to maintaining the Plan’s tax-qualified status, expenses of communicating Plan information to Participants and Beneficiaries, charges for auditing the Plan, preparing and filing annual reports and recordkeeping, and expenses, including legal fees, related to determining the qualified status of a domestic relations order, implementing a qualified domestic relations order or determining whether a withdrawal request satisfies the hardship withdrawal requirements.

Expenses which, in the opinion of the Employer, are attributable to a single Account or a class of Accounts may, at the direction of the Employer, be charged to that Account or class of Accounts and may, in the case of expenses related to determining the qualified status of a domestic relations order or implementing a qualified domestic relations order, be split between the portion of a Participant’s Account assigned to one or more Alternate Payees and the remaining portion of the Participant’s Account.

If said expenses are not paid by the Employer, they shall be a lien against and paid from the assets of the Trust (subject to the procedures and limitations contained in other sections of the Plan), except for the items, the payment of which would constitute a prohibited transaction.

Section 9.6 -  Indemnification.  To the extent permitted by law, the Employer shall indemnify and hold harmless the following, each referred to herein as an “indemnitee”:

(a)         each Committee

(b)         each individual, if any, serving as Trustee; and

(c)         each individual to whom the Employer has delegated fiduciary duties.

The foregoing indemnification shall be in addition to, not in lieu of, any other indemnification available to the indemnitee.

Each indemnitee shall be indemnified against any and all claims, losses, damages, judgments, expenses, including attorneys’ fees, penalties and liability (“liability”), arising from the indemnitee’s responsibilities in connection with the Plan or Trust, to the extent not covered by insurance (without recourse) paid for by the Employer or the Plan, unless the liability is judicially determined to be due to the indemnitee’s gross negligence, intentional misconduct or breach of fiduciary duty under ERISA.

The Employer shall advance all attorneys’ fees and other expenses incurred by or on behalf of an indemnitee in connection with any proceeding in which the indemnitee is involved by reason of such indemnitee’s fiduciary status within thirty (30) calendar days after the receipt by the Employer of a written statement from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of the proceeding.  The indemnitee’s written statement shall include receipts or other evidence of the expenses incurred and shall be accompanied by a written undertaking to repay any expenses advanced if it shall be determined that the indemnitee is not entitled to be indemnified.

The invalidity or unenforceability of any provision of this Section 9.6 shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Section 9.6 is intended to confer upon each indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

Section 9.7 -  Use of Electronic Media.  Notwithstanding anything herein to the contrary, but subject to the requirements of ERISA, the Code, or other applicable law, any action or communication otherwise required to be taken or made in writing by a Participant or Beneficiary or by the Employer or Administrator shall be effective if accomplished by another method or methods required or made available by the Employer or Administrator, or their agent, with respect to that action or communication, including e-mail, telephone response systems, intranet systems, or the Internet.

ARTICLE 10.  AMENDMENT TO AND TERMINATION OF PLAN

Section 10.1 -  Amendments.  The Committee shall have the right at any time and from time to time to modify or amend the Plan, in full or in part, in any respect, and each such amendment shall become effective as of any current, prior or later date specified by the Committee; provided, however, that:

(a)          No such amendment shall substantially enlarge the duties and responsibilities of the Trustee without its written consent thereto;

(b)          No such amendment shall either directly or indirectly have the effect of giving an Affiliate any interest in any part of the corpus or income of the Trust or cause any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries;

(c)          No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit.  Notwithstanding the preceding sentence, a Participant’s accrued benefit may be reduced to the extent permitted under Code § 412(c)(8), Treas. Reg. Section 1.40 l(a)-4, or Treas. Reg. Section 1.411 (d)-4;

(d)         No amendment shall cause the nonforfeitable percentage of a Member who is a Participant on the date the amendment is adopted (or its effective date, if later) to be less as of such date than the percentage computed under the Plan without regard to the amendment.

(e)          No amendment shall have the effect of amending the Plan’s vesting schedule, either directly or in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage unless each Participant with at least three Years of Service for vesting with the Employer may elect within a reasonable period after the adoption of the amendment or change to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)       60 days after the amendment is adopted;

(ii)      60 days after the amendment becomes effective; or

(iii)     60 days after the Participant is issued written notice of the amendment by the Employer.

(f)          No amendment that would terminate the Plan or modify its formula for contributions shall take effect unless the Committee has obtained the advance approval of the Employer’s Board of Directors, as required under Section 9.3(r).

Any amendment adopted under the provisions of this Section 10.1 shall be deemed a part of the Plan as if incorporated herein, and the Plan shall be deemed accordingly amended.

Section 10.2 -  Termination of Plan.  The Employer has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Participating Affiliates are not and shall not be under any obligation or liability whatsoever to continue their contributions or to maintain the Plan for any given length of time, and may in their sole and absolute discretion discontinue such contributions or terminate their participation in the Plan at any time without any liability whatsoever for such discontinuance or termination.

If the Plan shall at any time be terminated (or if contributions are permanently discontinued), the Trust shall continue, and the Trustee shall continue to act until all assets of the Trust have been distributed in accordance with the terms of the Plan and the plan of termination.

Section 10.3 -  Time of Termination.  The Plan shall terminate upon the happening of either of the following events:

(a)          Complete discontinuance of contributions by the Employer;

(b)          Adjudication of the Employer as bankrupt, or a general assignment by the Employer to or for the benefit of creditors, or dissolution of the Employer.

Section 10.4 -  Distributions.  Upon termination of the Plan for any reason whatsoever all Accounts shall continue to be nonforfeitable.  The Trust shall be valued as of the date of such termination or discontinuance and, after crediting any increase or charging any decrease to all Accounts then existing in the manner provided in Article 6, the Trustee shall distribute the assets of the Trust according to the provisions of Article 8 and according to any resolutions of the Employer’s governing body relating to the timing or form of distributions, to the extent consistent with applicable law.

Section 10.5 -  Partial Termination.  Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of such Participants their proportionate interests in the Trust, as determined by the Trustee.  The Accounts of all such persons shall continue to be nonforfeitable.  The Trustee shall distribute such segregated assets of the Trust to said persons according to the provisions of Article 8, but only after the affected Participants have severed employment with all Affiliates.

ARTICLE 11.  MISCELLANEOUS

Section 11.1 -  No Guaranty of Employment.  The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Member Nothing herein contained shall be deemed to give any Member the right to be retained in the employ of the Employer or to interfere with the Employer’s right to discharge any Member at any time, nor shall it be deemed to give the Employer the right to require any Member to remain in its employ, nor shall it interfere with the Member’s right to terminate his or her employment at any time.

Section 11.2 -  Construction of Agreement.  This Plan shall be construed according to the laws of the State of Iowa to the extent not preempted by Federal law; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan and the Trust being a qualified plan and trust within the meaning of Code § 401.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.  If any provision is determined, by the Administrator, a governmental agency or a court of competent jurisdiction, to be in violation of any statute, regulations, rulings or case law, such provision may be eliminated or modified by the Employer as necessary to bring it into compliance, and Participants and Beneficiaries shall have no enforceable rights under the noncomplying provisions.

Notwithstanding any provision to the contrary in the Plan, the Administrator (or, if applicable, the Committee appointed for purposes of the Plan) has total and complete authority to determine conclusively for all parties all questions arising in the administration of the Plan.  The Administrator (or the Committee) has discretionary authority to interpret and construe the terms of the Plan and to determine all questions of eligibility and status of Members, Participant and, if applicable, their Beneficiaries, under the Plan and the amounts of their respective interests.  Determinations by the Administrator (or the Committee) are binding on all persons, subject to the claims procedures under the Plan.

Section 11.3 -  Spendthrift Provision.  Except as otherwise provided by law, benefits payable hereunder and any interest of a Participant or Beneficiary in the Trust shall not be subject to assignment, transfer or anticipation or otherwise alienable either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process.  The Plan may offset a Participant’s benefits as provided under Code § 401(a)(13)(C) with respect to a judgment, order or decree, or a settlement agreement relating to a crime involving the Plan or a violation (or alleged violation) of the fiduciary provisions of ERISA with respect to the Plan (whether or not the Participant is a fiduciary of the Plan).  Further, the benefits payable hereunder may be subject to the creation, assignment or recognition of a right pursuant to a Qualified Domestic Relations Order.

Section 11.4 -  Headings.  Headings and sub-headings in this Plan are inserted for convenience of reference only and are not to be considered in the interpretation or construction of Plan provisions.

Section 11.5 -  Limitation on Affiliates’ and Trustee’s Liability.  Neither the Trustee nor the Affiliates guarantee the benefits payable under the Plan and Trust Agreement, and payments to Participants and Beneficiaries shall be made exclusively from the assets of the Trust.

Section 11.6 -  Merger.  The Plan may be merged or consolidated with any other plan, and assets or liabilities of the Plan may be transferred to any other plan, but only if each person having an interest in the Trust would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were terminated immediately after such event) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had terminated immediately before such event).

Section 11.7 -  Counterparts.  The Plan and the Trust may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.8 -  Exclusive Benefit.  In no event shall any part of the trust assets be paid to or become vested in any Affiliate, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries and defraying reasonable expenses of the Plan and Trust.

Section 11.9 -  Partial Plan Years.  If there is a partial Plan Year for any reason, the following rules shall apply:

(a)          A Member shall be credited with a Year of Service for eligibility if he or she completes 1,000 Hours of Service during the 12-month period beginning on the first day of such partial year and with an additional Year of Service if he or she completes 1,000 Hours of Service during the 12-month period commencing on the first day after the last day of the partial Plan Year.

(b)         The compensation limitation set forth in Section 2.1.17 shall be multiplied by the number of months in such partial Plan Year and divided by 12.

Section 11.10 -  Military Service.  Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code § 414(u).  Loan repayments will be suspended under this plan as permitted under Code § 414(u)(4).

Section 11.11 -  Definition of Spouse.  For all purposes of this Plan, the term “spouse” means the spouse as interpreted in accordance with IRS Revenue Ruling 58-66, as amplified and clarified by Revenue Ruling 2013-17.  Accordingly, the term “spouse” shall include any individual lawfully married to the Participant in any domestic or foreign jurisdiction that has legal authority to sanction marriages, regardless of whether the individual or Participant are domiciled in another state and regardless of whether such marriage is between individuals of the same sex; provided, however, that the term spouse shall not include registered domestic partnerships, civil unions, or other similar formal relationships recognized under state law that are not denominated as a marriage under that state’s law regardless of whether the individuals are of the opposite sex or same sex.

Section 11.12 -  Forfeitures.  Any forfeitures under the Plan shall be used, in the discretion of the Administrator, by the end of the Plan Year following the Plan Year in which the forfeiture occurs, to reduce Employer or Participating Affiliate contributions or pay expenses of the Plan.

Section 11.13 -  Corrections.  The Administrator has the authority to take any appropriate action (including the making of Plan amendments) to correct Plan qualification failures under the Internal Revenue Service’s Employee Plans Compliance Resolution System (“EPCRS”), or any successor system or other similar system.  The Plan Administrator also has the authority to take any appropriate action to correct ERISA failures or violations under any system or program adopted by the U.S. Labor Department that is similar to the EPCRS.

ARTICLE 12.  TOP HEAVY PLAN PROVISIONS

Section 12.1 -  Scope of Article.  This Article shall apply, notwithstanding any provisions of the Plan to the contrary, for any Plan Year for which the Plan is Top Heavy, as defined herein.

Section 12.2 -  Definitions.  For purposes of this Article only, the following terms shall have the meanings ascribed to them and when a defined meaning is intended, the term is capitalized.

(a)          “Determination Date” shall mean the last day of the preceding Plan Year.  In the event the Employer or an Affiliate maintains another plan or plans in addition to this Plan, “Determination Date” shall mean the determination dates of all such plans which fall within the same calendar year as the Determination Date for this Plan.

(b)          “Key Employee” shall mean, as of any Determination Date, any Member or former Member (including any deceased Member) who at any time during the Plan Year that includes the Determination Date was:

(i)          an officer (that is, an administrative executive who is in regular continued service) of the Employer or an Affiliate (but in no event shall more than fifty persons or, if lesser, the greater of three persons or ten percent (10%) of the number of Members of all Affiliates as of the Determination Date for the Plan Year which is being tested for top heaviness, be treated as officers) if such individual’s 415 Compensation exceeds $170,000 (as adjusted under Code § 416(i)(1));

(ii)          a five percent (5%) owner (or considered as owning within the meaning of Code § 318) of the Employer or Affiliate;

(iii)         or one percent (1%) owner of the Employer or Affiliate whose annual 415 Compensation exceeds $150,000.

Organizations other than corporations may be considered as having officers.  There is no minimum number of officers that must be taken into account, and the limited number of officers considered shall be those with the highest one-year 415 Compensation received while an officer for a Plan Year during the testing period.

For purposes of applying subparagraph (C) of Code § 318(a)(2), five percent (5%) shall be substituted for fifty percent (50%).  A person’s interest in value or voting power shall be utilized in the determination of ownership interest in a corporation.  A person’s interest in capital or profits shall be utilized in the determination of ownership interest in a noncorporate entity.  The rules of paragraphs (b), (c), and (m) of Code § 414 shall not be applicable for purposes of determining ownership in Affiliates under this Section for purposes of testing the five percent (5%) and one percent (1%) limits but shall be taken into account in determining whether an individual has 415 Compensation in excess of $150,000.  A beneficiary of a deceased Participant who was a Key Employee shall be considered to be the Key Employee with respect to the benefits received.

(a)          “Top Heavy” shall mean a condition of the Plan whereby the Top Heavy Ratio for the Plan, or the Top Heavy Ratio for the required or permissive aggregation group of which the Plan is a part, exceeds 60%.  The required aggregation group shall include each qualified plan of the Employer or an Affiliate in which at least one Key Employee participates and any other qualified plan of the Employer or Affiliate which enables a plan in which at least one Key Employee participates to meet the requirements of Code § 401(a)(4) or 410.  The permissive aggregation group shall include the required aggregation group plus any other plan or plans of the Employer or Affiliate which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code § 410(a)(4) and 410.

(b)          “Top Heavy Ratio” shall mean:

(i)        If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or Affiliate has not maintained any defined benefit plan which during the one year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the required or permissive aggregation group described in paragraph (d) above is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the one year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one year period ending on the Determination Date), both computed in accordance with Code § 416 and the regulation thereunder.  Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on the date under Code § 416 and the regulations thereunder.

(ii)        If the Employer or an Affiliate maintain one or more defined contribution plans any simplified employee pension plan) and the Employer or Affiliate maintains or has maintained one or more defined benefit plans which during the one year period ending on the Determination Date has or has had any accrued benefits, the Top Heavy Ratio for any required or permissive aggregation group described in paragraph (d) above is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code § 416 and the regulations thereunder.  The accrued benefits under the defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an accrued benefit in the one year period ending on the Determination Date.

(iii)        For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Code § 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (a) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not received any 415 Compensation from any employer maintaining the plan at any time during the one year period ending on the Determination Date will be disregarded.  The present value of a participant’s accrued benefit under a defined benefit plan shall be computed using a 5% interest assumption and the 1984 Unisex Pension Mortality Table.  The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken in to account will be made in accordance with Code § 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio.

For purposes of this Section “valuation date” shall mean Determination Date as defined herein when used with respect to this Plan.  With respect to any other plan of the Employer or an Affiliate, “valuation date” shall mean the date on which contributions are credited and gains and losses allocated under a defined contribution plan or the date used for computing plan costs for minimum funding.

For purposes of determining the present values of accrued benefits and the amounts of account balances of Members as of the Determination Date the present values of accrued benefit and the amounts of account balances of a Member as of the Determination Date shall be increased by the distributions made with respect to the Member under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

Section 12.3 -  Employer Contributions for Top Heavy Plan Years.  For any Plan Year for which the Plan is Top Heavy, the minimum benefit and contributions required by Code § 416 shall be provided as a Qualified Non-Elective Contribution under this Plan.  The minimum contribution for non-Key Employees shall be equal to the lesser of three percent (3%) of the Participant’s 415 Compensation, or the largest percentage of Affiliate contributions and forfeitures as a percentage of a Key Employee’s 415 Compensation, allocated on behalf of any Key Employee under all defined contribution plans of any Affiliates for the Plan Year.  In determining such largest percentage, amounts a Key Employee defers under a qualified 401(k) arrangement shall be counted among the Affiliate contributions.  This Employer contribution shall be provided for any Participant who is not a Key Employee and who is employed by the Employer on the last day of the Plan Year.  For purposes of the minimum Employer contribution, elective deferral contributions made by a non-Key Employee shall not be treated as Employer contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code § 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code § 401(m).

ARTICLE 13.  PARTICIPATION BY AFFILIATES

Section 13.1 -  In General.  The Employer is a member of a group of corporations or businesses which are Affiliates, and one or more of these Affiliates have adopted the Plan.  The provisions of this Article set forth the terms and conditions relating to the adoption of the Plan by an Affiliate.

Section 13.2 -  Adoption.  An Affiliate may adopt the Plan and thereby become a Participating Affiliate by action of the board of directors or other governing body of the Affiliate, a copy of which is delivered to the Employer, or by written notice executed by an officer of the Affiliate delivered to the Employer.  Said action or notice shall be effective as of the date indicated in the action or notice.  Said adoption shall be deemed to be accepted by the Employer, unless written objection is delivered to the Affiliate within 30 days of receipt of the action or notice.  Any of the foregoing requirements may be waived as necessary to provide coverage under the Plan to employees of Affiliates as necessary to comply with a purchase agreement or other agreement between the adopting Affiliate and any other Affiliate of the Employer.

After the effective date of adoption of the Plan by the Participating Affiliate, the Plan shall apply to common-law employees of the Participating Affiliate who meet the requirements for participation applicable to the Participating Affiliate and the benefits provided to said employees and other applicable terms and conditions shall be as set forth in an addendum to the Plan.  If the adoption or participation by a Participating Affiliate causes the Plan to fail to attain or retain qualification, the Participating Affiliate shall be deemed to have terminated its participation in the Plan.

Notice of this adoption shall be given by the Employer or Committee to the Trustee, but the adoption may be effective before receipt of the notice by the Trustee.  The adoption of this Plan by the Participating Affiliate shall not be deemed to be a contract between the Participating Affiliate and any of its Members.  In addition, the Participating Affiliate does not guarantee the benefits payable under the Plan.  Except as specifically provided in the Plan to the contrary, in no event shall any part of the Plan assets be paid to or become vested in the Participating Affiliate.

Section 13.3 -  Administration.  In the event that a Participating Affiliate adopt the Plan, except for the specific provisions contained in the adoption document, in this Article, or in any resolution made by the Employer’s Board of Directors, the Employer shall have complete authority and control to administer the Plan and to delegate specific fiduciary duties and responsibilities and shall be deemed the Employer for all purposes.  Any administration or delegation pursuant to this Plan may be rescinded by the Employer at any time.  The Employer in its sole discretion shall also have the authority to allocate the responsibility for payment of expenses of the administration of the Plan among itself and the various Participating Affiliates in an equitable manner.

Section 13.4 -  Amendment.  Whether or not Affiliates have adopted the Plan, only the Employer shall have the right to amend the Plan and to specify the effective date of such amendment.  However, any amendment of the Plan shall be communicated to each Participating Affiliate.  Unless a Participating Affiliate elects to withdraw from the Plan within five days of notice of the amendment, it shall be deemed to have agreed to and accepted the amendment.

Section 13.5 -  Termination or Withdrawal.  Any Participating Affiliate may discontinue contributions or withdraw from the Plan by delivering a notice adopted by the Participating Affiliate’s Board of Director or other governing body to the Employer, specifying the date of its discontinuance or withdrawal.  A Participating Affiliate is automatically deemed to have withdrawn from the Plan upon a change in ownership or business activities that causes the Participating Affiliate to cease being an Affiliate, unless otherwise provided by express agreement of the Employer and the Participating Affiliate.  If a Participating Affiliate completely discontinues contributions to the Plan, is adjudicated bankrupt, is assigned to or for the benefit of creditors, or is dissolved, such an event will terminate its participation in the Plan.  The Employer shall certify such discontinuance or withdrawal to the Trustee, if any.  The notice shall specify whether such Participating Affiliate intends to continue a plan through the use of a separate document.  A withdrawal or termination of participation by a Participating Affiliate shall not constitute a termination of the Plan, unless the Employer and all Participating Affiliates withdraw or terminate their participation in the Plan.  A withdrawal or termination of participation in the Plan by a Participating Affiliate shall not constitute a partial termination of the Plan, unless specified in writing by the withdrawing Participating Affiliate, or except as may result by operation of law.

If a Participating Affiliate is withdrawing from the Plan and has established a substantially identical plan, the Trustee of this Plan shall transfer the assets of Participant who are employed by the withdrawing Participating Affiliate at the time of the withdrawal to the funding agent of said plan.  If a Participating Affiliate is withdrawing or terminating from the Plan and has not established a substantially identical plan, the Trustee shall: (a) transfer any assets in the suspense account established in accordance with Article 5 attributable to the Participating Affiliate’s contributions to the Affiliate to the extent it may not then be allocated pursuant to Article 5 to the Accounts of Participants who are employed by the withdrawing Participating Affiliate at the time of the withdrawal or termination; and (b) declare all Accounts of Participants who are employed by the withdrawing Participating Affiliate at the time of the termination or withdrawal as nonforfeitable, credit any increase or charge any decrease to all such Accounts then existing in the manner provided in Article 6, and hold or distribute the full amount then credited to each such Account at the same time and in the manner specified in Article 8.  The provisions of Article 10 shall apply if the entire Plan is being terminated.  In such event, any allocation to Participant shall be made to Participants employed by all Participating Affiliates and the Employer in proportion to their Credited Compensation as of the date of the allocation in that Plan Year.

Section 13.6 -  Application of Terms of the Plan.

13.6.1 - Eligibility.  Eligibility to participate in the Plan shall be determined for Members of all Participating Affiliates in accordance with Article 3 of the Plan.

13.6.2 - Determination of Contributions.  The Employer and each Participating Affiliate shall determine and make its own contributions to the Plan, and shall have the individual discretion to make a special contribution for the Accounts of Members who received less of an allocation due to an oversight or mistake of fact or law.  Each Participating Affiliate may make its contribution under the Plan for any Plan Year, or partial payments of such contribution, at any time during such Plan Year or within the time following the close of such Plan Year which is prescribed by law for the filing of the Participating Affiliate’s Federal income tax return (or consolidated return, if applicable) for its fiscal year for Federal income tax purposes within or with which the Plan Year ends (including extensions thereof).  The provisions of Section 11.9 relating to partial Plan Years shall apply to the contributions of each Participating Affiliate that participates for only a portion of a Plan Year as if such portion of a Plan Year were a partial Plan Year.

The portion of a Member’s pay reduction amount to be contributed to a Member’s Before-Tax Contribution Account and Roth Contribution Account shall be collected and remitted to the Trustee or the Member, as the case may be, as soon as possible following reduction of pay by the Participating Affiliate who employs such Member at the time.  The Participating Affiliate will use its best efforts to determine and contribute to the Plan the maximum amount permitted under the rules of Code §§ 401(k) and 401(m), however, no liability shall result from the Member’s loss of any deferral of taxation for Federal or state income tax purposes, nor for interest on any amounts subject to pay reduction elections.

If active employment at the end of the Plan Year by a Participant is a requirement for allocation of a contribution to a Participant, a Participant is actively employed if employed by any Participating Affiliate or the Employer on the last day of the Plan Year.  If such individual works for more than one Participating Affiliate and Employer, and contributions under the Plan are allocated on Credited Compensation up to a maximum dollar amount, the contributions to be allocated pursuant to this paragraph shall be made on the pro rata portion of the dollar amount of such eligible Participant’s Credited Compensation paid by each Participating Affiliate and Employer.  Contributions shall be subject to the limitations of the Plan and, in particular, Article 5.

13.6.3 - Distributions.  No distributions with respect to Severance from Employment shall be made until Severance from Employment with all Affiliates whether or not they are participating in this Plan, except with respect to transfers to other qualified plans.

Section 13.7 -  Interpretation.  If any question arises with respect to the interpretation of this Plan due to the existence of Participating Affiliates that have adopted the Plan, the Employer shall establish uniform rules to resolve such questions that shall conclusively bind all Participating Affiliates and their Members.

ARTICLE 14.  PLAN LOANS

Section 14.1 -  Eligibility.  Any Participant who is either (a) a former Member and a “party in interest,” within the meaning of ERISA § 3(14), or (b) a Member, whether actively employed, on a leave of absence or on lay-off, may apply by written, telephonic or electronic means, as provided by the Committee, for a loan from his or her Before-Tax Contribution Account, Roth Contribution Account, After-Tax Contribution Account, Rollover Account, Matching Account and any Prior Plan Account, except a Prior Money Purchase Account (collectively, “Eligible Loan Accounts”).  If the Committee determines that the Participant is entitled to a loan in accordance with the provisions of this Article, the Committee shall direct the Trustee to make a loan to the Participant from such Eligible Loan Accounts.  Any loan shall be charged against the Participant’s Eligible Loan Accounts in the following order:  Rollover Account, After-Tax Contribution Account, Roth Contribution Account, Before-Tax Contribution Account, Matching Account and Prior Plan Accounts.

Section 14.2 -  Loan Amounts.  A loan shall be in an amount which is not less than $1,000.  A Participant will be approved for a new loan in accordance with the provisions of this Article only if the Participant has no other loan outstanding.  The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code § 72(p)(4)) of the Employer and any Affiliate) shall be an amount which does not exceed the lesser of:

(a)          $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans from the Plan to the Participant on the date on which such loan is made; or

(b)         50% of the value of such Participant’s vested interest in his or her Account on the date the loan is made.

Section 14.3 -  Source of Loan.  For each Participant for whom a loan is authorized pursuant to this Article, the Plan Administrator shall (a) direct the Trustee to liquidate the Participant’s interests in Funds to the extent necessary to provide funds for the loan and in such order as the Plan Administrator may prescribe, (b) direct the Trustee to disburse such funds to the Participant upon the Participant’s execution of the Note referred to in Section 9.4, (c) transmit to the Plan Administrator the executed Note, and (d) establish and maintain a separate fund (the “Loan Fund”) as a separate record keeping account within the Participant’s Account (1) which initially shall be in the amount of the loan, (2) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (3) to which the Note shall be allocated, and (4) which shall show the unpaid principal of and interest on the Note from time to time.  All payments of principal and interest by a Participant shall be credited initially to his or her Loan Fund and applied against the Participant’s Note, and then invested in the Funds pursuant to the Participant’s direction under Section 7.1.  The Trustee shall value each Participant’s Loan Fund as of each Valuation Date.  Notwithstanding any other provision of the Plan, a Participant’s Loan Fund shall constitute a part of his or her Account under the Plan.

Section 14.4 -  Loan Terms.  Loans made pursuant to this Section:

(a)          shall be made available to all eligible Participants on a reasonably equivalent basis;

(b)          shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

(c)          shall be secured by the portion of the borrower’s Account that is invested in the Loan Fund;

(d)          shall be evidenced by a promissory note and security agreement (the “Note”) executed by the Participant which provides for:

(1)      the security referred to in paragraph (c);

(2)      a reasonable rate of interest, determined by the Plan Administrator (or its agent), which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances;

(3)      repayment within a specified period of time, which shall not extend beyond five years from the date the loan is made (fifteen years in the case of a loan used to acquire a dwelling unit which is used or which will, within a reasonable time, be used as the Participant’s principal residence (a “principal residence loan”));

(4)      repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and

(5)      for such other terms and conditions as the Plan Administrator shall determine, which shall include provision that:

(i)           with respect to a Participant who is a Member, the loan will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period;

(ii)          the loan shall be prepayable in whole at any time without penalty; and

(iii)        in the event a payment is not made when due, the borrower is allowed a cure period beginning the date of the missed payment and ending the last day of the calendar quarter following the quarter in which the payment was due in which to tender the missed payment to the Trustee.  Failure to tender the missed payment prior to the end of the cure period will result in a deemed distribution of the entire outstanding balance of the loan including interest at the time of such failure.  Trustee will notify the borrower that a deemed distribution has occurred and demand that the deemed distribution be repaid.  By requesting a loan under this program the borrower agrees that if the deemed distribution has not been repaid when the borrower is able to request and receive a distribution under the terms of the Plan, the promissory note will be distributed and the borrower’s vested Account balance will be reduced in the amount of the unpaid principal plus any accrued interest.  In the event of a deemed distribution, the amount of unpaid principal and interest will be treated as a distribution by the IRS, which means that the borrower will be liable for income taxes and, if the borrower is younger than 55 (or younger than 59½, if still employed by the company), a 10% excise tax on the unpaid amount.  At no time may a borrower receive a loan if a deemed distribution has not been repaid.

Section 14.5 -  Security.  Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant’s Account.  Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, shall be satisfied by deduction from the Participant’s Loan Fund, as follows:

(a)          in the case of a Participant who, at the time of the default, is a Participant and is not eligible (without regard to the required filing of an application) to receive distribution of his or her Account under the provisions of Article 8 (other than a hardship withdrawal), at such time as he or she first becomes eligible (without regard to the required filing of an application) to receive distribution of his or her Account under the provisions of Article 8 (other than a hardship withdrawal); or

(b)          in the case of any other Participant, immediately upon such default.

If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after default, interest at the rate specified in the Note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant’s Loan Fund as hereinabove provided or by payment by or on behalf of such Participant.  (Interest accrued after default shall not, however, result in an additional deemed distribution.)

Section 14.6 -  Additional Terms.  Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor.  The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

Section 14.7 -  Suspension of Payments During Leaves of Absence.  Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code § 414(u)(4) for a Participant on a leave of absence performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) whether or not the individual is entitled to reemployment rights under such chapter with respect to such service.  The suspension shall continue for the entire period during which the Participant is performing such service.

A Participant may also elect to suspend loan repayments during an unpaid leave of absence or temporary layoff that is not in the uniformed services, but the period over which repayments are suspended in that case may not exceed one year.  For purposes of this Section 14.7, “unpaid leave of absence” shall include leaves of absence where the Participant receives a rate of pay, after income and employment tax withholding, that is less than the amount of the installment payments required under the terms of the loan.

Following suspension of loan payments, (a) for leaves of absence or temporary layoffs that do not involve service for the uniformed services, a loan that is not a principal residence loan must be repaid in full (including interest that accrues during the leave of absence or temporary layoff) by the fifth anniversary of the date of the loan, and (b) the amount of the installments due after the leave or layoff ends (or, if earlier, after the first year of the leave or layoff or such longer period as may apply under Code § 414(u)(4)) must not be less than the amount required under the terms of the original loan.  The Plan Administrator or the Administrative Delegate shall determine the payment schedule that will apply after the leave of absence or layoff to satisfy the foregoing conditions and shall give notice of the payment schedule to the Participant.

Section 14.8 -  CARES Act Loan Provisions.

(a)          For purposes of this Section, a “Qualified Participant” is a Participant who files a certification with the Plan Administrator that attests to any of the following:

(i)          The Participant being diagnosed with COVID-19,

(ii)          The spouse or dependent of the Participant being diagnosed with COVID-19,

(iii)        The Participant experiencing adverse financial consequences as a result of any of the following:

(A)        being quarantined,

(B)        being furloughed, laid off or having work hours reduced,

(C)        being unable to work due to lack of child care due to COVID-19,

(D)        closing or reducing hours of a business owned or operated by the Participant due to COVID-19, or

(E)        other factors as determined by the Secretary of the U.S. Treasury.

(b)          If a Qualified Participant has an outstanding loan under this Plan with payments due between March 27, 2020 and December 31, 2020, to the extent permitted under Section 2202(b)(2) of the CARES Act:

(i)           the Participant may elect to defer the payments for up to one year, with appropriate adjustments being made to the terms of the loan pursuant to Section 2202(b)(2)(B) of the CARES Act, and

(ii)          The maximum five year period for payment of a non-principal residence loan has shall be extend by a period of time described in Section 2202(b)(2)(C) of the CARES Act (279 days).

EXECUTION PAGE

As of this 17th day of December 2021, the undersigned Member of the Committee and Officer of the Employer, pursuant to authority granted by the Employer and the Committee, hereby acknowledges that this restatement incorporates all required and discretionary amendments to date and constitutes the plan document in effect for plan operational purposes.  The undersigned reserves the right to make revisions to this document if requested by the Internal Revenue Service in connection with its review of this document or as may be deemed necessary or appropriate by the Employer, the undersigned or any other authorized individual.

HNI CORPORATION

By /s/ Donna Meade

Donna Meade, VP, Member and Community Relations

ADDENDUM A

ACCOUNTS TRANSFERRED
FROM THE IAW PLAN

Section A-1.1 - Application of this Addendum.  This Addendum A applies to any Participant (“IAW Participant”) who had an account in the IAW LLC 401(k) Savings Plan (“IAW Plan”) that was transferred to the Plan in connection with the merger of the IAW Plan into the Plan.  This Addendum A applies only to the portion of the Participant’s Account that is attributable to amounts transferred to the Plan, on or after January 25, 2009, from the IAW Plan (“IAW Account”).  This Addendum provides withdrawal rights to a Participant’s IAW Account in addition to the withdrawal rights provided under Section 8.7 of the Plan and provides for the restoration of previously forfeited amounts to an IAW Account to be established for any Participant who returns to employment with IAW LLC, the Employer or any Participating Affiliate within a specified period of time.

Section A-1.2 - In Service Withdrawals.  A Participant who is employed by the Employer or any Affiliate may elect a distribution of all or any portion of his or her IAW Account (including earnings on such Accounts) after attaining age 59½ or to the extent necessary to relieve a financial hardship on the same terms and conditions as set forth in Section 8.7.1 of the Plan, except that all or any portion of his or her IAW Account shall be available for distribution on account of a financial hardship.

Section A-1.3 - Restoration of Forfeited Amounts Upon Re-Hire of Former Participants.  An IAW Participant who previously left employment with IAW at a time when he or she was not vested, who received a deemed cash-out distribution of $0 at the time of his or her Severance from Employment in accordance with the IAW Plan document, and who is re-hired by IAW, the Employer or any Affiliate before incurring five One-Year Breaks in Service, shall be deemed to have repaid the prior deemed cash-out distribution of $0 on his or her re-hire date and the Administrator shall restore the forfeited Account balance, unadjusted for any gains or losses on such Account balance, unadjusted for any gains or losses on such Account balance, to an IAW Account established for the Participant under the Plan.

A-1

ADDENDUM B

PARTICIPATING AFFILIATES

The following companies are the Affiliates of the Employer that have adopted the Plan as of January 1, 2022, and are considered Participating Affiliates pursuant to Article 13 of the Plan:

Allsteel Inc.

Design Holdings Inc.

The Gunlocke Company LLC

Hearth & Home Technologies Inc.

Hickory Business Furniture, LLC

HNI Asia LLC

HNI International Inc.

HNI Services LLC

HNI Technologies Inc.

The HON Company

Sagus LLC

Maxon Furniture Inc.

Monessen Hearth Systems Company LLC

OFM, LLC

Vermont Casting Group

B-1

ADDENDUM C

EMPLOYER CONTRIBUTIONS

[Schedule on next page.]

C-1

ADDENDUM C – EMPLOYER CONTRIBUTIONS

Effective as of January 1, 2022
Company		Company Ownership	Freq	Retirement Contribution	Freq	Profit	Freq	Match	Freq	Eligibility 401(k)	Match	CO*	RC*	PS*

HNI Corporation (as well as HNI Asia LLC, HNI International Inc., HNI Services LLC, and HNI Technologies, Inc).		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
The HON Company LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
Allsteel Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
	Hickory Business Furniture, LLC	1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
	The Gunlocke Company L.L.C.	1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
Maxon Furniture Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
Hearth & Home Technologies LLC		2%	A	0%	NA	yes - unique formula	A	$0.50/$1 up to 6%	P	immediate	immediate	one year	NA	one year
	Monessen Hearth Systems Company, LLC (Vermont Castings Group)	2%	NA	0%	NA	yes	NA	$0.50/$1 up to 6%	P	immediate	immediate	one year	NA	one year
OFM, LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA
Design Holdings Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	NA	one year	NA	NA

Key Frequency A = annual P = per pay period NA = not applicable * denotes must be employed at year-end or deceased, retired or disabled during year to receive contribution

C-2

ADDENDUM D

VESTING FOR SAGUS PLAN
NONELECTIVE EMPLOYER CONTRIBUTION ACCOUNTS AND
SAGUS PLAN EMPLOYER MATCHING CONTRIBUTION ACCOUNTS

The provisions of this Addendum are being adopted in conjunction with the merger of the Sagus International 401(k) Plan, effective January 1, 2014.  The provisions of this Addendum shall apply to determine the vested portion of a Participant’s Sagus Plan Nonelective Employer Contribution Account and Sagus Plan Employer Matching Contribution Account, as well as to determine the circumstances when a Participant shall incur a forfeiture of the nonvested portion of such Accounts.  The provisions of this Addendum shall apply notwithstanding any contrary provisions of the Plan.

D.1     Addendum D Definitions.

Whenever used in this Addendum, the following terms shall have the respective meanings set forth below.  Other capitalized terms used in this Addendum shall have the meanings ascribed to them in the Plan.

Merger Date.  January 1, 2014.

Sagus Plan.  The Sagus International 401(k) Plan.

Sagus Plan Accounts.  This term collectively refers to a Participant’s Sagus Plan Nonelective Employer Contribution Account and Sagus Plan Employer Matching Contribution Account under this Plan.

Sagus Plan Terms.  The terms of the Sagus Plan as in effect on December 31, 2013.  At that time, the Sagus Plan terms were being maintained pursuant to a “Volume Submitter Defined Contribution Plan Fidelity Basic Plan Document No. 14” (the “Basic Plan Document”) and “Adoption Agreement No. 001 for use with Fidelity Basic Plan Document No. 14”, effective as of October 30, 2009 (the “Sagus Plan Adoption Agreement”), and various model amendments thereto.  All such provisions of the Sagus Plan shall constitute the “Sagus Plan Terms”.

Years of Vesting Service.  Section D.3 below defines year so Vesting Service for purposes of this Addendum.

D.2     Vesting Rules for Sagus Plan Accounts

If, under the terms of the Sagus Plan, a Participant in the Sagus Plan is 100% vested in his or her Sagus Plan Nonelective Employer Contribution Account or Sagus Plan Employer Matching Contribution Account as of the Merger Date, the Participant shall be 100% vested in his or her Sagus Plan Accounts under this Plan.

If, under the terms of the Sagus Plan, a Participant in the Sagus Plan is not 100% vested in his or her Sagus Plan Nonelective Employer Contribution Account or Sagus Plan Employer Matching Contribution Account as of the Merger Date, the Participant shall be immediately vested in his or Sagus Plan Accounts under this Plan, in the same percentage as applied to such person under the Sagus Plan as of the Merger Date.  Thereafter, the Participant shall be entitled to continue to be vested in his or her Sagus Plan Accounts in accordance with the following vesting schedule:

Years of Vesting Service	Vested Percentage

Less than 1 year	0%
At least 1 year but less than 2 years	10%
At least 2 years but less than 3 years	20%
At least 3 years but less than 4 years	40%
At least 4 years but less than 5 years	60%
At least 5 years but less than 6 years	80%
6 years or more	100%

In addition, a Participant shall be 100% vested in his or her Sagus Plan Accounts in the following circumstances:

(i)	The Participant is an Employee at or after age 62.

(ii)	The Participant is an Employee and dies.

(iii)	The Participant is an Employee and becomes Disabled, within the meaning of the terms of the Sagus Plan.

D.3     Years of Vesting Service

For purposes of this Addendum, except as may otherwise be provided below, a Participant’s years of Vesting Service shall be determined in accordance with the terms of the Sagus Plan.  Accordingly:

(a)      A Participant who is an Employee of HNI or an Affiliate on the Merger Date shall be immediately entitled to Years of Service under this Addendum in an amount equal to the years of Vesting Service the Participant had under the Sagus Plan as of December 31, 2013.  A Participant who is not an Employee of HNI or an Affiliate on the Merger Date, but later becomes an Employee of HNI or an Affiliate, may be entitled to credit for his or her previous years of Vesting Service under the Sagus Plan in accordance with subsection (c) below.

(b)      For periods on and after January 1, 2013, a Participant shall be entitled to additional years of Vesting Service in accordance with the provisions of Section 3.03 of the Basic Plan Document that comprised part of the Sagus Plan Terms.  Thus, additional Vesting Service will be earned for a Participant’s continued periods of Employment with HNI and its Affiliates, through the Participant’s Severance Date (as defined in the Sagus Plan Terms) with HNI and its Affiliates.  In addition, a Participant may be entitled to Vesting Service for certain absences from Employment with HNI and its Affiliates that are less than 12 months in length, in accordance with the provisions of Section 3.03 of the Basic Plan Document.

(c)      The following rules shall apply if a Participant incurs a Severance Date (within the meaning of the Sagus Plan Terms) and is not 100% vested:

(i)
If the Participant is subsequently reemployed by HNI or an Affiliate prior to the incurrence of a five consecutive Breaks in Vesting Service (within the meaning of the Sagus Plan Terms), the Participant shall be entitled to have all of his or her previous years of Vesting Service reinstated, and shall continue to earn additional Vesting Service after being reemployed.

(ii)
If the Participant is not subsequently reemployed by HNI or a Related Employer prior to the incurrence of a five consecutive Breaks in Vesting Service (within the meaning of the Sagus Plan Terms, if the Participant is subsequently reemployed, the Participant shall not be entitled to have any of his or her previous years of Vesting Service reinstated.

The foregoing provisions of this subsection (c) shall be applied to a Participant who is not an Employee of HNI or an Affiliate on the Merger Date, but later becomes an Employee of HNI or an Affiliate.  Thus, the Participant’s entitlement to his or her previous years of Vesting Service under the Sagus Plan Terms shall be based on whether the Participant does or does not have five consecutive Breaks in Vesting Service (within the meaning of the Sagus Plan Terms) between the Participant’s Severance Date that occurred under the Sagus Plan prior to the Merger Date, and the Participant’s first date of Employment with HNI or an Affiliate after the Merger Date.

D.3     Forfeitures

If a Participant terminates employment with HNI and all Affiliates and is not 100% vested in his or her Sagus Plan Accounts, the following rules shall apply:

(a)       The nonvested portion of the Sagus Plan Accounts shall be treated as a forfeiture in accordance with the terms of Section 11.08 of the Basic Plan Document that comprised part of the Sagus Plan Terms.  Accordingly, the nonvested portion of the Sagus Plan Accounts will be forfeited as of the earlier of the following dates:

(i)	The date the Participant receives a distribution of all of his or her entire vested Accounts under the Plan; or

(ii)	the date the Participant incurs five consecutive Breaks in Vesting Service under the Sagus Plan Terms.

(b)      In accordance with Section 11.09 of the Basic Plan Document and the provisions of Section 1.16(f) of the Sagus Plan Adoption Agreement, any forfeitures shall be used an offset against any Employer Contributions that are required to be made by HNI and other Participating Affiliates under this Plan.

(c)       The provisions of Section 11.10 of the Basic Plan Document, including the repayment provisions thereunder, shall be applied to restore the forfeited amount of a former Participant who incurs a forfeiture under this Plan.  Accordingly, the forfeited amount shall be restored to the Participant’s Account under the HNI Plan if the following requirements are met:

(i)
The Participant is reemployed prior to the time he or she incurs five consecutive Breaks in Vesting Service under the Sagus Plan Terms following the date of the prior distribution or deemed distribution to the Participant.

(ii)
Unless the former Participant had a deemed distribution under the Sagus Plan Terms, within five years of becoming a Participant in the HNI Plan, the Participant pays to the HNI Plan, the entire amount that was previously distributed to the Participant.

ADDENDUM E

MERGER OF MONESSEN 401(K) PLAN

The provisions of this Addendum are being adopted in conjunction with the merger of the Monessen 401(k) Plan (“Monessen Plan”) with and into the Plan, effective December 1, 2016 (“Merger Date”).

E.1     Merger of Monessen 401(k) Plan.

(a)	The Monessen Plan will be merged into, and become part of, the Plan, effective on the Merger Date.

(b)
Each person who is a participant in the Monessen Plan on the Merger Date (“Monessen Participant”) will become a Participant in the Plan as of such date, and be covered by the terms and provisions of the Plan. Each Monessen Participant’s elective deferral election under the Monessen Plan effective as of the close of business on November 23, 2016, shall continue in effect under the Plan such that each Monessen Participant will make Before-Tax Contributions (and catch-up contributions, if any) to the Plan in accordance with such election effective on and after the Merger Date, unless and until such Monessen Participant elects to change, terminate or suspend his or her pay reduction contributions to the Plan in accordance with Section 4.1.1. Notwithstanding the foregoing and Section 4.2.1, effective beginning with the February 2, 2017 paycheck, a Monessen Participant’s Specified Percentage of Credited Compensation shall be automatically increased to three percent (3%) if such Monessen Participant’s Specified Percentage of Credited Compensation is less than three percent (3%), unless such Monessen Participant has made an affirmative election in accordance with rules and procedures established by the Administrator to either (A) not make any Before-Tax Contributions under the Plan, or (B) make a different level of Before Tax Contributions under the Plan.

(c)	Monessen Participants shall receive credit for service with Monessen prior to the Merger Date in accordance with the terms of the Plan.

(d)
As of the Merger Date, the trustee of the Monessen Plan will transfer the assets of the Monessen Plan to the Trustee of the Plan. Each Monessen Participant’s account under the Monessen Plan will be credited to one or more corresponding Accounts for such Monessen Participant under the Plan, as determined by the Administrator and such Accounts will be subject to the terms and provisions of the corresponding Plan Accounts. The aggregate value of the Accounts established for each Monessen Participant under the Plan, as of the Merger Date, will be equal to the value of such Monessen Participant’s account under the Monessen Plan as of such date.

(e)	All accounts of Monessen Participants under the Monessen Plan are 100% vested as of the Merger Date and shall at all times remain 100% vested under the Plan.

E-1

(f)
Assets received by the Trustee under the Plan on account of the merger will be invested in such of the investment funds maintained under the Plan as the Administrator directs, pending the full implementation of any investment direction procedures for the Monessen Participants affected by the merger and the receipt by the Trustee under the Plan of investment directions by such Monessen Participants.

(g)
Existing Monessen Participant loans under the Monessen Plan as of the Merger Date will be transferred to the Plan and the repayment schedule for such loans will continue uninterrupted by the merger of the Monessen Plan with and into the Plan.

E.2     Matching Contributions and Qualified Non-Elective Contributions.

(a)
Effective January 1, 2017, a Monessen Participant who becomes a Participant as a result of merger of the Monessen Plan into the Plan may be entitled to Matching Contributions and Qualified Non-Elective Contributions in accordance with Sections 4.2 and 4.3 of the Plan and Addendum C. Prior to January 1, 2017, no Matching Contributions or Qualified Non-Elective Contributions shall be made on behalf of such Monessen Participants.

E-2

AMENDMENT 2022-1
TO THE
HNI CORPORATION
PROFIT SHARING RETIREMENT PLAN
Pursuant to the provisions of Sections 9.3(r) and 10.1 of the HNI Corporation Profit Sharing Retirement Plan (the “Plan”), effective as of the dates specified herein, the HNI Corporation Administrative and Fund Committee (the “Committee”) hereby amends the terms of the Plan as follows:
I.        The definition of “Hours of Service” in Section 2.1.35 of the Plan shall have the following language added thereto:
For purposes of this Plan, an “Outdoor Greatroom Employee” is a Member who (i) was an employee of Outdoor Greatroom, LLC as of the date it became an Affiliate, and (ii) is an employee of Outdoor Greatroom, LLC as of July 24, 2022. A Member who is an Outdoor Greatroom Employee shall be credited with Hours of Service under this Plan to the extent that he or she rendered Hours of Service to Outdoor Greatroom, LLC on and before the date he or she became an Employee of an Affiliate.
II.       Addendum B of the Plan, attached hereto, is hereby amended and restated as follows, effective as of July 24, 2022.
III.     Addendum C of the Plan, attached hereto, is hereby amended and restated as follows, generally effective as of July 24, 2022.
IV.     Section 2.1.1 of the Plan is hereby amended and restated as follows, generally effective as of a date selected by HNI that shall be on or about September 15, 2022 (the OG Plan Merger Date).
2.1.1      “Account” means the record of the amounts credited to an individual under the Plan and may include any or all of the following subaccounts:
a)    “After-Tax Contribution Account” means the record of amounts attributable to Member contributions made at the election of the individual in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.8 and amounts, if any, transferred from or attributable to the individual’s after-tax contribution accounts under the HNI Corporation Retirement Plan.
b)    “After-Tax Rollover Account” means the record of the individual’s rollover contributions from another retirement plan and direct transfers on behalf of the individual by the trustee of another retirement plan that were considered after-tax contributions in the other retirement plan.
c)    “Before-Tax Contribution Account” means the record of amounts attributable to Employer contributions made at the election of the individual in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1 and amounts, if any, transferred from or attributable to the individual’s pre-tax contribution accounts under the HNI Corporation Retirement Plan.

d)   “Company Ownership Account” means the record of amounts attributable to Employer contributions of HNI Stock made pursuant to Section 4.3.1(a) and (c) and Addendum C and amounts transferred from or attributable to the individual’s company ownership contribution account under the HNI Corporation Retirement Plan.
e)    “Employee Before-Tax Catchup Account” means the record of amounts attributable to Employer contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1.5 for those Participants who are eligible for such contributions.
f)    “Employee Roth Catchup Account” means the record of amounts attributable to Employer contributions made on an after-tax Roth basis at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1.5 for those Participants who are eligible for such contributions.
g)   “ESOP Account” means the record of amounts transferred from or attributable to participation in the HON Members Company Ownership Plan.
h)   “ESOP Rollover Account” means the record of amounts attributable to Employer contributions that were transferred to the Plan as a result of ESOP diversification elections prior to the merger of the ESOP into the Plan.
i)    “HNI Reinvested Dividends Account” means the record of quarterly dividends paid on shares of HNI Stock held in the Plan.
j)    “Loan Account” means the record of the outstanding amount of principal and interest due on a loan to the individual pursuant to Article 14.
k)  “Matching Account” means the record of amounts attributable to Employer contributions made pursuant to Section 4.2 and Addendum C and amounts, if any, transferred from or attributable to the individual’s matching contribution accounts under the HNI Corporation Retirement Plan.
1)    “Prior Money Purchase Account” means the record of contributions made pursuant to the money purchase pension plan provisions of the Gunlocke Savings Plan with respect to the individual and which were transferred to the Plan.
m) “Prior Plan Employee Contribution Account” means the record of amounts attributable to the individual’s before-tax contributions, Roth contributions or rollover contributions in a prior employer’s plan that were transferred to the Plan.

n)  “Prior Plan Employer Contribution Account” means the record of amounts attributable to the individual’s matching contributions or profit sharing contributions in a prior employer’s plan that were transferred to the Plan.
o)   “Profit Sharing Contribution Account” means the record of amounts attributable to discretionary Employer contributions made pursuant to Section 4.3.1(c) and Addendum C and amounts, if any, transferred from or attributable to the individual’s profit sharing contributions account under the HNI Corporation Retirement Plan.
p)  “QNEC Account” means the record of amounts attributable to the Panel Concepts Savings and Retirement Plan as qualified non-elective contributions that were transferred to the Plan.
q)  “Retirement Contribution Account” means the record of amounts attributable to Employer contributions made pursuant to Section 4.3.1(b) and Addendum C and amounts, if any, transferred from or attributable to the individual’s retirement contributions account under the HNI Corporation Retirement Plan.
r)   “Rollover Account” means the record of amounts comprised of rollover contributions from other qualified plans and direct transfer on behalf of a Member by trustees of other retirement plans, but excluding transferred amounts for which a different subaccount has been designated under the Plan. Transfers (but not rollovers) from plans such that the transferred assets would be subject to the joint and survivor annuity requirements of Code § 417 or subject to any other special restrictions or conditions shall be held in a separate Rollover Account if the Employer in its discretion accepts such transfers.
s)   “Roth Contribution Account” means the record of amounts attributable to Employer contributions made at the election of the individual (on an after-tax Roth basis) in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.
t)   “Roth Rollover Account” means the record of amounts comprised of Roth rollover contributions from other qualified plans and direct transfer on behalf of a Member by trustees of other retirement plans, but excluding transferred amounts for which a different subaccount has been designated under the Plan. Transfers (but not rollovers) from plans such that the transferred assets would be subject to the joint and survivor annuity requirements of Code § 417 or subject to any other special restrictions or conditions shall be held in a separate Roth Rollover Account if the Employer in its discretion accepts such transfers.

u)    “Sagus Plan Employer Matching Contribution Account” means the record of amounts attributable to a Participant’s Employer Matching Contribution Account under the Sagus International 401(k) Plan that was transferred to this Plan.
v)    “Sagus Plan Nonelective Employer Contribution Account” means the record of amounts attributable to a Participant’s Nonelective Employer Contribution Account under the Sagus International 401(k) Plan that was transferred to this Plan.
w)   “OG Plan Employer Matching Contribution Account” means the record of amounts attributable to a Participant’s Employer Matching Contribution Account under the Outdoor Greatroom, LLC 401(k) Savings Plan that was transferred to this Plan.
x)    “OG Plan Nonelective Employer Contribution Account” means the record of amounts attributable to a Participant’s Employer Nonelective Contribution Account under the Outdoor Greatroom, LLC 401(k) Savings Plan that was transferred to this Plan.
The Administrator, in its discretion, may establish additional subaccounts within the various Accounts or combine similar Accounts or subaccounts. In the discretion of the Administrator, amounts transferred from other qualified plans may be credited to existing subaccounts which have the same tax or after-tax status, vesting and distribution characteristics to the transferred benefits.
*            *            *
V.       Section 8.1 of the Plan is hereby amended and restated as follows, generally effective as of the OG Plan Merger Date.
Section 8.1      Vesting. Except as is provided below, all Accounts shall be fully vested and nonforfeitable at all times:
(a)         A Participant’s Sagus Plan Nonelective Employer Contribution Account shall be vested in accordance with the provisions of Addendum D of this Plan.
(b)         A Participant’s Sagus Plan Employer Matching Contribution Account shall be vested in accordance with the provisions of Addendum D of this Plan.
(c)          A Participant’s OG Plan Employer Nonelective Contribution Account shall be vested in accordance with the provisions of Addendum E of this Plan.
(d)         A Participant’s OG Plan Employer Matching Contribution Account shall be vested in accordance with the provisions of Addendum E of this Plan.

VI.     The Attached Addendum E, titled “Vesting for Outdoor Greatroom Plan Employer Nonelective Contribution Accounts and Employer Matching Contribution Accounts” is hereby added to the Plan following Addendum D.
*            *            *

Pursuant to the direction of the Committee, the undersigned member of the Committee, hereby executes this Amendment 2022-1 on this      26th    day of          July         , 2022.

/s/ Donna Meade
Committee Member

ADDENDUM B

PARTICIPATING AFFILIATES
The following companies are the Affiliates of the Employer that have adopted the Plan as of July 24, 2022, and are considered Participating Affiliates pursuant to Article 13 of the Plan:

Allsteel Inc.

Design Holdings Inc.

The Gunlocke Company LLC

Hearth & Home Technologies Inc.

Hickory Business Furniture, LLC

HNI Asia LLC

HNI International Inc.

HNI Services LLC

HNI Technologies Inc.

The HON Company

Sagus LLC

Maxon Furniture Inc.

Monessen Hearth Systems Company LLC

OFM, LLC

Outdoor Greatroom, LLC

Vermont Casting Group

ADDENDUM C

EMPLOYER CONTRIBUTIONS
[Schedule on next page.]

C-1

ADDENDUM C - EMPLOYER CONTRIBUTIONS

Effective as of July 24, 2022
Company		Company Ownership	Freq	Retirement Contribution	Freq	Profit	Freq	Match	Freq	Eligibility 401(k)	Match	CO*	RC*	PS*

HNI Corporation (as well as HNI Asia LLC, HNI International Inc., HNI Services LLC, and HNI Technologies, lnc.)		1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
The HON Company LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
Allsteel Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
	Hickory Business Furniture, LLC	1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
	The Gunlocke Company L.L.C.	1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
Maxon Furniture Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
Hearth & Home Technologies LLC		2%	A	0%	NA	yes - unique formula	A	$0.50/$1 up to 6%	p	immediate	immediate	one year	NA	one year
	Monessen Hearth Systems Company, LLC (Vermont Castings Group)	2%	NA	0%	NA	yes	NA	$0.50/$1 up to 6%	p	immediate	immediate	one year	NA	one year
OFM, LLC		1%	A	0%	NA	no	NA	$1/$1 to6%	p	immediate	NA	one year	NA	NA
Design Holdings Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	p	immediate	NA	one year	NA	NA
Outdoor Greatroom, LLC		2%	A	0%	NA	yes	NA	$0.50/$1 up to 6%	p	immediate	immediate	one year	NA	NA
Frequency
A                       =  annual
P                        =  per pay period
NA                    =  not applicable
* denotes must be employed at year-end or deceased, retired or disabled during year to receive contribution

AMENDMENT 2022-2
TO THE
HNI CORPORATION
PROFIT SHARING RETIREMENT PLAN

Pursuant to the provisions of Sections 9.3(r) and 10.1 of the HNI Corporation Profit Sharing Retirement Plan (the “Plan”) and a prior decision of the HNI Corporation Administrative and Fund Committee (the “Committee”), the Committee hereby amends the terms of the Plan as follows, effective as of January 1, 2022 unless otherwise indicated herein:

I.	Section 2.1.39 of the Plan is hereby amended and restated as follows:

2.1.39    “Matching Contribution” means any Employer contribution or forfeiture for a Plan Year allocated to a Participant’s Account by reason of the Participant’s Before-Tax Contributions and Roth Contributions for the Plan Year (other than catch-up contributions made under Section 4.1.5).

II.	Section 4.2.1 of the Plan is hereby amended and restated as follows:

4.2.1       Amount. The Employer or a Participating Affiliate may make Qualified Matching Contributions to the Trustee on behalf of a Participant who makes Before-Tax Contributions and/or Roth Contributions pursuant to Section 4.1 (other than catch-up contributions made under Section 4.1.5), if the Participant is employed by a Participating Affiliate that makes such contributions. The Participating Affiliates that make Qualified Matching Contributions to the Plan, the amounts of and limits on such Qualified Matching Contributions and the eligibility requirements for such Qualified Matching Contributions are set forth in Addendum C.

Reductions of Accounts pursuant to Sections 4.1.1(d) or 4.5 and additions to Accounts pursuant to Sections 4.1.5 and 4.3 shall not be eligible for Qualified Matching Contributions under this Section. Withdrawals pursuant to Section 8.7 shall not affect the amount of contributions under this Section. The Employer or Participating Affiliate shall not contribute an amount in excess of the maximum contribution permitted under Article 5.

III.	Section 4.5.2. of the Plan is hereby amended and restated as follows:

4.5.2      Actual Deferral Percentage Test. The Plan uses the current year testing method for purposes of the ADP test. The Actual Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year and the current year’s ADP for Participants who were Non-Highly Compensated Employees for the current Plan Year, must satisfy one of the following tests:

(i)         The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)        The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s ADP for Participant’s who were Non-Highly Compensated Employees for the current Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the current Plan Year by more than two (2) percentage points.

(a)	Special Rules.

(1)        A Participant is a Highly Compensated Employee for a particular Plan Year if he or she or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(2)        The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions and Roth Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code § 401(k), that are maintained by the Employer, shall be determined as if such Before-Tax Contributions and Roth Contributions (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code § 401(k).

(3)        The Employer may elect to aggregate this Plan with one or more other plans under Code§ 401(k) sponsored by an Affiliate, in which case this Section shall be applied by determining the ADP as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the current Plan Year will be made in accordance with applicable Treasury Regulations under Code Section 401(k) and other applicable guidance. Plans may be aggregated in order to satisfy Code§ 401(k) only if they have the same Plan Year and use the same ADP Testing Method.

(4)        For purposes of determining the ADP test, Before-Tax Contributions, Roth Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(5)        The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

(b)          Use of Qualified Non-Elective Contributions and Qualified Matching Contributions. At the Employer’s election, all or part of any Qualified Non-Elective Contributions and Qualified Matching Contributions made under the Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test provided the following requirements (to the extent applicable) are satisfied:

(i)         The Non-Elective contributions, including those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test, satisfy the requirements of Code § 401(a)(4).

(ii)        The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test and excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the average contribution percentage test under Section 4.5.2, satisfy the requirements of Code § 401(a)(4).

(iii)       The Matching Contributions and Qualified Matching Contributions satisfy the requirements of Code § 401(m). Those Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test shall be disregarded in making this determination.

(iv)       Except as provided in paragraphs (i) and (iii), the Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test are not taken into account in determining whether any other contributions or benefit satisfy the requirements of Code § 401(a)(4) and are not taken into account in determining whether the Plan satisfies the average contribution percentage test under Section 4.5.2.

(v)        Qualified Non-Elective Contributions may not be treated as Before-Tax Contributions or Roth Contributions if the effect is to increase the difference between the ADP for the group of eligible Highly Compensated Employees and the ADP for the group of eligible Non-Highly Compensated Employees.

(vi)       The Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to Members as of a date within the Plan Year within the meaning of Treas. Reg.§ l.401(k)-l(b)(6)(i)..

(viii)     The Qualified Non-Elective Contributions and Qualified Matching Contributions made to any other qualified plan may be used by the Plan to meet the ADP test of Code§ 401(k) only if the plan year of such other plan is the same as the Plan Year.

(viii)     Qualified Non-Elective Contributions and Qualified Matching Contributions shall not be treated as Before-Tax Contributions or Roth Contributions with respect to any NHCE for purposes of the ADP Test, to the extent that such contributions exceed the greater of (A) 5% of the NHCE’s Credited Compensation for the Plan Year, or (B) two times (2x) the Plan’s representative contribution rate (within the meaning of Treasury Regulations Section 1.401(k)-2(a)(6)(iv).

IV.	Section 4.5.2. of the Plan is hereby amended and restated as follows:

4.5.3       Actual Contribution Percentage Test. The Plan uses the current year testing method for purposes of the ACP test. The Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the current year’s ACP for Participants who were Non-Highly Compensated Employees for the current Plan Year must satisfy one of the following tests:

(i)         The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s ACP for Participants who were Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)       The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s ACP for Participants who were Non-Highly Compensated Employees for the current Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the current Plan Year by more than 2 percentage points.

(a)	Special Rules.

(1)        A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(2)        For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans to which Code § 401(m) applies shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more plans subject to Code§ 401(m) that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code§ 401(m).

(3)        The Employer may elect to aggregate this Plan with one or more other plans under Code § 401(m), in which case this Section shall be applied by determining the ACP as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the current year will be made in accordance with applicable Treasury Regulations under Code Section 401(k) and other applicable guidance. Plans may be aggregated in order to satisfy Code § 401(m) only if they have the same Plan Year and use the same ACP testing method.

(4)        For purposes of determining the Contribution Percentage test, After-Tax Contributions, Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(5)        The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Matching Contributions, or both, used in such test.

(b)          Use of Before-Tax Contributions, Roth Contributions and Qualified Non-Elective Contributions in ACP Test. At the Employer’s election, all or part of Before-Tax Contributions, Roth Contributions and Qualified Non-Elective Contributions made under this Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Matching Contributions for purposes of the ACP test provided the following requirements (to the extent applicable) are satisfied:

(1)        The Non-Elective contributions, including those Qualified Non- Elective Contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code §401(a)(4).

(2)        The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test and those Qualified Non-Elective Contributions treated as Before-Tax Contributions or Roth Contributions for purposes of the ADP test satisfy the requirements of Code §401(a)(4).

(3)        The Before-Tax Contributions and Roth Contributions, including such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code §401(k)(3).

(4)        The Before-Tax Contributions and Roth Contributions, excluding such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code §401(k)(3).

(5)        Except as provided in paragraphs (1) and (3), the Qualified Non-Elective Contributions, Before-Tax Contributions and Roth Contributions treated as Matching Contributions for purposes of the ACP test are not taken into account in determining whether any other contributions or benefits satisfy Code §401(a)(4) or Code §401(k)(3).

(6)        The Qualified Non-Elective Contributions are allocated to Members as of a date within the Plan Year within the meaning of Treas. Reg. §1.401(k)-1(a)(6)(i), and the Before-Tax Contributions and Roth Contributions satisfy the requirements of Treas. Reg. § 1.401(k)-1(a)(6) with respect to such Plan Year.

(7)        Qualified Non-Elective Contributions may not be treated as Matching Contributions if the effect is to increase the difference between the ACP for the group of eligible Highly Compensated Employees and the ACP for the group of eligible Non-Highly Compensated Employees.

(8)        The Qualified Non-Elective Contributions, Before-Tax Contributions and Roth Contributions made to any other qualified plan may be used by this Plan to meet the test of Code § 401(m)(2)(A) only if the plan year of such other plan is the same as the Plan Year.

(9)        Qualified Non-Elective Contributions shall not be treated as Matching Contributions with respect to any NHCE for purposes of the ACP Test, to the extent that such contributions exceed the greater of (A) 5% of the NHCE’s Credited Compensation for the Plan Year, or (B) two times (2x) the Plan’s representative contribution rate (within the meaning of Treasury Regulations Section 1.401(m)-2(a)(6)(v).

*          *          *

Pursuant to the direction of the Committee, the undersigned member of the Committee, hereby executes this Amendment 2022-2.

/s/ Donna Meade
Committee Member

AMENDMENT 2023-1
TO THE
HNI CORPORATION
PROFIT SHARING RETIREMENT PLAN

Pursuant to the provisions of Sections 9.3(r) and 10.1 of the HNI Corporation Profit Sharing Retirement Plan (the “Plan”), effective as of the dates specified herein, the HNI Corporation Administrative and Fund Committee (the “Committee”) hereby amends the terms of the Plan as follows:

I.         Addendum C of the Plan, attached hereto, is hereby amended and restated as follows, effective as of April 1, 2023.

*          *          *

Pursuant to the direction of the Committee, the undersigned member of the Committee, hereby executes this Amendment 2023-1 on this 23 day of October, 2023.

/s/ Donna Meade
Committee Member

ADDENDUM C

EMPLOYER CONTRIBUTIONS

[Schedule on next page.]

ADDENDUM C – EMPLOYER CONTRIBUTIONS

Effective as of April 1, 2023
Company		Company Ownership	Freq	Retirement Contribution	Freq	Profit	Freq	Match	Freq	Eligibility 401(k)	Match	CO*	RC*	PS*

HNI Corporation (as well as HNI Asia LLC, HNI International Inc., HNI Services LLC, and HNI Technologies, Inc).		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
The HON Company LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
Allsteel Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
	Hickory Business Furniture, LLC	1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
	The Gunlocke Company L.L.C.	1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
Maxon Furniture Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
Hearth & Home Technologies LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
	Monessen Hearth Systems Company, LLC (Vermont Castings Group)	1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
OFM, LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
Design Holdings Inc.		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA
Outdoor Greatroom, LLC		1%	A	0%	NA	no	NA	$1/$1 to 6%	P	immediate	immediate	one year	NA	NA

Key
Frequency
A                   =       annual
P                   =       per pay period
NA               =       not applicable
* denotes must be employed at year-end or deceased, retired or disabled during year to receive contribution